    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 14, 1998

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               RELTEC CORPORATION
             (Exact name of registrant as specified in its charter)

                DELAWARE                                    3661                                   94-3227019
    (State or Other Jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     Incorporation or Organization)             Classification Code Number)                      Identification
                                                                                                    Number)

                            ------------------------

         5900 LANDERBROOK DRIVE, SUITE 300                             VALERIE A. GENTILE
             CLEVELAND, OHIO 44124-4019                        VICE PRESIDENT AND GENERAL COUNSEL
                   (440) 460-3600                                      RELTEC CORPORATION
    (Address, including Zip Code, and Telephone                5900 LANDERBROOK DRIVE, SUITE 300
    Number, including Area Code, of Registrant's                   CLEVELAND, OHIO 44124-4019
            Principal Executive Offices)                                 (440) 460-3600
                                                            (Name, Address, including Zip Code, and
                                                             Telephone Number, including Area Code,
                                                                     of Agent for Service)

                                   COPIES TO:

              RAYMOND Y. LIN                           VINCENT PAGANO, JR.
             Latham & Watkins                       Simpson Thacher & Bartlett
             885 Third Avenue                          425 Lexington Avenue
         New York, New York 10022                    New York, New York 10017
              (212) 906-1200                              (212) 455-2000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED MAXIMUM
                      TITLE OF EACH CLASS OF                                 AGGREGATE                  REGISTRATION
                   SECURITIES TO BE REGISTERED                           OFFERING PRICE(1)                   FEE
Common Stock, $.01 par value......................................         $160,000,000                    $47,200

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS (SUBJECT TO COMPLETION)

ISSUED JANUARY 14, 1998

                                          SHARES

                               RELTEC CORPORATION

                                  COMMON STOCK
                               -----------------

OF THE          SHARES OF COMMON STOCK OFFERED,          SHARES ARE BEING
OFFERED INITIALLY IN THE UNITED STATES AND CANADA BY THE U.S. UNDERWRITERS AND
           SHARES ARE BEING OFFERED INITIALLY OUTSIDE OF THE UNITED STATES AND CANADA BY THE INTERNATIONAL UNDERWRITERS. SEE "UNDERWRITERS." ALL OF THE
    SHARES OF COMMON STOCK OFFERED HEREBY ARE BEING SOLD BY THE COMPANY.
     PRIOR TO THIS OFFERING, THERE HAS BEEN NO PUBLIC MARKET FOR THE COMMON STOCK OF THE COMPANY. IT IS CURRENTLY ESTIMATED THAT THE INITIAL
       PUBLIC OFFERING PRICE PER SHARE WILL BE BETWEEN $   AND $   . SEE
       "UNDERWRITERS" FOR       A DISCUSSION OF THE FACTORS TO BE
          CONSIDERED IN DETERMINING THE INITIAL PUBLIC OFFERING PRICE.
                            ------------------------

APPLICATION WILL BE MADE TO LIST THE COMMON STOCK ON THE NEW YORK STOCK EXCHANGE
                            UNDER THE SYMBOL "RLT."
                            ------------------------

          SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR INFORMATION THAT

                 SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
                               -----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              -------------------

                               PRICE $   A SHARE
                              -------------------

                                                                       UNDERWRITING
                                                  PRICE TO             DISCOUNTS AND           PROCEEDS TO
                                                   PUBLIC             COMMISSIONS (1)          COMPANY (2)
                                            ---------------------  ---------------------  ---------------------
PER SHARE.................................            $                      $                      $
TOTAL (3).................................            $                      $                      $

------------------------
(1) THE COMPANY HAS AGREED TO INDEMNIFY THE UNDERWRITERS AGAINST CERTAIN LIABILITIES, INCLUDING LIABILITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
(2) BEFORE DEDUCTING EXPENSES PAYABLE BY THE COMPANY ESTIMATED AT $      .
(3) THE COMPANY HAS GRANTED THE U.S. UNDERWRITERS AN OPTION, EXERCISABLE WITHIN 30 DAYS OF THE DATE HEREOF, TO PURCHASE UP TO AN AGGREGATE OF
    ADDITIONAL SHARES AT THE PRICE TO PUBLIC LESS UNDERWRITING DISCOUNTS AND COMMISSIONS FOR THE PURPOSE OF COVERING OVER-ALLOTMENTS, IF ANY. IF THE U.S. UNDERWRITERS EXERCISE SUCH OPTION IN FULL, THE TOTAL PRICE TO PUBLIC, UNDERWRITING DISCOUNTS AND COMMISSIONS AND PROCEEDS TO COMPANY WILL BE
    $          , $          AND $          , RESPECTIVELY. SEE "UNDERWRITERS."
                            ------------------------

    THE SHARES ARE OFFERED, SUBJECT TO PRIOR SALE, WHEN, AS AND IF ACCEPTED BY THE UNDERWRITERS NAMED HEREIN AND SUBJECT TO APPROVAL OF CERTAIN LEGAL MATTERS BY SIMPSON THACHER & BARTLETT, COUNSEL FOR THE UNDERWRITERS. IT IS EXPECTED THAT
DELIVERY OF THE SHARES WILL BE MADE ON OR ABOUT       , 1998 AT THE OFFICE OF
MORGAN STANLEY & CO. INCORPORATED, NEW YORK, NEW YORK, AGAINST PAYMENT THEREFOR IN IMMEDIATELY AVAILABLE FUNDS.
                              -------------------

MORGAN STANLEY DEAN WITTER                                  SALOMON SMITH BARNEY

GOLDMAN, SACHS & CO.
                  DEUTSCHE MORGAN GRENFELL
                                    LEHMAN BROTHERS
                                                      J.P. MORGAN & CO.

             , 1998

                      [diagram of network architecture and
                       photographs of selected products]

                          RELTEC NETWORK ARCHITECTURE

    NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF COMMON STOCK OFFERED HEREBY NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SHARES OF COMMON STOCK OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH AN OFFERING OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

    UNTIL       , 1998 (25 DAYS AFTER THE COMMENCEMENT OF THE OFFERING), ALL
DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                            ------------------------

                               TABLE OF CONTENTS

                                                     PAGE
                                                   ---------
Prospectus Summary...............................          4
Risk Factors.....................................         10
The Company......................................         16
Use of Proceeds..................................         16
Dividend Policy..................................         17
Capitalization...................................         18
Dilution.........................................         19
Selected Consolidated Financial Data.............         20
Management's Discussion and Analysis of Financial
  Condition and Results of Operations............         23
Business.........................................         30
Management.......................................         43

                                                     PAGE
                                                   ---------

Certain Relationships and Related Transactions...         55
Principal Stockholders...........................         57
Description of Certain Indebtedness..............         58
Description of Capital Stock.....................         59
Shares Eligible for Future Sale..................         61
Certain United States Tax Consequences to
  Non-United States Holders......................         62
Underwriters.....................................         66
Legal Matters....................................         69
Experts..........................................         69
Available Information............................         70
Glossary.........................................        G-1
Index to Financial Statements....................        F-1

                            ------------------------

    The Company intends to furnish its stockholders annual reports containing audited consolidated financial statements examined by an independent accounting firm and quarterly reports for the first three quarters of each fiscal year containing interim unaudited consolidated financial information.

                            ------------------------

    RELTEC-Registered Trademark- [LOGO], Advanced Copper Solutions-SM-, Deep Fiber Solutions-SM-, DISCHS-Registered Trademark-, FIBERCAST-TM-, FIBERSTHR-TM-, Lorain-Registered Trademark-, MatrixExpress-TM-, Rainford-TM-, Reliable Electric-Registered Trademark- and Vortex-TM- are trademarks or service marks of the Company. All other trademarks, service marks or brand names appearing in this Prospectus are the property of their respective holders.

                            ------------------------

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK. SPECIFICALLY, THE UNDERWRITERS MAY OVERALLOT IN CONNECTION WITH THE OFFERING, AND MAY BID FOR, AND PURCHASE, SHARES OF THE COMMON STOCK IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITERS."

                               PROSPECTUS SUMMARY

    THIS PROSPECTUS CONTAINS CERTAIN STATEMENTS OF A FORWARD-LOOKING NATURE RELATING TO FUTURE EVENTS OR THE FUTURE FINANCIAL PERFORMANCE OF THE COMPANY. IN EVALUATING SUCH STATEMENTS, PROSPECTIVE INVESTORS SHOULD SPECIFICALLY CONSIDER THE VARIOUS FACTORS IDENTIFIED IN THIS PROSPECTUS, INCLUDING, BUT NOT LIMITED TO, THE MATTERS SET FORTH UNDER THE CAPTION "RISK FACTORS," WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD-LOOKING STATEMENTS. THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS. SEE "GLOSSARY" BEGINNING ON PAGE G-1 FOR DEFINITIONS OF VARIOUS ACRONYMS AND TECHNICAL TERMS USED IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, THE INFORMATION CONTAINED IN THIS PROSPECTUS ASSUMES THAT THE UNDERWRITERS' OVER-ALLOTMENT OPTION IS NOT EXERCISED.

                                  THE COMPANY

    RELTEC Corporation ("RELTEC" or the "Company") is a leader in the design, manufacture and sale of a broad range of telecommunications systems, products and services to wireline and wireless service providers and OEMs in North America and around the globe. Most of the Company's systems, products and services can be found in the access portion of the telecommunications network, also referred to as the local loop. The Company's systems, products and services can be categorized as follows:

- ACCESS SYSTEMS--The Company believes it is one of the top three U.S. suppliers of next generation digital loop carrier (NGDLC) systems, which the Company markets under the DISC*S brand name. In addition, RELTEC is a leader in providing fiber-to-the-curb (FTTC) systems, with what it believes are more installed FTTC lines in the United States than all other suppliers combined. For the nine months ended September 30, 1997, Access Systems accounted for net sales of $210.1 million, or 33.0% of the Company's total net sales.

- INTEGRATED WIRELESS--The Company is one of the leading global independent suppliers of integrated electro-mechanical subsystems used in outdoor wireless base stations. These subsystems are sold to the major telecommunications OEMs and wireless service providers and, together with the radio electronics manufactured by the wireless OEMs, comprise what is commonly referred to as a base station. RELTEC also designs and manufactures outside plant, power systems, cabling and other products and provides installation services for wireless OEMs and service providers. For the nine months ended September 30, 1997, Integrated Wireless accounted for net sales of $138.5 million, or 21.7% of the Company's total net sales.

- NETWORK COMPONENTS AND SERVICES--Network Components include: outside plant products (enclosures, environmental control and heat management systems, and advanced connection and protection products); power systems and modular power products; network test and monitoring systems; and data networking racks. Network Services include program management and aftermarket services. For the nine months ended September 30, 1997, Network Components and Services accounted for net sales of $288.8 million, or 45.3% of the Company's total net sales.

    The significant growth in voice, data and video communications traffic in recent years has caused service providers to focus on increasing the bandwidth of the public switched telephone network (PSTN). Transmission speed is limited by the bandwidth of the "slowest" portion of the network, which is typically found in the access segment. Until recently, technological solutions to improve the performance of the access portion of the telephone network were generally not cost effective for broad-based deployment by service providers. In the current environment, however, the opportunity for telecommunications equipment providers to increase the access network bandwidth is being driven by (i) customer demand for improved data and wireless communications, (ii) the emergence of new service providers, created by significant regulatory changes and (iii) the emergence of cost-effective, new technologies which are enabling increased bandwidth. As a result of the accelerating changes that are occurring in the telecommunications industry, service providers are requiring flexible and scalable solutions that not only meet their needs today but also will permit easy, cost-effective enhancements in the future.

    The Company's objective is to build and maintain a leading market position in a broad range of systems, products and services for wireline and wireless communications networks globally. Key elements of the Company's strategy include:

- LEVERAGE EXPERTISE TO PROVIDE INTEGRATED SYSTEMS SOLUTIONS -- The Company believes that its customers place a high degree of value on its ability to deliver integrated systems solutions due to the increasing complexity of system-level components and their desire to simplify their strategic supply chain. The Company intends to continue to leverage its experience of over 60 years in providing high quality network components to design high value integrated systems solutions.

- INCREASE BANDWIDTH IN THE ACCESS NETWORK -- Much of the Company's research and development focus has been and will continue to be on designing architectures that cost-effectively increase the bandwidth in the access portion of the PSTN.

- CAPITALIZE ON ESTABLISHED CUSTOMER RELATIONSHIPS -- The Company believes that the longevity and breadth of its relationships with a number of major customers provide competitive advantages. The Company intends to capitalize on its longstanding relationships with major customers to introduce new system solutions, products and services more rapidly than its competitors.

- EXPAND GLOBAL PRESENCE -- RELTEC's global strategy is to increase its sales, design, marketing and manufacturing capabilities within each major region of the world, leveraging its existing customer relationships, product offerings and technologies.

- CONTINUE TO IMPROVE MARGINS AND QUALITY -- The Company is continuing to focus on improving margins and further improving the quality of its systems and products.

- PURSUE ACQUISITIONS, STRATEGIC INVESTMENTS AND JOINT VENTURES -- The Company has used and expects to continue to use acquisitions, strategic investments and joint ventures as an integral part of executing its growth strategies.

    RELTEC sells its telecommunications systems, products and services to a broad range of customers on a global basis. The Company's customers for its Access Systems are primarily wireline telecommunications service providers such as BellSouth, GTE, SBC Communications, Sprint and U S WEST. The customers for the Company's Integrated Wireless products are primarily telecommunications OEMs such as Nokia, Northern Telecom and Siemens. Network Components and Services are sold to a wide range of telecommunications service providers, OEMs, cable systems operators and distributors.

    The Company has over 20 manufacturing and service locations in the United States, Canada, China, Mexico and the United Kingdom. The Company has sales offices and distributor relationships throughout North America, Europe, Latin America and Asia/Pacific. For the nine months ended September 30, 1997, approximately 24% of the Company's sales originated outside the United States.

    Management and partnerships affiliated with Kohlberg Kravis Roberts & Co., L.P. ("KKR") purchased the Company in August 1995. Sales have grown from $514 million in 1995 to $839 million for the twelve months ended September 30, 1997, a compounded annual growth rate of 32%.

                                  THE OFFERING

U.S. Offering.....................  shares

International Offering............  shares

        Total.....................  shares

Common Stock to be outstanding
  after the Offering..............  shares(1)

Use of proceeds...................  For repayment of approximately $         million of
                                    indebtedness and for general corporate purposes. See
                                    "Use of Proceeds."

Proposed New York Stock Exchange
  symbol..........................  RLT

------------------------

(1) Excludes (i) 3,507,760 shares of Common Stock issuable upon exercise of stock options outstanding as of September 30, 1997, of which options to purchase 1,101,776 shares were then exercisable and (ii) 4,200,000 shares of Common Stock reserved for future issuance under the Company's stock plans. See "Management--Benefit Plans."

                                  RISK FACTORS

    Prospective purchasers should consider all of the information contained in this Prospectus before making an investment in shares of Common Stock. In particular, prospective purchasers should consider the factors set forth herein under "Risk Factors."

                             SUMMARY FINANCIAL DATA
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

    The following summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Company's Consolidated and Combined Financial Statements and the Notes thereto and the other information contained elsewhere in this Prospectus. The summary historical combined financial data for the years ended December 31, 1992, 1993 and 1994 are derived from the audited Combined Financial Statements of the Company ("Predecessor B") prior to the acquisition of Reliance Electric Company ("Reliance"), the former corporate parent of the Company, by Rockwell International Corporation ("Rockwell") effective January 1, 1995 (the "Rockwell Acquisition"). The pro forma financial data for the year ended December 31, 1995 was derived from the audited combined financial statements of the Company through July 31, 1995, prior to its acquisition by management and KKR (the "RELTEC Acquisition"), and the audited consolidated financial statements of the Company subsequent to the RELTEC Acquisition, giving effect to the RELTEC Acquisition as if it had occurred on January 1, 1995. The RELTEC Acquisition has been accounted for under the purchase method of accounting and accounting adjustments in connection therewith have been reflected in the financial data. Accordingly, the summary combined financial data of Predecessor B are not comparable with the pro forma and Company's financial data subsequent to January 1, 1995 in all respects.

    The pro forma information reflects the impact of certain purchase accounting adjustments such as depreciation of property, plant and equipment, amortization of goodwill, intangibles and deferred financing fees, and interest expense related to RELTEC Acquisition debt. The pro forma financial information for the year ended December 31, 1995 excludes the impact of the Rockwell Acquisition and the effect of nonrecurring purchase accounting charges related to acquired in-process research and development.

    The condensed consolidated financial information as of and for the nine month periods ended September 30, 1996 and 1997 are unaudited, but in the opinion of management contain all adjustments, which are of a normal recurring nature, necessary to present fairly RELTEC's interim financial statements in accordance with generally accepted accounting principles ("GAAP"). The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year.

                                                                                                          NINE MONTHS ENDED
                                                             YEAR ENDED DECEMBER 31,                        SEPTEMBER 30,
                                          -------------------------------------------------------------  --------------------

                                                     PREDECESSOR B             PRO FORMA(1)
                                            1992         1993         1994         1995         1996       1996       1997
                                          ---------  -------------  ---------  -------------  ---------  ---------  ---------
STATEMENT OF OPERATIONS DATA:
Net sales...............................     $402.2        $438.1      $458.9        $513.8      $689.4     $488.2     $637.4
Cost of sales(2)........................      279.7         309.6       322.3         361.6       482.9      337.8      452.3
                                          ---------  -------------  ---------  -------------  ---------  ---------  ---------
Gross profit............................      122.5         128.5       136.6         152.2       206.5      150.4      185.1
Operating expenses:
  Research and product engineering......       31.8          39.5        42.4          45.5        46.5       34.6       40.3
  Selling and administrative............       57.0          57.7        62.6          65.6        75.7       55.1       61.9
  Goodwill and intangible
    amortization........................       12.8          12.5        12.7          20.9        24.5       15.9       23.7
  Write-off of acquired in-process
    research and development............     --           --           --           --              8.9        8.9        0.7
  Other expense (income)................     --               4.7         0.8           0.9        (0.2)      (2.1)       0.8
                                          ---------  -------------  ---------  -------------  ---------  ---------  ---------
    Total operating expenses                  101.6         114.4       118.5         132.9       155.4      112.4      127.4
                                          ---------  -------------  ---------  -------------  ---------  ---------  ---------
Operating income (loss).................       20.9          14.1        18.1          19.3        51.1       38.0       57.7
Interest expense........................       43.3          31.5        32.1          29.7        25.6       20.6       14.2
Income tax provision....................        1.5           0.7         0.6           0.1        17.4       14.5       23.1
Cumulative effect of change in
  accounting method and extraordinary
  charge, net of tax benefit............     --           --              1.3       --              6.3        6.3     --
                                          ---------  -------------  ---------  -------------  ---------  ---------  ---------
Net income (loss).......................  $   (23.9) $      (18.1 ) $   (15.9) $      (10.5 ) $     1.8  $    (3.4) $    20.4
                                          ---------  -------------  ---------  -------------  ---------  ---------  ---------
                                          ---------  -------------  ---------  -------------  ---------  ---------  ---------
Earnings per share......................                                                      $                     $
Weighted average shares outstanding.....
Earnings per share, as adjusted(3)......                                                      $                     $

OTHER FINANCIAL DATA:
Adjusted net income (loss)(4)(7)........  $   (23.9) $      (13.4 ) $   (13.8) $       (9.9 ) $    17.8  $    10.9  $    21.1
Goodwill amortization...................       10.7          10.7        10.7          10.7        12.9        8.4       13.1
Intangible amortization(5)..............        2.1           1.8         2.0           6.7         7.1        4.6        6.5
                                          ---------  -------------  ---------  -------------  ---------  ---------  ---------
Adjusted cash net income (loss)(6)(7)...  $   (11.1) $       (0.9 ) $    (1.1) $        7.5   $    37.8  $    23.9  $    40.7
                                          ---------  -------------  ---------  -------------  ---------  ---------  ---------
                                          ---------  -------------  ---------  -------------  ---------  ---------  ---------

Adjusted EBITDA(8)......................  $    42.5  $       42.5   $    42.2  $       57.2   $   103.9  $    74.1  $    97.3

Capital expenditures....................        9.8          15.0        13.8          11.8        16.9       10.3       21.5
Depreciation expense....................        8.8          11.2        10.6          16.1        18.1       12.7       15.2

                                                                                                      AS OF
                                                                                                SEPTEMBER 30, 1997
                                                                                              ----------------------
                                                                                               ACTUAL    AS ADJUSTED
                                                                                              ---------  -----------
BALANCE SHEET DATA:
Working capital.............................................................................  $   117.5   $
Total assets................................................................................      768.3
Total debt(9)...............................................................................      254.8
Stockholders' equity........................................................................      340.1

                                                        (FOOTNOTES ON NEXT PAGE)

------------------------
(1) The pro forma financial information for the year ended December 31, 1995 gives effect to the RELTEC Acquisition as if it had occurred on January 1, 1995.

(2) For the year ended December 31, 1996, cost of sales includes nonrecurring purchase accounting charges of $1.3 million related to the write-off of inventory acquisition step-up.

(3) Earnings per share, as adjusted, represents earnings per share adjusted to give the effect to the Offering as if it had occurred at the beginning of the period indicated, including giving effect to the use of proceeds to reduce indebtedness and the increase in the weighted average number of shares (assuming no exercise of the Underwriters' over-allotment option).

(4) Adjusted net income (loss) excludes, on an after-tax basis, (i) nonrecurring purchase accounting charges for the write-off of acquired in-process research and development costs of $8.9 million in 1996 and $0.7 million for the nine months ended September 30, 1997 and inventory acquisition step-up of $1.3 million in 1996, (ii) the cumulative effect of a change in method of accounting of $1.3 million in 1994, (iii) the write-off of deferred financing fees of $6.3 million in 1996 and (iv) the nonrecurring other income or other expense items discussed below. The nonrecurring items in other income or expense consist of the following: (i) restructuring costs of $4.7 million and $0.8 million incurred in 1993 and 1994, respectively, in connection with a facility closing; (ii) for 1995 (pro forma), nonrecurring costs of $0.9 million incurred subsequent to the RELTEC Acquisition in July 1995; and (iii) for 1996, (a) $2.5 million of other income received in connection with a software settlement, (b) a $1.1 million charge for employee severance pay and shut-down costs related to a facility closing and
    (c) a $1.4 million facility relocation charge. The items set forth in
    (iii)(a) and (iii)(b) above occurred during the nine months ended September 30, 1996 and the item set forth in (iii)(c) above occurred during the last quarter of 1996. The tax effect of the nonrecurring items was an income tax benefit of $0.3 million and $0.5 million in the year ended December 31, 1995 (pro forma) and 1996, respectively, and an income tax expense of $0.5 million for the nine months ended September 30, 1996. The tax effect was calculated based on the Company's tax rate for the applicable period.

(5) Intangible amortization is presented net of taxes based on the Company's tax rate for the applicable period. The tax effect on intangible amortization was $3.5 million, $4.5 million, $2.9 million and $4.1 million for the year ended December 31, 1995 (pro forma) and 1996 and the nine months ended September 30, 1996 and 1997, respectively.

(6) Adjusted cash net income (loss) represents adjusted net income (loss) excluding goodwill and intangible amortization expense.

(7) Management believes that in addition to cash flows and net income, adjusted net income and adjusted cash net income are useful performance measures for assessing the operating performance of the Company because, together with net income and cash flows, adjusted net income and adjusted cash net income provide investors with additional bases to evaluate the Company's financial resources from operating activities. Adjusted net income and adjusted cash net income do not represent net income or cash flows from operating, financing and investing activities as defined by GAAP and do not necessarily indicate that cash flows will be sufficient to fund cash needs. They should not be considered as alternatives to net income as an indication of the Company's operating performance or to cash flows as a measure of liquidity.

(8) EBITDA represents earnings before interest expense, income taxes, depreciation and goodwill and intangible amortization expense. Adjusted EBITDA represents EBITDA adjusted for the effects of other nonrecurring expense (income) and nonrecurring purchase accounting charges described in note (4) above, exclusive of tax effects. Management believes that in addition to cash flows and net income, adjusted EBITDA is a useful performance measure for assessing the operating performance of the Company because, together with net income and cash flows, adjusted EBITDA provides investors with an additional basis to evaluate the ability of the Company to incur and service debt and to fund acquisitions and other capital expenditures. Adjusted EBITDA does not represent net income or cash flows from operating, financing and investing activities as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indication of the Company's operating performance or to cash flows as a measure of liquidity.

(9) Includes $1.0 million of redeemable preferred stock.

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION CONTAINED HEREIN, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE RISK FACTORS SET FORTH BELOW BEFORE MAKING AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

RAPID TECHNOLOGICAL CHANGE AND IMPORTANCE OF NEW PRODUCTS

    Technology in the telecommunications equipment industry has evolved, and is expected to continue to evolve, rapidly. The introduction of new products, technologies and applications and the emergence of new industry standards can render existing products or products in development obsolete. Rapid and significant changes in technology have compelled telecommunications equipment suppliers to invest significant amounts in new technology in order to remain competitive. Any failure by the Company to anticipate or respond on a cost-effective and timely basis to technological developments, changes in industry standards or customer requirements, or any significant delays in product development or introduction, could have a material adverse effect on the Company's ability to compete in the telecommunications equipment industry.

UNCERTAIN MARKET FOR BROADBAND SYSTEMS

    Although the Company has made significant investments in developing its proprietary broadband systems, there can be no assurance that consumer demand for, or customer purchases of, broadband platforms generally will reach the levels or will occur at the times anticipated by the Company in the United States or internationally. In addition, in the event of significant demand for broadband technology, there can be no assurance that the Company's broadband platform will be compatible with the industry standards ultimately adopted or generally accepted for such systems. Development, customer acceptance and the timing of such development or customer acceptance of new technologies and applications is inherently uncertain, and there can be no assurance that systems such as the Company's broadband platform will be commercially successful.

POTENTIAL FLUCTUATIONS IN FUTURE OPERATING RESULTS

    The Company's operating results may fluctuate significantly from quarter to quarter due to several factors, including, without limitation, the volume and timing of orders from and shipments to major customers, the timing of new product announcements by and the availability of products from the Company or its competitors, the overall level of capital expenditures by public network providers, market acceptance of new and enhanced versions of the Company's products, variations in the mix of products, systems and services sold by the Company or its sales channels and the availability and cost of key components. The Company's expense levels are based in part on expectations of future revenues. If revenue levels in a particular period do not meet expectations, operating results will be adversely affected. In addition, the Company's results of operations are subject to seasonal factors. The Company has historically experienced a stronger demand for certain of its products at certain times during the year, particularly its outdoor products, primarily as a result of customer budget cycles and appropriate weather for installation of the Company's systems.

LONG AND UNPREDICTABLE SALES CYCLES

    The Company expects that the period of time between initial customer contact with respect to the evaluation of the purchase of a product and an actual purchase order may span a year or more. In addition, even when committed to proceed with deployment of equipment, telecommunications carriers and service providers typically undertake extensive and lengthy product evaluation and factory acceptance and field testing of new equipment before purchasing and installing any of it in their networks. Additionally, the purchase of network equipment is typically carried out by network operators with multiyear purchasing programs, which may increase or decrease annually as the operators adjust their capital equipment budgets and purchasing priorities. The Company's customers do not typically share information on the duration or magnitude of planned purchasing programs, nor do they consistently provide to the Company advance notice of contemplated changes in their capital equipment budgets and purchasing priorities. These uncertainties substantially complicate the Company's manufacturing planning. Curtailment or termination of customer purchasing programs, decreases in customer capital budgets or reduction in the purchasing priority assigned to equipment produced by the Company, particularly if significant and unanticipated by the Company, could have a material adverse effect on the Company's business, financial condition and results of operations.

COMPETITION

    The telecommunications equipment industry is highly competitive, and the Company believes that competition may increase substantially as the introduction of new technologies, deployment of broadband networks and potential regulatory changes create new opportunities for established and new companies in the industry. In addition, a number of the Company's competitors have significantly greater financial and other resources than the Company to meet new competitive opportunities. RELTEC's Access Systems products compete in North America with products offered by DSC Communications, Lucent Technologies, Northern Telecom and Advanced Fibre Communications. In addition, the Company's Access Systems products compete indirectly with companies that produce alternate technologies such as PairGain Technologies, ADTRAN and ADC Telecommunications. RELTEC's Integrated Wireless products compete primarily on a regional basis with Hoffman Schroff, Rittal and Zero Corporation, as well as with a number of captive or allied manufacturing companies serving telecommunications OEMs. Most of the independent competitors for Integrated Wireless do not provide the same range of integrated capabilities that the Company offers. RELTEC's Network Components and Services compete by product and region with a variety of manufacturers and service providers, the largest of which include Lucent Technologies, Northern Telecom, Siecor, Raychem and Argus Technologies, as well as several other telecommunications OEMs.

    The rapid technological developments within the telecommunications industry have resulted in frequent changes to the Company's group of competitors. The Company believes its success in competing with other manufacturers of telecommunications products depends primarily on its engineering, manufacturing and marketing skills, the price, quality and reliability of its products and its delivery and service capabilities. The Company may face increasing pricing pressures from current and future competitors in certain or all of the markets for its products and services.

    The Company believes that technological change, the increasing addition of data, video and other services to networks, continuing regulatory change and industry consolidation or new entrants will continue to cause rapid evolution in the competitive environment of the telecommunications equipment market, the full scope and nature of which is difficult to predict. Increased competition could result in price reductions, reduced margins and loss of market share by the Company. The Company believes industry regulatory change may create new opportunities for suppliers of telecommunications equipment; however, the Company expects that such opportunities may attract increased competition from others as well. The Company also believes that the rapid technological changes which characterize the telecommunications industry will continue to make the markets in which the Company competes attractive to new entrants. There can be no assurance that the Company will be able to compete successfully with its existing or new competitors or that competitive pressures faced by the Company will not materially and adversely affect its business, operating results and financial condition.

HISTORY OF NET LOSSES

    For the years ended December 31, 1994, 1995 (pro forma) and 1996, the Company incurred a net loss of $15.9 million and a net loss of $10.5 million and had net income of $1.8 million, respectively. There can be no assurance that the Company will not incur additional losses in the future.

CHANGING REGULATORY ENVIRONMENT

    The telecommunications industry is subject to regulation in the United States and other countries. Federal and state agencies regulate most of the Company's U.S. customers. The Company's business will be dependent upon the telecommunications industry in the United States and internationally, which is affected by regulation. Legislation has been adopted in the United States that lifts certain restrictions on the ability of companies, including certain customers of the Company, to compete with the Company. In particular, the RBOCs are no longer prohibited from commercially manufacturing the types of equipment and systems that the Company produces. The resulting effect of such legislation on the market for the Company's products is difficult to predict at this time. Changes in current or future laws or regulations in the United States or elsewhere could have a material adverse effect on the Company's business, financial condition and results of operations.

CUSTOMER CONCENTRATION

    The universe of potential customers for the Company's products is relatively limited. Moreover, increased competition among telecommunications companies has produced a trend toward consolidation within the industry, absorbing some new market entrants and reducing the number of existing telephone companies. As companies combine operations, they may seek to realize economies of scale by consolidating their network architectures or limiting the number of outside suppliers of equipment. In the event that a significant existing customer of the Company is merged with another telecommunications company, there can be no assurance that such customer will continue to purchase its systems from the Company. In 1997, sales to the Company's top five customers--BellSouth, GTE, Nokia, SBC Communications and Sprint--represented approximately 46% of the Company's total sales. Of these customers only BellSouth and Sprint accounted for more than 10% of the Company's total sales during the same period. The loss of a significant customer could have a material adverse effect on the Company's business, financial condition or results of operations.

RESEARCH AND PRODUCT DEVELOPMENT

    Management believes that the Company's success will depend on its ability to develop and introduce in a timely manner new products and enhancements to its existing products. The Company has announced the development of a number of new products including its international NGDLC platform and small line size NGDLC platforms. There can be no assurance that the Company will not experience difficulties that could delay or prevent the successful development, introduction or marketing of such new products and enhancements, or that its new products and enhancements will adequately meet the requirements of the marketplace and achieve market acceptance. Announcements of currently planned or other new product offerings by the Company or its competitors may cause customers to defer or cancel the purchase of existing Company products. The Company's inability to develop on a timely basis new products or enhancements to existing products, or the failure of such new products or enhancements to achieve market acceptance, could have a material adverse effect on the Company's business, financial condition and results of operations.

    In addition, new products and enhancements offered by the Company may contain undetected or unresolved errors when they are first introduced or as new versions are released. There can be no assurance that despite extensive testing by the Company, errors will not be found in new products or upgrades after commencement of commercial shipments, resulting in delays in or loss of market acceptance and sales, diversion of development resources, injury to the Company's reputation or increased service and warranty costs, any of which could have a material adverse effect on the Company's business, financial condition and results of operations.

RISKS ASSOCIATED WITH ACQUISITIONS

    The Company expects to continue to identify and acquire companies with complementary products or services that may be expected to enhance the Company's operations and profitability. However, there can be no assurance that the Company will be able to acquire suitable acquisition targets on acceptable terms. In addition, if the Company completes any such acquisitions, there can be no assurance that the Company will be able to integrate the operations of any acquired company successfully with existing operations or that any of such acquisitions will prove profitable. Completed acquisitions may reduce the financial resources available to the Company to invest in product development or other internal growth.

INTERNATIONAL OPERATIONS

    International sales accounted for 14%, 24% and 24% of the Company's net sales in 1995, 1996 and the nine months ended September 30, 1997, respectively, and the Company expects that international sales will increase as a percentage of net sales in the future. In addition, the Company expects to commit substantial resources to expand into new markets internationally. The Company has manufacturing operations located in Canada, China, Mexico and the United Kingdom. Due to its export sales and international manufacturing operations, the Company is subject to the risks of conducting business internationally, including unexpected changes in legislative or regulatory requirements, currency fluctuations which could materially and adversely affect U.S. dollar revenues or operating expenses, tariffs and other barriers and restrictions, potentially longer payment cycles, greater difficulty in accounts receivable collection, potentially adverse taxes, and the burdens of complying with a variety of foreign laws and telecommunications standards. The Company also is subject to general geopolitical risks, such as political and economic instability and changes in diplomatic and trade relationships, in connection with its international operations. There can be no assurance that such factors will not have a material adverse effect on the Company's operations in the future or require the Company to modify significantly its current business practices. In addition, the laws of certain foreign countries may not protect the Company's proprietary technology to the same extent as do the laws of the United States. See "Business -- Manufacturing and Facilities."

POTENTIAL NEED FOR ADDITIONAL CAPITAL RESOURCES

    The Company expects to fund its anticipated additional capital requirements through existing resources, internally generated funds and additional debt or equity financing as appropriate. There can be no assurance, however, that the Company will be successful in producing sufficient cash flow or raising additional debt or equity capital on terms that it will consider acceptable. In addition, the Company's future capital requirements will depend upon a number of factors, including research and development and marketing expenses, staffing levels and customer growth, as well as other factors that will not be within the Company's control such as competitive conditions or governmental regulation. Failure to generate sufficient funds may have a material adverse effect on the Company's business and results of operations.

INTELLECTUAL PROPERTY

    The Company relies on a combination of patents, trade secrets, trademarks, copyrights and other intellectual property law, nondisclosure agreements and other protective measures to protect its proprietary rights. The Company also utilizes unpatented proprietary know-how and trade secrets and employs various methods to protect its trade secrets and know-how. Although the Company employs a variety of intellectual property in the development and manufacturing of its products, it believes that none of such intellectual property is individually critical to its current operations. Taken as a whole, the Company believes its intellectual property rights are significant and that the loss of all or a substantial portion of such rights could have a material adverse effect on its results of operations. There can be no assurance that the Company's intellectual property protection measures will be sufficient to prevent misappropriation of the Company's technology. In addition, the laws of many foreign countries do not protect the Company's intellectual properties to the same extent as the laws of the United States. From time to time, the Company may desire or be required to renew or to obtain licenses from others in order to further develop and market commercially viable products effectively. There can be no assurance that any necessary licenses will be available on reasonable terms.

COMPANY SUBJECT TO CONTROL OF THE KKR PARTNERSHIPS

    Following the Offering, CMT Associates, L.P. and KKR Partners II, L.P. (the
"KKR Partnerships") will own approximately   % of the outstanding Common Stock
of the Company on a fully diluted basis. KKR Associates, L.P., a New York limited partnership ("KKR Associates"), is the general partner of the Partnerships and therefore indirectly controls RELTEC and has the power to elect a majority of its directors, appoint new management and approve any action requiring the approval of the holders of Common Stock, including adopting amendments to RELTEC's Certificate of Incorporation and approving mergers or sales of substantially all of the Company's assets. In addition, the majority ownership position of the KKR Partnerships may preclude or slow the consummation of an unsolicited bid to acquire the Company. There can be no assurance that the interests of the KKR Partnerships and KKR Associates will not conflict with the interests of the other holders of Common Stock.

ENVIRONMENTAL MATTERS

    The Company is subject to comprehensive and changing foreign, federal, state, provincial and local environmental requirements, including those governing discharges to the air and water, the handling and disposal of solid and hazardous wastes and the remediation of contamination associated with releases of hazardous substances. The Company believes that it is currently in material compliance with current environmental requirements. Nevertheless, the Company uses solvents and other hazardous substances, and as is the case with manufacturers in general, if a release of hazardous substances occurs on or from the Company's properties, the Company may be held liable and may be required to pay the cost of remedying the condition. The amount of any such liability could be material.

    The Company has made, and will continue to make, expenditures to comply with current and future environmental requirements. The Company anticipates that it may incur additional capital expenditures and will incur operating costs in the future to comply with existing laws and regulations and new requirements arising from new or amended statutes. In addition, because the applicable regulatory agencies have not yet promulgated final standards for some existing environmental programs, the Company cannot at this time reasonably estimate the cost for compliance with these additional requirements. The amount of any such compliance cost could be material.

ABSENCE OF PUBLIC MARKET AND POSSIBLE VOLATILITY OF STOCK PRICE

    Prior to the Offering, there has been no public market for the Common Stock. Following the Offering there can be no assurance that a regular trading market for the Common Stock will either develop or be sustained. The initial public offering price for the Company's Common Stock will be established as a result of negotiations between the Underwriters and the Company and may not reflect the market price of the Common Stock following the Offering. The market price of the Common Stock will be subject to fluctuations in response to quarterly financial reports, analysts' earnings estimates, announcements of new products and innovations by the Company or its competitors, general conditions in the telecommunications equipment and service industry and other market factors. In addition, the stock market in recent years has experienced extreme price and volume fluctuations that often have no relationship or a disproportionate relationship to the operating performance of the listed companies. These fluctuations may adversely affect the market price of the Company's stock.

RELIANCE ON KEY MANAGEMENT

    The Company is dependent on the retention of, and the continued performance by, its senior management. There can be no assurance that key management personnel will continue to remain in the employ of RELTEC, and the loss of such personnel could have a material adverse effect on the Company.

IMMEDIATE DILUTION

    Purchasers of the Common Stock will experience an immediate and substantial
dilution of $         per share. To the extent that outstanding options to
purchase the Company's Common Stock are exercised, there will be future dilution. See "Dilution."

SHARES ELIGIBLE FOR FUTURE SALE

    As of December 31, 1997, the Company had 50,038,608 shares of Common Stock outstanding (excluding shares of Common Stock offered hereby). After the Offering, the holders of shares of Common Stock issued prior to the Offering will be entitled to certain registration rights under the Securities Act, at the expense of the Company. Such shares may also be sold under Rule 144 of the Securities Act, depending on the holding period of such securities and subject to significant restrictions in the case of shares held by persons deemed to be affiliates of the Company. No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock (including shares issued upon the exercise of stock options), or the perception that such sales could occur, may adversely affect prevailing market prices for the Common Stock. The Company has agreed not to offer, sell, contract to sell or otherwise dispose of any Common
Stock for a period of    days after the date of this Prospectus without the
written consent of Morgan Stanley & Co. Incorporated. The KKR Partnerships and executive officers of the Company also have agreed not to offer, sell, contract
to sell or otherwise dispose of any Common Stock for a period of    days after
the date of this Prospectus without the written consent of Morgan Stanley & Co. Incorporated. The KKR Partnerships have no current intention to sell their Common Stock upon the expiration of such period. As of December 31, 1997, without giving effect to the Offering, the KKR Partnerships and the executive
officers in the aggregate owned           shares of Common Stock, including
shares of Common Stock issuable pursuant to existing stock options. See "Principal Stockholders" and "Shares Eligible for Future Sale."

                                  THE COMPANY

    RELTEC is a leader in the design, manufacture and sale of a broad range of telecommunications systems, products and services to wireline and wireless service providers and OEMs in North America and around the globe. Most of the Company's systems, products and services can be found in the access portion of the telecommunications network. The Company conducts business in a single industry segment, the global telecommunications equipment market. This segment includes integrated systems and components for voice, video and data communications. For management purposes, the Company's net sales are classified into three product line offerings: Access Systems, Integrated Wireless and Network Components and Services.

    The Company was formed in July 1995 by management and the KKR Partnerships to acquire Reliance Comm/Tec Corporation from the Reliance Electric Company, a subsidiary of Rockwell International Corporation. Reliance Comm/Tec Corporation is the successor to telecommunications equipment businesses that have been in continuous operation for over 60 years.

    The Company was incorporated in Delaware in July 1995 as "K-Tec Holdings, Inc." In October 1995, the Company changed its name to RELTEC Holdings, Inc., and in January 1998, the Company changed its name to RELTEC Corporation. The Company's principal executive offices are located at 5900 Landerbrook Drive, Suite 300, Cleveland, Ohio 44124-4019, and the telephone number at that address is (440) 460-3600.

                                USE OF PROCEEDS

    The net proceeds to the Company from the sale of the          shares of
Common Stock offered hereby are estimated to be approximately $         million
($      if the over-allotment option granted to the Underwriters by the Company is exercised in full), after deducting underwriting discounts and commissions and offering expenses. A portion of the net proceeds will be used to repay indebtedness under its credit facility (the "New Credit Facility") and its money market lines of credit ("Money Market Lines of Credit").

    At September 30, 1997, the weighted average interest rates on the New Credit Facility and the Money Market Lines of Credit were 6.86% and 7.06% per annum, respectively. The New Credit Facility expires on September 30, 2003, and borrowings under the Money Market Lines of Credit mature at specified dates less than one year after incurrence.

    The Company expects to use the remaining proceeds, if any, for general corporate purposes, including the funding of working capital requirements. Pending such uses, the Company will invest the net proceeds of the Offering in investment-grade, interest-bearing securities.

    From time to time, the Company evaluates opportunities to enter into potential acquisitions, strategic investments, joint ventures or other similar transactions and may use a portion of the net proceeds to enter into such transactions. There are no present understandings or agreements with respect to any such transactions, and there can be no assurance that the Company will enter into any such arrangements.

                                DIVIDEND POLICY

    The Company has never declared or paid cash dividends on its Common Stock. The Company currently intends to retain any future earnings for use in its business and does not anticipate paying any cash dividends in the foreseeable future. The declaration and payment in the future of any cash dividends will be at the election of the Company's Board of Directors and will depend upon the earnings, capital requirements and financial position of the Company, future loan covenants, general economic conditions and other pertinent factors.

    In addition, the Company has certain limitations or restrictions on its ability to pay dividends. The Company is a holding company that conducts its operations through a number of its subsidiaries, and has no business operations of its own. Accordingly, the Company is dependent on the receipt of cash from its subsidiaries to pay dividends, as well as to meet its expenses and other obligations generally. Certain of the Company's debt instruments contain financial covenants and other restrictions that prohibit or restrict the payment of dividends by the Company's subsidiaries to RELTEC and by RELTEC to its stockholders. See "Description of Certain Indebtedness."

                                 CAPITALIZATION

    The following table sets forth the current maturities of debt and capitalization of the Company at September 30, 1997 and as adjusted to give
effect to the sale by the Company of         shares of Common Stock at an
assumed initial public offering price of $    per share and the application of
the estimated net proceeds therefrom. This table should be read in conjunction with "Use of Proceeds," "Selected Consolidated Financial Data" and the Company's Consolidated Financial Statements and the Notes thereto included elsewhere in this Prospectus.

                                                                                             AS OF SEPTEMBER 30, 1997
                                                                                             ------------------------
                                                                                              ACTUAL     AS ADJUSTED
                                                                                             ---------  -------------

                                                                                              (DOLLARS IN MILLIONS)
Current maturities of debt.................................................................  $    31.5    $
                                                                                             ---------        -----
                                                                                             ---------        -----
Long-term debt, excluding current maturities...............................................  $   222.3    $
                                                                                             ---------        -----
Preferred stock, $.01 par value, 1,000,000 shares authorized (1); 1,000 shares of Series A redeemable preferred stock issued and outstanding at September 30, 1997 with $1,000 per
  share redemption value...................................................................        1.0          1.0
Stockholders' equity:
    Common stock, $.01 par value; 60,000,000 shares authorized; 49,938,187 shares issued
      and outstanding at September 30, 1997(1)(2)..........................................        0.5
    Additional paid-in capital.............................................................      343.2
    Accumulated deficit....................................................................       (8.3)        (8.3)
    Currency translation adjustment........................................................        4.7          4.7
                                                                                             ---------        -----
        Total stockholders' equity.........................................................      340.1
                                                                                             ---------        -----
          Total capitalization.............................................................  $   563.4    $
                                                                                             ---------        -----
                                                                                             ---------        -----

------------------------
(1) On January 14, 1998, the Company increased its authorized shares of Common Stock to 150,000,000 and its authorized shares of preferred stock to 20,000,000.
(2) Excludes (i) 3,507,760 shares of Common Stock issuable upon exercise of stock options outstanding as of September 30, 1997, of which options to purchase 1,101,776 shares were then exercisable and (ii) 4,200,000 shares of Common Stock reserved for future issuance under the Company's stock plans. See "Management--Benefit Plans."

                                    DILUTION

    As of September 30, 1997, the Company's net tangible book deficit was $35.0 million, or $0.70 per share. After giving effect to the sale of the Common Stock in the Offering (assuming that the Underwriters' over-allotment option is not exercised) at an assumed initial offering price of $ per share and application of the estimated net proceeds therefrom, the pro forma net tangible book value as of September 30, 1997 was $ million, or $ per share. This amount represents an immediate increase in net tangible book value of $ per share to existing shareholders and an immediate dilution in pro forma net tangible book value of $ per share to new investors. The following table illustrates this dilution:

Assumed initial public offering price per share...........................................              $
Consolidated net tangible book deficit per share as of September 30, 1997.................  $    (0.70)
Increase per share attributable to the Offering(1)........................................  $
Pro forma consolidated net tangible book value after the Offering.........................              $
Dilution per share to new investors.......................................................              $

------------------------
(1) After deducting underwriting discounts and commissions and estimated offering expenses.

    The following table summarizes the differences, on a pro forma basis as of September 30, 1997, between the existing stockholders and the new investors with respect to the number of shares purchased from the Company, the total consideration paid and the average price per share paid:

                                                        SHARES PURCHASED       TOTAL CONSIDERATION
                                                     -----------------------  ---------------------  AVERAGE PRICE
                                                        NUMBER      PERCENT     AMOUNT     PERCENT     PER SHARE
                                                     ------------  ---------  ----------  ---------  -------------
Existing stockholders..............................    49,938,187%            $    343.7%              $    6.88
New investors......................................
                                                     ------------  ---------  ----------  ---------
  Total............................................                    100.0% $               100.0%
                                                     ------------  ---------  ----------  ---------
                                                     ------------  ---------  ----------  ---------

    The tables above assume no exercise of any outstanding options to purchase Common Stock, and therefore exclude (i) 3,507,760 shares of Common Stock issuable upon exercise of stock options outstanding as of September 30, 1997, of which options to purchase 1,101,776 shares were then exercisable at a weighted average exercise price of $6.07 per share, and (ii) 4,200,000 shares of Common Stock reserved for future issuance under the Company's stock plans. The exercise of such options will be dilutive to new investors. See "Management--Benefit Plans."

                      SELECTED CONSOLIDATED FINANCIAL DATA
                      (IN MILLIONS, EXCEPT SHARE AMOUNTS)

    The following selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Consolidated and Combined Financial Statements and the Notes thereto and the other information contained elsewhere in this Prospectus. The summary historical combined financial data for the years ended December 31, 1992, 1993 and 1994 are derived from the audited Combined Financial Statements of the Company ("Predecessor B") prior to the acquisition of Reliance, the former corporate parent of the Company, by Rockwell effective January 1, 1995 (the "Rockwell Acquisition"). The historical combined financial data for the seven months ended July 31, 1995 are derived from the audited combined financial statements of RELTEC ("Predecessor A") prior to its acquisition by management and KKR (the "RELTEC Acquisition") on July 31, 1995. The pro forma financial data for the year ended December 31, 1995 was derived from the audited combined financial statements of the Company through July 31, 1995, prior to the RELTEC Acquisition and the audited consolidated financial statements of the Company subsequent to the RELTEC Acquisition, giving effect to the RELTEC Acquisition as if it had occurred on January 1, 1995. The RELTEC Acquisition has been accounted for under the purchase method of accounting and accounting adjustments in connection therewith have been reflected in the financial data. Accordingly, the summary combined financial data of Predecessor B are not comparable with the pro forma and Company's financial data subsequent to January 1, 1995 in all respects.

    The pro forma information reflects the impact of certain purchase accounting adjustments such as depreciation of property, plant and equipment, amortization of goodwill, intangibles and deferred financing fees, and interest expense related to RELTEC Acquisition debt. The pro forma financial information for the year ended December 31, 1995 excludes the impact of the Rockwell Acquisition and the effect of nonrecurring purchase accounting charges related to acquired in-process research and development.

    The condensed consolidated financial information as of and for the nine month periods ended September 30, 1996 and 1997 are unaudited, but in the opinion of management contain all adjustments, which are of a normal recurring nature, necessary to present fairly RELTEC's interim financial statements in accordance with GAAP. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year.

                                                                   Predecessor A                   Successor
                                                                   -------------  -------------------------------------------
                                           Predecessor B
                                  -------------------------------      Seven           Five
                                                                      Months          Months               Year Ended
                                            Year Ended                 Ended           Ended              December 31,
                                           December 31,              July 31,      December 31,    --------------------------
                                  -------------------------------  -------------  ---------------   Pro Forma(1)
                                    1992       1993       1994         1995            1995             1995          1996
                                  ---------  ---------  ---------  -------------  ---------------  ---------------  ---------
STATEMENT OF OPERATIONS DATA:
Net sales.......................  $   402.2  $   438.1  $   458.9    $   288.3       $   225.5        $   513.8     $   689.4
Cost of sales (2)...............      279.7      309.6      322.3        205.3           166.2            361.6         482.9
                                  ---------  ---------  ---------       ------          ------           ------     ---------
Gross profit....................      122.5      128.5      136.6         83.0            59.3            152.2         206.5
Operating expenses:
Research and product
  engineering...................       31.8       39.5       42.4         27.1            18.3             45.5          46.5
Selling and administrative......       57.0       57.7       62.6         39.1            27.6             65.6          75.7
Goodwill and intangible
  amortization..................       12.8       12.5       12.7         11.6             9.0             20.9          24.5
Write-off of acquired in-process
  research and development......         --         --         --         32.9            35.3               --           8.9
Other expense (income)..........     --            4.7        0.8       --                 0.9              0.9          (0.2)
                                  ---------  ---------  ---------       ------          ------           ------     ---------
Total operating expenses........      101.6      114.4      118.5        110.7            91.1            132.9         155.4
                                  ---------  ---------  ---------       ------          ------           ------     ---------
Operating income (loss).........       20.9       14.1       18.1        (27.7)          (31.8)            19.3          51.1
Interest expense................       43.3       31.5       32.1         19.0            12.5             29.7          25.6
Income tax provision
  (benefit).....................        1.5        0.7        0.6        (14.1)          (13.9)             0.1          17.4
Cumulative effect of change in
  accounting method and
  extraordinary charge, net of
  tax benefit...................     --         --            1.3       --              --               --               6.3
                                  ---------  ---------  ---------       ------          ------           ------     ---------
Net income (loss)...............  $   (23.9) $   (18.1) $   (15.9)   $   (32.6)      $   (30.4)       $   (10.5)    $     1.8
                                  ---------  ---------  ---------       ------          ------           ------     ---------
                                  ---------  ---------  ---------       ------          ------           ------     ---------
Earnings per share..............                                                                                    $
Weighted average shares
  outstanding...................
Earnings per share, as
  adjusted(3)...................                                                                                    $

OTHER FINANCIAL DATA:
Adjusted net income
  (loss)(4)(7)..................  $   (23.9) $   (13.4) $   (13.8)   $   (11.2)      $     0.9        $    (9.9)    $    17.8
Goodwill amortization...........       10.7       10.7       10.7          6.5             4.5             10.7          12.9
Intangible amortization(5)......        2.1        1.8        2.0          3.3             3.0              6.7           7.1
                                  ---------  ---------  ---------       ------          ------           ------     ---------
Adjusted cash net income
  (loss)(6)(7)..................  $   (11.1) $    (0.9) $    (1.1)   $    (1.4)      $     8.4        $     7.5     $    37.8
                                  ---------  ---------  ---------       ------          ------           ------     ---------
                                  ---------  ---------  ---------       ------          ------           ------     ---------
Adjusted EBITDA(8)..............  $    42.5  $    42.5  $    42.2    $    26.2       $    31.3        $    57.2     $   103.9
Capital expenditures............        9.8       15.0       13.8          6.3             5.5             11.8          16.9
Depreciation expense............        8.8       11.2       10.6          9.4             6.6             16.1          18.1

                                      Nine Months
                                         Ended
                                     September 30,
                                  --------------------
                                    1996       1997
                                  ---------  ---------
STATEMENT OF OPERATIONS DATA:
Net sales.......................  $   488.2  $   637.4
Cost of sales (2)...............      337.8      452.3
                                  ---------  ---------
Gross profit....................      150.4      185.1
Operating expenses:
Research and product
  engineering...................       34.6       40.3
Selling and administrative......       55.1       61.9
Goodwill and intangible
  amortization..................       15.9       23.7
Write-off of acquired in-process
  research and development......        8.9        0.7
Other expense (income)..........       (2.1)       0.8
                                  ---------  ---------
Total operating expenses........      112.4      127.4
                                  ---------  ---------
Operating income (loss).........       38.0       57.7
Interest expense................       20.6       14.2
Income tax provision
  (benefit).....................       14.5       23.1
Cumulative effect of change in
  accounting method and
  extraordinary charge, net of
  tax benefit...................        6.3     --
                                  ---------  ---------
Net income (loss)...............  $    (3.4) $    20.4
                                  ---------  ---------
                                  ---------  ---------
Earnings per share..............             $
Weighted average shares
  outstanding...................
Earnings per share, as
  adjusted(3)...................             $
OTHER FINANCIAL DATA:
Adjusted net income
  (loss)(4)(7)..................  $    10.9  $    21.1
Goodwill amortization...........        8.4       13.1
Intangible amortization(5)......        4.6        6.5
                                  ---------  ---------
Adjusted cash net income
  (loss)(6)(7)..................  $    23.9  $    40.7
                                  ---------  ---------
                                  ---------  ---------
Adjusted EBITDA(8)..............  $    74.1  $    97.3
Capital expenditures............       10.3       21.5
Depreciation expense............       12.7       15.2

                                                                                                             AS OF
                                                                                                           SEPTEMBER
                                                                                                           30, 1997
                                                                                                          -----------
BALANCE SHEET DATA:                                                                                         ACTUAL
--------------------------------------------------------------------------------------------------------  -----------
Working capital.........................................................................................   $   117.5
Total assets............................................................................................       768.3
Total debt (9)..........................................................................................       254.8
Stockholders' equity....................................................................................       340.1

BALANCE SHEET DATA:                                                                                          AS ADJUSTED
--------------------------------------------------------------------------------------------------------  -----------------
Working capital.........................................................................................      $
Total assets............................................................................................
Total debt (9)..........................................................................................
Stockholders' equity....................................................................................

                                                        (FOOTNOTES ON NEXT PAGE)

--------------------------
(1) The pro forma financial information for the year ended December 31, 1995 gives effect to the RELTEC Acquisition as if it had occurred on January 1, 1995.

(2) For the five months ended December 31, 1995 and year ended December 31, 1996, cost of sales includes nonrecurring purchase accounting charges of $11.3 million and $1.3 million, respectively, related to the write-off of inventory acquisition step-up.

(3) Earnings per share, as adjusted, represents earnings per share adjusted to give the effect to the Offering as if it had occurred at the beginning of the period indicated, including giving effect to the use of proceeds to reduce indebtedness and the increase in the weighted average number of shares (assuming no exercise of the Underwriters' over-allotment option).

(4) Adjusted net income (loss) excludes, on an after-tax basis, (i) nonrecurring purchase accounting charges for the write-off of acquired in-process research and development costs of $32.9 million, $35.3 million, $8.9 million and $0.7 million for the seven months ended July 31, 1995, the five months ended December 31, 1995, all of 1996 and the nine months ended September 30, 1997, respectively, and inventory acquisition step-up of $11.3 million and $1.3 million for the five months ended December 31, 1995 and the year ended December 31, 1996, respectively, (ii) the cumulative effect of a change in method of accounting of $1.3 million in 1994, (iii) the write-off of deferred financing fees of $6.3 million in 1996 and (iv) the nonrecurring other income or other expense items discussed below. The nonrecurring items in other income or expense consist of the following: (i) for 1993 and 1994, restructuring costs of $4.7 million and $0.8 million, respectively, incurred in connection with a facility closing; (ii) for 1995 (pro forma), nonrecurring costs of $0.9 million incurred subsequent to the RELTEC Acquisition in July 1995; and (iii) for 1996, (a) $2.5 million of other income received in connection with a software settlement, (b) a $1.1 million charge for employee severance pay and shut-down costs related to a facility closing and (c) a $1.4 million facility relocation charge. The items set forth in (iii)(a) and (iii)(b) above occurrred during the nine months ended September 30, 1996 and the item set forth in (iii)(c) above occurred during the last quarter of 1996. The tax effect of the nonrecurring items was an income tax benefit of $11.5 million for the seven months ended July 31, 1995, $16.2 million for the five months ended December 31, 1995, $0.3 million for 1995 (pro forma) and $0.5 million for 1996 and an income tax expense of $0.5 million for the nine months ended September 30, 1996. The tax effect was calculated based on the Company's tax rate in the applicable period.

(5) Intangible amortization is presented net of taxes based on the Company's tax rate for the applicable period. The tax effect on intangible amortization was $3.3 million, $3.0 million, $3.5 million, $4.5 million, $2.9 million and $4.1 million for the seven months ended July 31, 1995, the five months ended December 31, 1995, the year ended December 31, 1995 (pro forma) and 1996 and for the nine months ended September 30, 1996 and 1997, respectively.

(6) Adjusted cash net income (loss) represents adjusted net income (loss) excluding goodwill and intangible amortization expense.

(7) Management believes that in addition to cash flows and net income, adjusted net income and adjusted cash net income are useful performance measures for assessing the operating performance of the Company because, together with net income and cash flows, adjusted net income and adjusted cash net income provide investors with additional bases to evaluate the Company's financial resources from operating activities. Adjusted net income and adjusted cash net income do not represent net income or cash flows from operating, financing and investing activities as defined by GAAP and do not necessarily indicate that cash flows will be sufficient to fund cash needs. They should not be considered as alternatives to net income as an indication of the Company's operating performance or to cash flows as a measure of liquidity.

(8) EBITDA represents earnings before interest expense, income taxes, depreciation and goodwill and intangible amortization expense. Adjusted EBITDA represents EBITDA adjusted for the effects of other nonrecurring expense (income) and nonrecurring purchase accounting charges described in note (4) above, exclusive of tax effects. Management believes that in addition to cash flows and net income, adjusted EBITDA is a useful performance measure for assessing the operating performance of the Company because, together with net income and cash flows, adjusted EBITDA provides investors with an additional basis to evaluate the ability of the Company to incur and service debt and to fund acquisitions and other capital expenditures. Adjusted EBITDA does not represent net income or cash flows from operating, financing and investing activities as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indication of the Company's operating performance or to cash flows as a measure of liquidity.

(9) Includes $1.0 million of redeemable preferred stock.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    THE MATTERS DISCUSSED HEREIN MAY INCLUDE "FORWARD-LOOKING STATEMENTS" AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS INVOLVE RISKS AND UNCERTAINTIES WHICH COULD RESULT IN OPERATING PERFORMANCE THAT IS MATERIALLY DIFFERENT FROM MANAGEMENT'S PROJECTIONS. THE SECTION OF THIS PROSPECTUS ENTITLED "RISK FACTORS" SHOULD BE READ IN CONJUNCTION WITH THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

OVERVIEW

    The Company is a leader in the design, manufacture and sale of a broad range of telecommunications systems, products and services to wireline and wireless service providers and OEMs in North America and around the globe. Most of the Company's systems, products and services can be found in the access portion of the telecommunications network.

    RELTEC Corporation was formed in July 1995 by management and the KKR Partnerships to acquire Reliance Comm/Tec Corporation from Reliance, a subsidiary of Rockwell. Reliance Comm/Tec Corporation is the successor to telecommunications equipment businesses that have been in continuous operation for over 60 years. Since July 1995, the Company has completed six acquisitions, strategic investments and joint venture investments for combined consideration of approximately $185 million, the most significant of which was the acquisition of Rainford Group plc in September 1996 (the "Rainford Acquisition") for approximately $134 million. Rainford is a leading European manufacturer of base station enclosures and systems for the telecommunications equipment industry.

    The Company's acquisitions have been accounted for as purchases. Accordingly, for financial reporting purposes, an allocation of the purchase price has been made using estimated fair market values of the assets acquired and liabilities assumed as of the acquisition date in accordance with Accounting Principles Board Opinion No. 16--"Business Combinations." The results of these acquisitions have been included in the accompanying consolidated financial statements since the respective dates of acquisition.

    The Company conducts business in a single industry segment, the global telecommunications equipment market. This segment includes integrated systems and components for voice, video and data communications. For management purposes, the Company's net sales are classified into three product line offerings: Access Systems, Integrated Wireless and Network Components and Services. Sales are generally recognized when goods are shipped or services are provided. The Company's products are sold directly to end users, such as RBOCs and other telecommunications service providers, to telecommunications OEMs and, to a lesser extent, through third party distributors. For certain products, particularly in Access Systems, the purchase decision process may be long and unpredictable, and may involve a lengthy standardization and evaluation process.

    The Company sells its products in the United States and internationally. The Company's non-U.S. sales represented approximately 14%, 24% and 24% of net sales for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997, respectively. The increase in international sales in 1996 and 1997 was due primarily to the Rainford Acquisition. The majority of the Company's international sales are not denominated in U.S. dollars. While the Company is subject to fluctuations in foreign currency exchange rates with respect to income derived from international sales not denominated in U.S. dollars, the costs associated with a majority of these sales are in the same currency, which partially mitigates the effect of such fluctuations.

    The Company's operating results may fluctuate significantly from quarter to quarter due to several factors, including, without limitation, the volume and timing of orders from and shipments to major customers, the timing of new product announcements by and the availability of products from the Company or its competitors, the overall level of capital expenditures by public network providers, market acceptance of new and enhanced versions of the Company's products, variations in the mix of products, systems and services sold by the Company or its sales channels and the availability and cost of key components.

RESULTS OF OPERATIONS

    For comparative year-to-year analysis, operating results for the year ended December 31, 1995 have been prepared on a pro forma basis. The pro forma information gives effect to the RELTEC Acquisition as if it had occurred on January 1, 1995. The pro forma information reflects the impact of certain purchase accounting adjustments such as: depreciation of property, plant and equipment; amortization of goodwill, intangibles and deferred financing fees; and interest expense related to acquisition debt. The pro forma financial information excludes the impact of the Rockwell Acquisition and the effect of nonrecurring purchase accounting charges related to acquired in-process research and development and inventory acquisition step-up write-off.

    The following table sets forth, for the periods indicated, certain statements of operations and other financial data and other data expressed as a percentage of net sales:

                                                                                                          NINE MONTHS
                                                    PREDECESSOR B      PRO FORMA                             ENDED
                                                     YEAR ENDED       YEAR ENDED       YEAR ENDED        SEPTEMBER 30,
                                                    DECEMBER 31,     DECEMBER 31,     DECEMBER 31,    --------------------
                                                        1994             1995             1996          1996       1997
                                                   ---------------  ---------------  ---------------  ---------  ---------
Net sales........................................         100.0%           100.0%           100.0%        100.0%     100.0%
Cost of sales....................................          70.2             70.4             70.0          69.2       71.0
                                                          -----            -----            -----     ---------  ---------
Gross profit.....................................          29.8             29.6             30.0          30.8       29.0
Operating expenses:
  Research and product engineering...............           9.2              8.8              6.7           7.1        6.3
  Selling and administrative.....................          13.6             12.8             11.0          11.3        9.7
  Goodwill and intangible amortization...........           2.8              4.1              3.6           3.2        3.7
  Write-off of acquired in-process research and
    development..................................        --               --                  1.3           1.8        0.1
  Other expense (income).........................           0.2              0.1           --              (0.4)       0.2
                                                          -----            -----            -----     ---------  ---------
    Total operating expenses.....................          25.8             25.8             22.6          23.0       20.0
                                                          -----            -----            -----     ---------  ---------
Operating income.................................           4.0              3.8              7.4           7.8        9.0
Interest expense.................................           7.0              5.8              3.7           4.2        2.2
Income tax provision.............................           0.1               --              2.5           3.0        3.6
Extraordinary charge, net of tax benefit.........           0.3               --              0.9           1.3         --
                                                          -----            -----            -----     ---------  ---------
Net income (loss)................................          (3.4)%           (2.0)%            0.3%         (0.7)%       3.2%
                                                          -----            -----            -----     ---------  ---------
                                                          -----            -----            -----     ---------  ---------

Adjusted net income (loss)(1)....................          (3.0)%           (1.9)%            2.6%          2.2%       3.3%
Adjusted cash net income (loss)(1)...............          (0.2)             1.5              5.5           4.9        6.4
Adjusted EBITDA(1)...............................           9.2             11.1             15.1          15.2       15.3

------------------------

(1) See notes (4) and (8) set forth under "Selected Consolidated Financial
    Data."

    The following table sets forth, for the periods indicated, net sales by product line offerings, expressed in dollar volumes and as a percentage of total net sales:

                                                    YEAR ENDED DECEMBER 31,                            NINE MONTHS ENDED
                             ----------------------------------------------------------------------      SEPTEMBER 30,
                                                                                                     ----------------------
                                      1994                    1995
                                (PREDECESSOR B)           (PRO FORMA)                 1996                    1996
                             ----------------------  ----------------------  ----------------------  ----------------------
                               AMOUNT         %        AMOUNT         %        AMOUNT         %        AMOUNT         %
                             -----------  ---------  -----------  ---------  -----------  ---------  -----------  ---------
                                                                 (DOLLARS IN MILLIONS)
Net Sales By Product Line:
Access Systems.............   $    99.9        21.8%  $    98.5        19.2%  $   192.3        27.9%  $   148.5        30.4%
Integrated Wireless........        51.4        11.2        77.7        15.1       140.4        20.4        70.1        14.4
Network Components and
  Services.................       307.6        67.0       337.6        65.7       356.7        51.7       269.6        55.2
                             -----------  ---------  -----------  ---------  -----------  ---------  -----------  ---------
Total......................   $   458.9       100.0%  $   513.8       100.0%  $   689.4       100.0%  $   488.2       100.0%
                             -----------  ---------  -----------  ---------  -----------  ---------  -----------  ---------
                             -----------  ---------  -----------  ---------  -----------  ---------  -----------  ---------


                                      1997
                             ----------------------
                               AMOUNT         %
                             -----------  ---------

Net Sales By Product Line:
Access Systems.............   $   210.1        33.0%
Integrated Wireless........       138.5        21.7
Network Components and
  Services.................       288.8        45.3
                             -----------  ---------
Total......................   $   637.4       100.0%
                             -----------  ---------
                             -----------  ---------

NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30,
  1996

    Net sales increased $149.2 million, or 30.6%, to $637.4 million for the nine months ended September 30, 1997 (the "1997 Period") from $488.2 million for the nine months ended September 30, 1996 (the "1996 Period"). The increase resulted primarily from higher sales of Access Systems products and a full period of results for Rainford. The growth of Access Systems resulted from increased sales to existing customers and a major product deployment by a new customer. Excluding Rainford, Integrated Wireless sales were slightly down for the period on weaker international sales of export power products for wireless networks. Network Components and Services increased over the period due to a broader customer base. At September 30, 1997, the Company's sales backlog (total dollar volume of firm sales orders not yet recognized as revenue) had increased to $160.1 million from $132.0 million at September 30, 1996.

    Gross profit increased $34.7 million, or 23.1%, to $185.1 million for the 1997 Period from $150.4 million for the 1996 Period. Gross profit as a percentage of net sales decreased to 29.0% for the 1997 Period from 30.8% for the 1996 Period. The decrease in gross profit as a percentage of sales resulted primarily from the higher relative volume of Access Systems products which carry margins below those of Network Components and Services as well as the effect of lower margin Integrated Wireless products offered by Rainford. This decrease was partially offset by an increase in gross profit as a percentage of sales for the Access Systems products.

    Research and product engineering expense increased $5.7 million, or 16.5%, to $40.3 million for the 1997 Period from $34.6 million for the 1996 Period. Research and product engineering costs declined to 6.3% of net sales in the 1997 Period from 7.1% in the 1996 Period primarily due to the increase in net sales. Approximately half of the Company's research and product engineering expense in the 1997 Period and the 1996 Period was related to Access Systems, reflecting the Company's focus on this product line.

    Selling and administrative ("S&A") expense increased $6.8 million, or 12.3%, to $61.9 million for the 1997 Period from $55.1 million for the 1996 Period. S&A expenses as a percentage of net sales decreased to 9.7% for the 1997 Period from 11.3% for the 1996 Period primarily due to higher sales volume.

    Goodwill and intangible amortization increased $7.8 million, or 49.1%, to $23.7 million for the 1997 Period from $15.9 million for the 1996 Period. Goodwill and intangible amortization as a percentage of net sales increased to 3.7% for the 1997 Period from 3.2% for the 1996 Period. This increase is primarily the result of the additional goodwill and intangibles amounts resulting from the Rainford Acquisition.

    During the 1997 Period, $0.7 million of the $1.0 million purchase price for the acquisition of Fire Networks, Inc. was assigned to acquired in-process research and development ("R&D") and immediately written off. During the 1996 Period, $8.9 million of the $134.3 million purchase price for the acquisition of Rainford was assigned to acquired in-process R&D costs and immediately written off.

    During the 1996 Period, the Company received a one-time fee of $2.5 million related to a software settlement, and recorded a charge of $1.1 million related to a facility closing. The charge was primarily for employee severance pay and facility shut-down costs. These amounts are recorded as other expense (income) in the statement of operations for the 1996 Period.

    Interest expense in the 1997 Period decreased $6.4 million, or 31.1%, to $14.2 million for the 1997 Period from $20.6 million for the 1996 Period. This decrease resulted from reduced levels of debt and lower interest rates. In September 1996 the Company entered into the New Credit Facility which improved the terms upon which the Company is able to borrow funds.

    The Company's effective income tax rate decreased to 53.1% in the 1997 Period from 83.3% in the 1996 Period due to higher income before taxes offsetting increased levels of nondeductible goodwill amortization expense and the 1996 write-off of acquired in-process R&D costs.

    An extraordinary charge of $6.3 million (net of a $3.3 million tax benefit) was recorded in the 1996 Period to reflect the accelerated amortization of deferred financing fees associated with the Company's previous credit facility (the "Old Credit Facility") which was extinguished when the New Credit Facility was entered into in September 1996.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995 (PRO
  FORMA)

    RELTEC's net sales increased $175.6 million, or 34.2%, to $689.4 million for the year ended December 31, 1996 from $513.8 million for the year ended December 31, 1995 (pro forma). Rainford represented $38.4 million of the total increase. Excluding the effect of the Rainford Acquisition, the Company's net sales in 1996 increased 26.7% over 1995. The primary contributors to the 1996 non-acquisition related sales growth were strong demand for the Company's DISC*S NGDLC Access Systems within the United States and Integrated Wireless base station enclosures for the United States and Europe. Network Components and Services net sales increased due to a higher volume of sales of CO products to existing customers and the execution of a large test systems contract in Latin America. At December 31, 1996, the Company's sales backlog had increased to $127.8 million from $106.9 million at December 31, 1995.

    Gross profit increased $54.3 million, or 35.7%, to $206.5 million in 1996 from $152.2 million in 1995. Gross profit as a percentage of net sales increased to 30.0% in 1996 from 29.6% in 1995. The increase in gross profit as a percentage of net sales resulted primarily from greater efficiences related to producing higher volumes, offset partially by increased sales of Access Systems products which carry lower relative margins.

    Research and product engineering expense increased $1.0 million, or 2.2%, to $46.5 million in 1996 from $45.5 million in 1995. Research and product engineering expense as a percentage of net sales decreased to 6.7% in 1996 from 8.8% in 1995 due to higher sales volume and relatively stable research and product engineering spending. Research and product engineering expense related to Access Systems represented slightly less than half of all research and product engineering expense for both years.

    S&A expense increased $10.1 million, or 15.4%, to $75.7 million in 1996 from $65.6 million in 1995. S&A expense as a percentage of net sales declined to 11.0% in 1996 from 12.8% in 1995 primarily as a result of stable S&A expense being spread over higher sales volumes.

    Goodwill and intangible amortization increased $3.6 million, or 17.2%, to $24.5 million in 1996 from $20.9 million in 1995. Goodwill and intangible amortization as a percentage of net sales decreased to 3.6% in 1996 from 4.1% in 1995. This increase is primarily the result of the additional goodwill and intangibles amounts resulting from the Rainford Acquisition.

    In 1996, as part of the Rainford Acquisition, $8.9 million of the purchase price was allocated to acquired in-process R&D costs and immediately written off subsequent to the acquisition. As required by current accounting standards, no provision for deferred income taxes was established for the Rainford acquired in-process R&D costs.

    Interest expense decreased $4.1 million, or 13.8%, to $25.6 million in 1996 from $29.7 million in 1995. The decrease resulted from lower interest rates on the New Credit Facility entered into in September 1996 and the exchange of $75 million in principal amount of a bridge loan from the Company's majority shareholder into common and preferred stock.

    For 1996 the Company's effective tax rate was 68.2%. The effective tax rate is higher than statutory rates in 1996 due to significant amounts of nondeductible charges for goodwill and acquired in-process R&D costs. The 1995 tax provision reflects a significant amount of nondeductible goodwill amortization expense and essentially no taxable earnings.

    An extraordinary charge of $6.3 million (net of a $3.3 million tax benefit) was recorded in 1996 to reflect the accelerated amortization of deferred financing fees associated with the Company's Old Credit Facility which was extinguished when the New Credit Facility was entered into in September 1996.

YEAR ENDED DECEMBER 31, 1995 (PRO FORMA) COMPARED TO YEAR ENDED DECEMBER 31,
  1994 (PREDECESSOR B)

    Predecessor B represents the Company's operations on a combined basis during the period in which the manufacturing and services businesses were operated by Reliance prior to the acquisition of Reliance by Rockwell on January 1, 1995. The financial information for Predecessor B has been presented using Reliance's basis in the assets and liabilities of the business. The financial information includes allocations of certain Reliance corporate expenses. Management believes that the allocations are reasonable; however, the allocated expenses are not necessarily indicative of expenses that would have been incurred on a stand-alone basis.

    Net sales increased $54.9 million, or 12.0%, to $513.8 million in 1995 from $458.9 million in 1994. The increase resulted primarily from strong demand for Network Components and Services as well as the growth of Integrated Wireless power product sales. At December 31, 1995 the Company's sales backlog had increased to $106.9 million from $77.5 million at December 31, 1994.

    Gross profit increased $15.6 million, or 11.4%, to $152.2 million in 1995 from $136.6 million in 1994. Gross profit as a percentage of net sales decreased to 29.6% in 1995 from 29.8% in 1994.

    Research and product engineering expense increased $3.1 million, or 7.3%, to $45.5 million in 1995 from $42.4 million in 1994. Research and product engineering expense as a percentage of net sales decreased to 8.8% in 1995 from 9.2% in 1994.

    S&A expense increased $3.0 million, or 4.8%, to $65.6 million in 1995 from $62.6 million in 1994. S&A expense as a percentage of net sales decreased to 12.8% in 1995 from 13.6% in 1994.

    Goodwill and intangible amortization increased $8.2 million, or 64.6%, to $20.9 million in 1995 from $12.7 million in 1994. Goodwill and intangible amortization as a percentage of net sales increased to 4.1% in 1995 from 2.8% in 1994. This increase is primarily the result of the additional goodwill and intangibles amounts resulting from the RELTEC Acquisition.

    In 1995, the Company incurred $0.9 million of nonrecurring charges pursuant to the RELTEC Acquisition related to a financing transaction that the Company elected not to consummate. This amount is included as other expense (income) on the statement of operations. In 1994, other expense (income) represents restructuring costs incurred in connection with a facility closing.

    Interest expense in 1994 was determined based on an intercompany note payable to Reliance. For purposes of the pro forma 1995 financial information interest expense was calculated based on RELTEC's capital structure resulting from the RELTEC Acquisition.

    The Company's provision for taxes in 1994 consists of taxes at a non-U.S. affiliate. The 1995 tax provision reflects a significant amount of non-deductible goodwill amortization expense and essentially no taxable earnings.

QUARTERLY RESULTS OF OPERATIONS

    The following table sets forth certain unaudited quarterly financial information of the Company, for the seven quarters ended September 30, 1997, in dollars. The Company historically has experienced a stronger demand for certain of its products at certain times during the year, particularly its outdoor products, primarily as a result of customer budget cycles and appropriate weather for installation of the Company's systems. These factors may be offset in part by the growth in product lines or fluctuations in customer order volumes. This information has been derived from the quarterly financial statements of the Company which are unaudited but which, in the opinion of management, have been prepared on the same basis as the audited financial statements and include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial results for such periods. This information should be read in conjunction with the Consolidated and Combined Financial Statements and the Notes thereto and the other financial information appearing elsewhere in this Prospectus. The operating results for any previous quarter are not necessarily indicative of results for any future period.

                                                                      QUARTER ENDED
                         -------------------------------------------------------------------------------------------------------
                           MARCH 31,      JUNE 30,     SEPTEMBER 30,  DECEMBER 31,     MARCH 31,      JUNE 30,     SEPTEMBER 30,
                             1996           1996           1996          1996(1)         1997           1997           1997
                         -------------  -------------  -------------  -------------  -------------  -------------  -------------
                                                                      (IN MILLIONS)
Net sales:
Access Systems.........    $    38.2      $    52.9      $    57.4      $    43.8      $    59.5      $    72.8      $    77.8
Integrated Wireless....         21.8           24.4           23.9           70.3           55.2           41.8           41.5
Network Components and
  Services.............         80.2           86.8          102.6           87.1           82.0          101.4          105.4
                              ------         ------         ------         ------         ------         ------         ------
Total net sales........    $   140.2      $   164.1      $   183.9      $   201.2      $   196.7      $   216.0      $   224.7
                              ------         ------         ------         ------         ------         ------         ------
                              ------         ------         ------         ------         ------         ------         ------
Gross profit...........    $    40.3      $    51.5      $    58.6      $    56.1      $    51.7      $    64.1      $    69.3

------------------------
(1) Reflects the first full quarter of operations after the acquisition of Rainford on September 3, 1996. Rainford's revenues are primarily reflected under the Integrated Wireless product line.

LIQUIDITY AND CAPITAL RESOURCES

    The Company's primary liquidity needs are working capital requirements, capital expenditures and investments such as acquisitions, strategic investments and joint ventures. The Company's working capital requirements have grown as the Company has grown. Capital expenditures, exclusive of acquisitions, were $11.8 million, $16.9 million and $21.5 million in 1995 (pro forma) and 1996 and for the nine months ended September 30, 1997, respectively. The Company anticipates that its capital expenditures for 1998 will be approximately $52.0 million. Since the RELTEC Acquisition, the Company has completed six acquisitions, strategic investments and joint venture investments for a combined consideration of approximately $185.0 million. Approximately $148.2 million of such consideration was cash with the remainder common stock and common stock options of the Company.

    The Company has funded its liquidity requirements principally from cash flows from operations and borrowings under its debt facilities, issuances of its common stock and to a lesser extent, from capital leases for new equipment.

    Cash flows from operating activities were $61.6 million and $26.4 million in 1996 and for the nine months ended September 30, 1997, respectively.

    In connection with the RELTEC Acquisition in July 1995, the Company entered into the $325.0 million Old Credit Facility, providing $195.0 million of term loans and $130.0 million of revolving credit, and a $135 million bridge loan ("Bridge Loan") from one of the KKR Partnerships. In September 1995, the Company converted $35 million of the Bridge Loan into common equity and repaid $25 million of the Bridge Loan from borrowings under the Old Credit Facility. In August 1996, the remaining portion of the Bridge Loan was exchanged for $74.0 million of common stock and $1.0 million of redeemable preferred stock. The Old Credit Facility was extinguished in September 1996. At the same time, the Company entered into the $450.0 million New Credit Facility. The New Credit Facility consists of a $350.0 million domestic revolving facility and a $100.0 million multi-currency revolving facility. The New Credit Facility contains provisions for a $30.0 million (or pound sterling equivalent) short-term credit facility as well as for letters of credit. The New Credit Facility matures on September 30, 2003. Pursuant to the terms of the New Credit Facility, the available commitment under the New Credit Facility will be reduced from $450.0 million on September 30, 1999 by $35.0 million, and by $35.0 million per year on each September 30 thereafter until the balance matures on September 30, 2003. Principal payments under the New Credit Facility are not otherwise required until maturity unless there are certain changes in the Company's business activities as specified in the New Credit Facility. At September 30, 1997, the weighted average interest rate on the New Credit Facility was 6.86% compared to 8.90% on aggregate borrowings at December 31, 1995. At September 30, 1997, the aggregate borrowing availability under the New Credit Facility was $212.3 million. In October 1996, the Company also entered into a two-year interest rate swap agreement to reduce its variable interest rate exposure on borrowings under the New Credit Facility. The swap fixed the interest rate at 6.11% on a notional amount of $100.0 million. Under prevailing market rates at December 31, 1996 and September 30, 1997, the fair value of the swap agreement was a liability of $0.5 million and $0.3 million, respectively.

    In May 1997, the Company entered into promissory notes with several banks for $40.0 million of unsecured and uncommitted Money Market Lines of Credit in addition to the New Credit Facility. At September 30, 1997, $24.0 million was outstanding at a weighted average interest rate of 7.06%.

    In April 1997, the KKR Partnerships contributed an additional $50.0 million to stockholders' equity in exchange for shares of common stock. In addition, employee shareholders and the Company's employee savings plan purchased $1.1 million of common stock during the nine months ended September 30, 1997.

    The Company believes that its cash balances, proceeds from this Offering, cash generated from future operations and its existing credit facilities will be adequate to satisfy anticipated working capital requirements, capital expenditures for equipment and investment requirements for the next twelve months. As business and market conditions permit, the Company may, from time to time, invest in or acquire complementary technologies, products or businesses. These activities may require the Company to seek additional equity or debt to fund such activities, which could result in dilution to existing stockholders.

NEW ACCOUNTING PRONOUNCEMENTS

    In February 1997 the Financing Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards No. 128--"Earnings Per Share" ("SFAS 128"). This statement establishes standards for computing and presenting earnings per share. SFAS 128 must be implemented by RELTEC in 1997. The Company has determined that the impact from the adoption of SFAS 128 on the consolidated financial statements is not material.

    In June 1997 the FASB issued Statement of Financial Accounting Standards No. 130 -- "Reporting Comprehensive Income" ("SFAS 130"). This Statement discusses how to report and display comprehensive income and its components in a full set of general-purpose financial statements. Also in June of 1997, the FASB issued Statement of Financial Accounting Standards No. 131 -- "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). This Statement establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports issued to shareholders. SFAS 130 and SFAS 131 must be implemented by RELTEC in 1998. The Company does not anticipate a material impact on the consolidated financial statements from the adoption of the additional disclosure requirements of these accounting standards.

                                    BUSINESS

GENERAL

    RELTEC is a leader in the design, manufacture and sale of a broad range of telecommunications systems, products and services to wireline and wireless service providers and OEMs in North America and around the globe. Most of the Company's systems, products and services can be found in the access portion of the telecommunications network, also referred to as the local loop. The Company's products and services can be categorized as follows:

- ACCESS SYSTEMS -- The Company believes it is one of the top three U.S. suppliers of next generation digital loop carrier (NGDLC) systems, which the Company markets under the DISC*S brand name. In addition, RELTEC is a leader in providing fiber-to-the-curb (FTTC) systems, with what it believes are more installed FTTC lines in the United States than all other suppliers combined. For the nine months ended September 30, 1997, Access Systems accounted for net sales of $210.1 million, or 33.0% of the Company's total net sales.

- INTEGRATED WIRELESS -- The Company is one of the leading global independent suppliers of integrated electro-mechanical subsystems used in outdoor wireless base stations. These subsystems are sold to the major telecommunications OEMs and wireless service providers and, together with the radio electronics manufactured by the wireless OEMs, comprise what is commonly referred to as a base station. RELTEC also designs and manufactures outside plant, power systems, cabling and other products and provides installation services for wireless OEMs and service providers. For the nine months ended September 30, 1997, Integrated Wireless accounted for net sales of $138.5 million, or 21.7% of the Company's total net sales.

- NETWORK COMPONENTS AND SERVICES -- Network Components include: outside plant products (enclosures, environmental control and heat management systems, and advanced connection and protection products); power systems and modular power products; network test and monitoring systems; and data networking racks. Network Services include program management and aftermarket services. For the nine months ended September 30, 1997, Network Components and Services accounted for net sales of $288.8 million, or 45.3% of the Company's total net sales.

INDUSTRY BACKGROUND

    The significant growth in voice, data and video communications traffic in recent years has caused service providers to focus on increasing the bandwidth of the PSTN. Transmission speed is limited by the bandwidth of the "slowest" portion of the network, which is typically found in the access segment. Until recently, technological solutions to improve the performance of the access portion of the telephone network were generally not cost effective for broad-based deployment by service providers. In the current environment, however, the opportunity for telecommunications equipment providers to increase the access network bandwidth is being driven by (i) customer demand for improved data and wireless communications, (ii) the emergence of new service providers, created by significant regulatory changes and (iii) the emergence of cost-effective, new technologies which are enabling increased bandwidth.

    CURRENT BANDWIDTH LIMITATIONS IN THE ACCESS NETWORK

    Most of the existing access portion of the PSTN consists of a copper based system that was designed to deliver analog voice communications, or plain old telephone service (POTS). The copper-based analog network, however, does not have the bandwidth or functionality to support the growing demand for new services such as high-speed data and video communications. In addition, traditional copper-based networks require significant maintenance expenditures. In response to these limitations, service providers began installing digital fiber optic technology which permits higher speed, higher volume and more reliable transmission of information. To date, however, the use of digital fiber optic technology has generally been limited to network backbones and central office interconnections within high-density traffic areas because of the historically high cost of deployment and feasibility of installation. In addition to fiber-based PSTN enhancements, several other technologies are being deployed as an alternative to the traditional copper-based access network. Those technologies include fixed wireless and hybrid fiber coax (HFC) solutions, both of which are capable at significantly higher bandwidth transmission than traditional copper.

    DEMAND DRIVERS

    DATA COMMUNICATIONS. The need for high-speed data transmission has emerged as the major driver behind customers' demand for increased wireline network bandwidth. The emergence of the Internet and the corresponding explosion of Internet related traffic over the PSTN has clearly illustrated its inherent bandwidth limitations, particularly in the access portion of the network. These bandwidth limitations have been highlighted not only by the rapid increase in the number of users seeking to access the Internet, but also the increasingly bandwidth intensive content on the Internet, such as active graphics and video. Remote access to corporate LANs by business professionals while at home or while traveling is also driving the need for more bandwidth.

    WIRELESS COMMUNICATIONS. Another important driver of increased demand is wireless communica-tions. Wireless communication has grown dramatically over the last decade including cellular service, PCS, fixed wireless and wireless data transmission. In developed nations, mobile wireless has grown significantly in recent years as a result of the convenience of mobility and decreases in the cost per minute of usage. In addition, in many parts of the world the existing wireless infrastructure is predominately based on analog technology. Many of these systems are being replaced or upgraded to digital technology in an effort to increase capacity and to offer an expanded range of services. In less developed nations, fixed wireless has emerged as an alternative to traditional wireline infrastructure owing to the potential for faster deployment, lower construction costs and lower operating costs. Ease of deployment and operation is critical as many of these developing nations recognize that their telecommunications infrastructure is potentially the single greatest catalyst of economic growth.

    EMERGENCE OF NEW SERVICE PROVIDERS

    Global regulatory changes are increasing the number of competitors in the access portion of the network and is further accelerating the need for service providers to upgrade their networks and increase their service offerings. In the United States, recent deregulation has facilitated competition in the local exchange for local and long distance telephone service and video services. Competitors which have emerged and potentially could take customers from incumbent service providers include competitive local exchange carriers, interexchange carriers, Internet service providers, cable operators and electric utilities. Cable operators are already beginning to provide data transmission services to customers by leveraging the high bandwidth capabilities of their coaxial cable based infrastructure. In wireless markets, the FCC has completed several auctions of wireless spectrum to enable the new competitors to enter the market and enable the deployment of PCS and other wireless services. Internationally, a number of developed and developing nations have privatized the state-owned telecommunications monopolies and opened the market to new service providers. For example, in Europe a consortium of countries have recently allowed the entrance of new competitors into their local markets.

    EMERGENCE OF NEW TECHNOLOGIES

    Certain products and services have been introduced in recent years to (i) increase the speed and quality of digital transmission over copper wires, (ii) push fiber deeper into the access portion of the network and (iii) provide an alternate means of accessing the wireline network backbone. While the cost of deployment of these numerous solutions varies significantly, technological developments have made each of these solutions much more cost effective in recent years.

    Examples of these technologies include:

    DIGITAL LOOP CARRIERS -- DLCs extend the digital capabilities of the network from the central office to a remote terminal closer to the customer. NGDLCs support a fiber feed from the central office to the remote terminal, thereby pushing fiber deeper into the access portion of the network.

    FIBER-TO-THE-CURB -- FTTC systems push fiber deeper within the access network to a short distance from each customer so that the final transmission can take place at very high speeds over traditional twisted pair copper architecture. FTTC systems take advantage of the extremely high bandwidth characteristics of fiber optic systems.

    DIGITAL SUBSCRIBER LINE -- xDSL technologies provide broadband services over existing copper twisted pairs by modulating and demodulating digital signals.

    HYBRID FIBER COAX -- HFC leverages the existing coaxial infrastructure of cable television operators and enhances the bandwidth and performance characteristics by adding additional fiber and two-way amplifiers. CATV operators are deploying cable modems capable of providing high speed data transmission.

    WIRELESS LOCAL LOOP -- WLL uses radio frequency communications instead of traditional wireline technologies (E.G., copper) to provide network access. In certain applications WLL can potentially enable faster deployment, lower construction costs and lower operating costs than traditional wireline access networks. WLL has the greatest potential in areas with lower population density, where it can more cost-effectively provide the primary service platform for both mobile and fixed telecommunications.

    The Company believes that the telecommunications industry will continue to expand and evolve rapidly. As a result of the accelerating changes in the telecommunications industry, service providers are requiring flexible and scaleable solutions that not only meet their needs today but also will permit easy, cost-effective enhancements in the future. In addition, as new enabling technologies are deployed throughout the access portion of the network, there is a corresponding demand for high quality infrastructure products such as power supplies and outside plant.

STRATEGY

    The Company's objective is to build and maintain a leading market position in a broad range of systems, products and services for wireline and wireless communications networks globally. RELTEC's Access Systems, Integrated Wireless systems and Network Components and Services address critical portions of the access segment of the network. Key elements of the Company's strategy include:

- LEVERAGE EXPERTISE TO PROVIDE INTEGRATED SYSTEMS SOLUTIONS -- The Company believes that its customers place a high degree of value on its ability to deliver integrated systems solutions due to the increasing complexity of system-level components and their desire to simplify their strategic supply chain. The Company intends to continue to leverage its experience of over 60 years in providing high quality network components to design high value integrated systems solutions. For example, the Company's DEEP FIBER SOLUTIONS FTTC system integrates environmentally hardened optics and electronics, sealed enclosures, sophisticated connection and protection solutions, power assemblies and power systems, system design and system integration.

- INCREASE BANDWIDTH IN THE ACCESS NETWORK -- Much of the Company's research and development focus has been and will continue to be on designing architectures that cost-effectively increase the bandwidth in the access portion of the PSTN. Specifically, RELTEC's DEEP FIBER SOLUTIONS FTTC system and its ADVANCED COPPER SOLUTIONS xDSL product offerings provide alternative means to deliver broadband functionality to the public network. The Company also provides advanced feature sets including high speed, "always on" Internet connectivity and analog and digital broadcast video services.

- CAPITALIZE ON ESTABLISHED CUSTOMER RELATIONSHIPS -- The Company believes that the longevity and breadth of its relationships with a number of major customers provide competitive advantages. The Company intends to capitalize on its longstanding relationships with major customers to introduce new system solutions, products and services more rapidly than its competitors.

- EXPAND GLOBAL PRESENCE -- RELTEC believes that significant growth in the telecommunications market will also occur outside of North America as the result of deregulation and the recognition by many developing nations that a telecommunications infrastructure is one of the most important enablers of economic growth. RELTEC's global strategy is to increase its sales, design, marketing and manufacturing capabilities within each major region of the world, leveraging its existing customer relationships, product offerings and technologies.

- CONTINUE TO IMPROVE MARGINS AND QUALITY -- The Company is continuing to focus on improving margins and further improving the quality of its systems and products. The Company's goal is to be the preferred supplier of high quality, low cost systems and products for its customers. The Company recently reorganized all of its North American manufacturing operations under common management in order to address this strategic directive.

- PURSUE ACQUISITIONS, STRATEGIC INVESTMENTS AND JOINT VENTURES -- The Company has used and expects to continue to use acquisitions, strategic investments and joint ventures as an integral part of executing its growth strategies in Access Systems, Integrated Wireless, and Network Components and Services. Since July 1995, the Company has completed six such transactions for a combined consideration of approximately $185 million.

PRODUCTS AND SERVICES

    The Company's products and services can be categorized into three general functional groups: (i) Access Systems, (ii) Integrated Wireless and (iii) Network Components and Services.

ACCESS SYSTEMS

    RELTEC designs, manufactures, markets and supports a suite of local loop access solutions, including traditional NGDLC systems, FTTC systems, xDSL solutions and traditional pairgain products. The Company believes RELTEC is well-positioned to compete in the local loop access markets because of its strong brand name, its long-standing relationships with customers, the broad range of its access product offerings and its technologically innovative and flexible products. The Company's flexible solutions platforms enable customers to pursue scaleable rollout strategies for traditional POTS and broadband data and video services, while leveraging their investment in existing infrastructure.

    In 1988, RELTEC was the first company to offer a NGDLC system and since such time has shipped over $1.3 billion of product, representing over five million access lines. The Company has standardized NGDLC products at many of the largest telecommunications companies in the United States, including BellSouth, GTE, SBC Communications, Sprint and U S WEST. Once a system has been introduced in a telecommunications district, the district will standardize the system to minimize spares and training requirements. The Company believes that standardized incumbent systems represent a longer term commitment between the customer and supplier.

    TRADITIONAL NGDLC SYSTEM

    RELTEC believes that it is one of the top three U.S. suppliers of NGDLC products using the latest transmission technology for copper, fiber and coaxial cable networks. The Company sells its NGDLC systems under the DISC*S brand name. Most of these systems are configured as large traditional NGDLC system to provide POTS services with line size configurations in the range of 384-2,000 access lines. The system architecture typically consists of an optical transmitter at the central office terminal (COT) and a host digital remote terminal (HDT) located in the local loop, with a final drop to the customer over traditional twisted pair copper.

    BROADBAND SYSTEMS

    In recent years, RELTEC has broadened its NGDLC offering to include an advanced, broadband ready platform, as well as data and video feature sets that allow service providers to offer high speed Internet access and broadcast and interactive video services over the same system as POTS. The Company offers two broadband ready systems solutions:

        DEEP FIBER SOLUTIONS -- The Company's DEEP FIBER SOLUTIONS system consists of a traditional COT and HDT, but also extends fiber access to within 500 feet of the subscriber. Instead of a copper drop from the HDT to a passive pedestal located near the subscriber's home, fiber is extended from the HDT to an Optical Network Unit (ONU) located within 500 feet of the subscriber. The ONU contains active optical electronics that receive the optical signal from the HDT and convert this signal back to a traditional electrical signal. At the ONU, the electrical signal is transmitted to the subscriber over copper or coaxial cable.

        The Company believes it is the only company that offers an FTTC solution that can be deployed economically within 500 feet of the subscriber. Because the final drop is within 500 feet of the subscriber, the physical characteristics of the drop cable (the "baseband" characteristics) permit signal transmission at rates up to 155 Mbps without requiring the addition of passband modulation electronics such as ISDN or xDSL. In addition, the Company's DEEP FIBER SOLUTIONS system has significantly lower power requirements than competing systems and requires only a single fiber (as opposed to separate upstream and downstream fibers). As a result, the Company believes that its DEEP FIBER SOLUTIONS system, in certain new network buildouts, such as MDUs, can be currently deployed at a cost comparable to the cost of deploying a copper-based system. In addition, the Company believes that the lifetime cost of its DEEP FIBER SOLUTIONS system will be significantly lower than copper-based systems due to the inherently lower maintenance requirements of fiber-based systems. The DEEP FIBER SOLUTIONS system is the result of RELTEC's ability to leverage its competencies across access electronics, electronic packaging, heat management, power and services and its extensive experience within the physical layer of the local loop. To date, the Company has shipped over $120 million of DEEP FIBER SOLUTIONS systems with a total capacity of over 500,000 lines.

        RELTEC has developed advanced data and video feature sets for its DEEP FIBER SOLUTIONS system that allow users of its systems to deliver high-speed Internet access and analog and digital broadcast and interactive video services. The FIBERST*R feature set allows the DISC*S system to deliver high-speed Internet access to the ONU using an Ethernet connection. Individual users connect to the ONU using broadly available traditional LAN connection devices such as an Ethernet network interface card (NIC). Access via FIBERST*R provides a reliable "always on" connection to the Internet with lower power requirements than other FTTC alternatives. An important feature for service providers is that the FIBERST*R architecture provides a direct connection to the Internet without passing through the CO switch, which eliminates many of the congestion problems in many metropolitan switching centers. The FIBERCAST feature set allows the DISC*S system to deliver analog and digital broadcast and interactive video services. Both these feature sets can also be readily adapted to address the MSO market for both upgrade and new build applications. For example, a broadcast "cable" signal can be purchased by a service provider from a MSO on a wholesale basis, connected to the HDT and then routed to the appropriate ONU and ultimately the appropriate subscriber.

        ADVANCED COPPER SOLUTIONS -- RELTEC's ADVANCED COPPER SOLUTIONS system is a platform that allows service providers to take advantage of their extensive installed base of copper access lines. These solutions require line cards to be inserted in the DISC*S COT and HDT and a terminal at the subscriber's premises. The basic system architecture consists of a traditional COT and HDT along with modulation/demodulation electronics in the CO, the HDT and at the subscriber's premises. The Company believes that service providers will decide on "chip level" solutions for providing high speed data transmission over existing copper. RELTEC's ADVANCED COPPER SOLUTIONS system gives its customers the flexibility to make their own "chip level" decisions not dependent on any particular technology or technical standards for xDSL. Once the decision is made, RELTEC has the capability to incorporate multiple xDSL solutions from a range of vendors into its NGDLC system.

    SMALL NGDLC SYSTEM

    The Company has also recently broadened its NGDLC offering to include smaller line size systems. Currently, RELTEC offers a 192 line NGDLC system targeted at smaller line size systems, and expects to offer 24 and 96 line versions by the end of 1998. Since these smaller systems utilize the same line cards as the larger systems, the Company believes that those customers that have large system and small system requirements will prefer using those suppliers who can offer both solutions since it reduces inventory requirements and simplifies supply chain management.

    INTERNATIONAL NGDLC SYSTEM

    To date, all of RELTEC's NGDLC systems have been sold in North America using Bellcore/ANSI standards. Many areas outside of North America use ITU standards which are different from Bellcore/ ANSI standards. In addition, feature requirements are often different, requiring different system designs, particularly in emerging countries. Principally as a result of these two factors and in light of what the Company believes is a large market opportunity, the Company is developing a system solution based on ITU standards under the brand name MATRIXEXPRESS. Initially MATRIXEXPRESS will have an E-1 interface, and the Company currently expects to upgrade MATRIXEXPRESS to SDH compatible fiber optic capabilities at a later date.

    TRADITIONAL PAIRGAIN

    The Company also offers a family of single and multi-channel carrier product lines that support from one to eight additional voice circuits per pair of copper. The broad bandwidth of the recently redesigned two channel AML analog carrier allows service providers to economically offer second line services to customers who require support for analog modems used for Internet access.

    SERVICES

    The Company also offers Access Systems design and installation services. RELTEC believes this capability is particularly important to CLEC customers who often do not have the same scope of engineering resources that traditional RBOC customers possess. The Company expanded its capabilities in providing services to CLECs through its purchase of a privately held St. Louis-based services company. The Company expects to continue focusing on providing these services to CLECs, particularly for MDU applications.

INTEGRATED WIRELESS

    The Company is one of the leading global independent suppliers of integrated electro-mechanical subsystems used in outdoor wireless base stations. The Company has supplied over 40,000 outdoor integrated base station systems to major OEM telecommunications systems integrators in Europe, North America and around the globe. RELTEC currently provides an electro-mechanical subsystem to wireless radio OEMs and service providers that, in conjunction with radio electronics manufactured by the wireless OEMs, comprises the network element commonly referred to as a base station. The electro-mechanical subsystem consists of an environmentally hardened electronic enclosure, a heat management system, a high speed backplane, cabling, a power conversion and distribution system, RF combiners and filters and monitoring and control systems. The Company currently manufactures most of these components and purchases certain of these components from third parties. By exploiting the Company's competencies in outdoor base stations, RELTEC is offering a similarly integrated base station product for indoor applications and has received initial orders for such products to be delivered in 1998. Increasingly, RELTEC provides integration services to its major OEM customers by designing and manufacturing the complete electro-mechanical subsystem, including those components that are purchased or consigned from third party suppliers. In addition, the Company provides its OEM customers a single point of design control on a global basis in conjunction with the ability to manufacture systems in-region at a number of locations to local specifications and with local materials and labor. RELTEC believes this ability is a competitive advantage and that it will become increasingly important to the global communications OEMs.

    In addition to integrated base stations, RELTEC also designs AC-DC power transfer pedestals, standalone base station enclosures and configured environmentally controlled vaults, power conversion and distribution systems and a number of other products, and sells these products to major wireless service providers and to wireless OEMs. The Company provides system turn-up services for many of these customers.

NETWORK COMPONENTS AND SERVICES

    Network Components and Services include outside plant products, power systems, network test products, and project management and aftermarket services. RELTEC believes that many of its core competencies within Network Components and Services enhance its ability to design and manufacture more feature rich and cost competitive Access Systems and Integrated Wireless systems. The Company's experience as an active participant in various portions of the access portion of the PSTN for over 60 years enables it to design and implement highly effective Network Components and Services. As service providers choose to install more sophisticated systems, Network Component sales are expected to increase as the access network is upgraded to meet the requirements of the more sophisticated systems. For example, as more ADVANCED COPPER SOLUTIONS systems are installed, copper infrastructure needs to be upgraded and/or replaced, and as more DEEP FIBER SOLUTIONS systems are deployed, passive pedestals are replaced with ONUs.

    OUTSIDE PLANT

    The Company supplies connection, protection and enclosure products for the outside plant portion of the local loop. The Company believes its design expertise and competencies in heat management, electromagnetic protection and enclosure construction are competitive advantages as networks become more sophisticated with remote intelligence and complex electronics migrating closer to the service subscriber. Products are marketed under the RELIABLE ELECTRIC and RAINFORD brand names. The Company supplies products in the following general categories: distribution pedestals, building entrance terminals, cross connect terminals, cable television enclosure products, fiber optic splice enclosures, large electronic configuration cabinets, central office main distribution frames, heat management systems, power surge protection devices and connection blocks and terminals.

    POWER

    RELTEC believes it is a leading supplier of power equipment to service providers and communications OEMs throughout the world. The communications power business is built on the premise that a telephone network must provide uninterrupted services as a lifeline for its subscriber base. As a result, there exists a need for a source of energy back-up. RELTEC's power products have been marketed under the LORAIN brand name for over sixty years and have become known for high quality, reliable communications power. RELTEC's power products and systems can be categorized as follows: large power systems for central office applications, smaller cabinet power systems with "plug and play" flexibility, modular power systems, custom power subsystems sold to OEMs, DC distribution and DC-DC conversion systems and traditional ringing and signaling equipment. In addition, the Company manufactures hardware and develops software that allow for remote monitoring and control of power systems.

    RELTEC recently introduced its next generation family of power products under the VORTEX brand name. Based on a single integrated platform for a broad range of wireline and wireless requirements, this comprehensive, microprocessor-based, "plug and play" architecture offers intelligent local and remote power system access that is easily expanded for virtually limitless system configuration and control. VORTEX allows for software-based configuration, management, monitoring and remote access.

    TEST SYSTEMS

    RELTEC's test systems products allow service providers to routinely monitor the performance of copper cable pairs used for transport of their subscriber's telephone service and perform electrical tests on copper lines experiencing customer repair problems. Functioning as part of the service provider's operation support system, RELTEC supplies measurement units for installation in switching offices and remote network elements along with application software which interprets and analyzes data from the measurement units and supplies comprehensive reports from which service providers can manage their workforce and coordinate repair of customer outages. RELTEC's test systems products have been installed in a number of major companies in the United States and have been successfully deployed throughout the world. RELTEC has deployed its test systems in numerous locations throughout China through the Company's joint venture in Guangzhou. RELTEC believes there is a significant opportunity for its test systems products in a number of developing nations as they focus on enhancing their telecommunications infrastructure.

    SERVICES

    RELTEC complements its product offerings with a comprehensive range of network services which leverage its extensive experience in managing communication system deployments. The Company focuses its service offerings on two primary segments: program management and aftermarket services. Program management consists primarily of engineering and installation services and includes the complete coordination of network and system design and materials, equipment and skill-set management. RELTEC also provides a broad range of aftermarket services, including site contract maintenance, breakdown service, spare parts provisioning, equipment depot repair and customer training. The Company's service offerings support both RELTEC products as well as those products manufactured by other suppliers. As service providers refocus their efforts on providing revenue generating services, the Company expects to benefit from a greater level of multiple site program management and outsourcing opportunities.

GLOBALIZATION

    The Company had total non-U.S. sales of approximately $154.0 million, or 24% of net sales, for the nine months ended September 30, 1997. For a geographical breakdown of net sales and operating profits for 1996, see Note 3 to the Company's Consolidated Financial Statements. Besides the direct sales of its systems and services around the world, RELTEC supplies a range of products to OEMs such as Lucent Technologies, Motorola, Nokia, Northern Telecom and Siemens which, in turn, export the finished goods outside the countries in which they are manufactured.

    Due to international standards for Access Systems that are different from standards applicable in the United States, the Company's international growth efforts to date have been focused primarily on increasing sales of Integrated Wireless systems, products and services and Network Components and Services. The Company is currently developing its MATRIXEXPRESS platform that is compliant with international standards in order to compete in this rapidly growing market.

    The Company maintains global manufacturing, service and sales operations. The Company has two wholly-owned entities in China -- a power systems company located in Beijing and an international design center located in Chengdu. The Company also has two joint ventures in China, one dedicated to test systems and another which produces main distribution frames and other outside plant products for the Chinese market. RELTEC's partner in the test systems joint venture is one of the academic research and development affiliates of the Chinese Ministry of Post and Telecommunications that participates in the development of the specifications for a number of products used by the telephone companies in China, including test. The Company's joint venture in Japan produces power protection devices, primarily for international distribution. The Company is currently focused on expanding its worldwide resources and capabilities in Europe, Latin America and Asia/Pacific. It has established sales offices in Brazil, China, Costa Rica, Hong Kong, Japan, Mexico, New Zealand, Singapore and the United Kingdom. It is the Company's strategy to build integrated businesses within each global region (North America, Europe, Latin America and Asia/Pacific) including manufacturing, product development, marketing, sales and general management.

SALES AND MARKETING

    SALES ORGANIZATION

    The Company's sales organization divides sales responsibilities into four geographic regions -- North America, Europe, Latin America and Asia/Pacific. In addition to the Company's direct sales force, the Company has relationships with sales representative organizations and agents in order to expand its sales and distribution channels. The Company maintains multifaceted relationships with its customers, involving a broad range of RELTEC employees at all levels who interface with their respective counterparts. The Company's sales effort is directed by regional vice presidents and sales managers who are responsible for relationships with targeted customers. The sales management team for each customer is responsible for maintaining contacts with their customer counterparts who have planning and policy responsibility. At the same time, RELTEC sales engineers with specialized product/service knowledge work with customers to sell their specific offerings at key levels throughout the customer organization.

    MARKETING ORGANIZATION

    Marketing is structured along product and channel lines for the major product areas. For each major product area there is a vice president of marketing who is supported by product directors, managers and specialists. A corporate marketing council and marketing staff coordinates activities among the business units and provides marketing support services including marketing communications, marketing research, trademark administration and other commercial support activities. The Company's marketing organizations develop strategies for product lines and, along with the Company's sales force, develop key account/market strategies and define product/service functions and features. Marketing is responsible for sales support, contract negotiations, in-depth product presentations, interfacing with operations, setting price levels to achieve targeted margins, developing new services/business opportunities and writing proposals in response to customer requests for information or quotations.

CUSTOMERS

    RELTEC sells its telecommunications systems, products and services to a broad range of customers on a global basis, including the RBOCs, CLECs, IXCs, independent telephone companies, wireless service providers, private network operators, OEMs, PTTs, cable systems operators, distributors and other service providers. The Company enjoys strong relationships with these customers and many of its products have become standardized. In addition to other factors, as a result of the high costs associated with replacing standardized products, RELTEC believes it achieves high levels of repeat business from these customers.

    Some of the Company's customers are listed below:

Ameritech                               Motorola
AT&T                                    Nokia
Bell Atlantic (including NYNEX)         Northern Telecom
Bell Canada                             Rogers Communications
BellSouth                               SBC Communications (including Pacific
Brooks Fiber                            Telesis)
Cisco Systems                           Siemens
Cox Communications                      Sprint
GTE                                     Telmex
Lucent Technologies                     Teleport Communications Group
MCI Communications                      U S WEST
                                        WorldCom

    In 1997, sales to the Company's top five customers--BellSouth, GTE, Nokia, SBC Communications and Sprint--represented approximately 46% of the Company's total sales. Of these customers only BellSouth and Sprint accounted for more than 10% of the Company's total sales during the same period. The loss of a significant customer could have a material adverse effect on the Company's business. See "Risk Factors--Customer Concentration."

RESEARCH AND DEVELOPMENT

    The Company believes that its future success depends on its ability to adapt to the rapidly changing telecommunications environment, to maintain its significant expertise in core technologies and to continue to meet and anticipate its customers' needs. The Company continually reviews and evaluates technological changes affecting the telecommunications market and invests substantially in applications-based research and development. The Company is committed to an ongoing program of new product development that combines internal development efforts with acquisitions, joint ventures and licensing or marketing arrangements relating to new products and technologies from sources outside the Company.

    The Company has focused its recent research and development expenditures on commercializing its broadband access systems including its DEEP FIBER SOLUTIONS and ADVANCED COPPER SOLUTIONS along with Network Components that support these initiatives. The Company believes that its extensive experience in the design and implementation of high quality network components such as outside plant products, heat management and power supplies has enabled it to develop high-value integrated systems solutions. As a result of these development efforts, the Company believes it has created an industry-leading platform for cost-effective broadband delivery.

    A core component of RELTEC's globalization strategy is the establishment of design centers in each of North America, Europe, Latin America and Asia/Pacific. To further this strategy, during 1997, the Company established its Asia/Pacific design center in Chengdu, China. Management believes that local design capability will enable the Company to develop products and feature sets that better match local requirements and development standards and accelerate the development process by optimizing development communication and expediting market feedback.

COMPETITION

    The telecommunications equipment industry is highly competitive, and the Company believes that competition may increase substantially as the introduction of new technologies, deployment of broadband networks and potential regulatory changes create new opportunities for established and new companies in the industry. In addition, a number of the Company's competitors have significantly greater financial and other resources than the Company to meet new competitive opportunities. RELTEC's Access Systems products compete in North America with products offered by DSC Communications, Lucent Technologies,

Northern Telecom and Advanced Fibre Communications. In addition, the Company's Access Systems products compete indirectly with companies that produce alternate technologies such as PairGain Technologies, ADTRAN and ADC Telecommunications. RELTEC's Integrated Wireless products compete primarily on a regional basis with Hoffman Schroff, Rittal and Zero Corporation, as well as with a number of captive or allied manufacturing companies serving telecommunications OEMs. Most of the independent competitors for Integrated Wireless do not provide the same range of integrated capabilities that the Company offers. RELTEC's Network Components and Services compete by product and region with a variety of manufacturers and service providers, the largest of which include Lucent Technologies, Northern Telecom, Siecor, Raychem and Argus Technologies, as well as several other telecommunications OEMs.

    The rapid technological developments within the telecommunications industry have resulted in frequent changes to the Company's group of competitors. The Company believes its success in competing with other manufacturers of telecommunications products depends primarily on its engineering, manufacturing and marketing skills, the price, quality and reliability of its products and its delivery and service capabilities. The Company may face increasing pricing pressures from current and future competitors in certain or all of the markets for its products and services.

    The Company believes that technological change, the increasing addition of data, video and other services to networks, continuing regulatory change and industry consolidation or new entrants will continue to cause rapid evolution in the competitive environment of the telecommunications equipment market, the full scope and nature of which is difficult to predict. Increased competition could result in price reductions, reduced margins and loss of market share by the Company. The Company believes regulatory change in the industry may create new opportunities for suppliers of telecommunications equipment; however, the Company expects that such opportunities may attract increased competition from others as well. The Company also believes that the rapid technological changes which characterize the telecommunications industry will continue to make the markets in which the Company competes attractive to new entrants. There can be no assurance that the Company will be able to compete successfully with its existing or new competitors or that competitive pressures faced by the Company will not materially and adversely affect its business, operating results and financial condition.

MANUFACTURING AND FACILITIES

    The Company seeks to deliver its products on time and defect-free, utilizing processes that are designed with employee involvement and are based on just-in-time delivery and focused work cells principles. All major operations meet ISO-9001 international manufacturing standards. The Company is committed to providing high-quality products that are cost effective to its customers.

    As of December 31, 1997, the Company operated 29 facilities worldwide comprising its world headquarters and 23 principal manufacturing and service locations. Some of the Company's manufacturing locations contain more than one facility.

                                                        OWNED FACILITIES              LEASED FACILITIES
                                                  -----------------------------  ---------------------------
                                                                     APPROX.                      APPROX.
                                                     NUMBER OF      AREA (SQ.                    AREA (SQ.
GEOGRAPHIC LOCATION                                 FACILITIES         FT.)         NUMBER          FT.)
------------------------------------------------  ---------------  ------------  -------------  ------------
North America...................................            10         841,544             7        473,761
Europe..........................................             1          70,000             4        233,000
Latin America...................................        --              --                 4        120,965
Asia/Pacific....................................        --              --                 3        109,854
                                                            --                            --
                                                                   ------------                 ------------

  Total.........................................            11         911,544            18        937,580
                                                            --                            --
                                                            --                            --
                                                                   ------------                 ------------
                                                                   ------------                 ------------

    The Company has a 75% interest in a CO mainframe and protection joint venture in Shanghai, China, manufactures power protection devices through a joint venture relationship in Japan and has a 60% interest in a joint venture to establish its test systems business in Guangzhou, China. The Company also has a 50% interest in a joint venture in the United States (Dantherm Inc.) that provides thermal management systems for electronic cabinetry.

    The Company believes it has sufficient production capacity to meet current demand for its product offerings. The Company anticipates expanding capacity as required by leasing, acquiring or building new production facilities. Certain components used in the Company's products, including certain specific integrated circuits, are only available from a single source or limited number of suppliers. Some of the Company's sole-source suppliers are companies which from time to time allocate parts to telephone equipment manufacturers due to market demand for telecommunications equipment. Many of the Company's competitors are much larger and may be able to obtain priority allocations from these shared suppliers, thereby limiting or making unreliable the sources of supply for these components. The Company has no supply commitments from its vendors and generally purchases components on a purchase order basis as opposed to entering into long term procurement agreements with vendors. To date, the Company has generally been able to obtain adequate supplies in a timely matter from vendors or, when necessary, to meet production needs from alternative vendors. The Company believes that, in most cases, alternate vendors can be identified if current vendors are unable to fulfill needs. If the Company is unable to obtain sufficient quantities of these or any other components or if there is a significant increase in the price of key components, delays or reductions in manufacturing or product shipments could occur which would have a material adverse effect on the Company's business, financial condition and results of operations.

INTELLECTUAL PROPERTY

    The Company relies on a combination of patents, trade secrets, trademarks, copyrights and other intellectual property law, nondisclosure agreements and other protective measures to protect its proprietary rights. The Company also utilizes unpatented proprietary know-how and trade secrets and employs various methods to protect its trade secrets and know-how. Although the Company employs a variety of intellectual property in the development and manufacturing of its products, it believes that none of such intellectual property is individually critical to its current operations. Taken as a whole, the Company believes its intellectual property rights are significant and that the loss of all or a substantial portion of such rights could have a material adverse effect on its results of operations. There can be no assurance that the Company's intellectual property protection measures will be sufficient to prevent misappropriation of the Company's technology. In addition, the laws of many foreign countries do not protect the Company's intellectual properties to the same extent as the laws of the United States. From time to time, the Company may desire or be required to renew or to obtain licenses from others in order to further develop and market commercially viable products effectively. There can be no assurance that any necessary licenses will be available on reasonable terms.

EMPLOYEES

    As of December 31, 1997, RELTEC had 5,273 employees worldwide, including 4,151 employees in operations and engineering, 356 employees in sales and marketing and 766 employees in corporate and administration. As of December 31, 1997, approximately 65 of the Company's U.S. employees were subject to a collective bargaining agreement. In addition, certain of its employees in the United Kingdom, Canada and Mexico are represented by unions. The Company believes its relationship with its employees is good.

ENVIRONMENTAL MATTERS

    The Company is subject to comprehensive and changing foreign, federal, state and local environmental requirements, including those governing discharges to the air and water, the handling and disposal of solid and hazardous wastes and the remediation of contamination associated with releases of hazardous substances. The Company believes that it is currently in material compliance with current environmental requirements. Nevertheless, the Company uses solvents and other hazardous substances, and as is the case with manufacturers in general, if a release of hazardous substances occurs on or from the Company's properties the Company may be held liable and may be required to pay the cost of remedying the condition. The amount of any such liability could be material.

    The Company has made, and will continue to make, expenditures to comply with current and future environmental requirements with respect to its facilities. In each of the last three years, the Company's capital expenditures for environmental compliance have been less than $1 million. The Company anticipates that it may incur additional capital expenditures and will incur operating costs in the future to comply with existing laws and regulations and new requirements arising from new or amended statutes. In addition, because the applicable regulatory agencies have not yet promulgated final standards for some existing environmental programs, the Company cannot, at this time, reasonably estimate the cost for compliance with these additional requirements. The amount of any such compliance cost could be material.

    In connection with the RELTEC Acquisition, Rockwell agreed to indemnify the Company for certain environmental matters. Rockwell is obligated to provide 100% indemnification for environmental matters relating to the St. Stephen, South Carolina facility, which was transferred to Rockwell in February 1995. In addition, Rockwell agreed to indemnify the Company for 75% of clean-up costs and third-party liabilities exceeding $3 million resulting from contaminants released at the Company's facilities prior to the RELTEC Acquisition provided that the clean-up costs and third-party liabilities are incurred pursuant to a governmental order or decree, or at the express direction of a governmental entity. The above-described indemnification obligations expire fifteen years from the closing of the RELTEC Acquisition.

LEGAL PROCEEDINGS

    In October 1995, Vicor Corporation and its licensing affiliate VLT Corporation (collectively, "VLT") filed suit against the Company alleging underpayment of royalties and other defaults under an agreement pursuant to which VLT licensed to the Company the right to use certain technology related to power conversion. The case is currently pending in the United States District Court in Boston, Massachusetts. In June 1997, the Company notified VLT that it was exercising its right to terminate the agreement because the Company was not using the VLT technology in any products with material sales. The Company believes that it has meritorious defenses to VLT's claims and intends to defend vigorously this suit.

    In November 1997, Advanced Fibre Communications, Inc. ("AFC") filed suit against the Company in a California state court alleging trade secret misappropriation and other wrongful acts related to the Company's engagement of a consultant, Vidar Sun Moon ("VSM"), that was also a consultant to AFC. AFC alleges that the Company wrongfully obtained AFC's proprietary information from VSM related to the Company's MATRIXEXPRESS product. AFC is seeking injunctive relief as well as monetary damages. The Company believes that AFC's claims are without merit and intends to defend vigorously this suit.

                                   MANAGEMENT

DIRECTORS AND OFFICERS

    The Bylaws of the Company provide that the directors will be elected annually. All directors of the Company hold office until the election and qualification of their successors. Executive officers of the Company are chosen by the Board of Directors of the Company and serve at its discretion. The following sets forth certain information regarding the corporate officers, directors and operating officers of the Company and its operating subsidiaries:

                        NAME                               AGE                            POSITION
-----------------------------------------------------      ---      -----------------------------------------------------
CORPORATE OFFICERS
Dudley P. Sheffler...................................          53   President, CEO and Director
W. Michael Corkran...................................          44   President, North America and Asia/Pacific
Patrick L. Welker....................................          51   President, Europe and Latin America
Scott A. Fine........................................          38   Vice President, Finance
Valerie A. Gentile...................................          42   Vice President, General Counsel and Secretary
David G. Phelps......................................          47   Vice President, Human Resources
John L. Wilson.......................................          48   Vice President, Controller
Ronald W. Baker......................................          41   Treasurer

DIRECTORS
James H. Greene, Jr..................................          47   Director
Henry R. Kravis......................................          54   Director
Alexander Navab, Jr..................................          31   Director
George R. Roberts....................................          54   Director
Barry Houghton, MBE..................................          49   Director

OPERATING OFFICERS
Nicholas A. Camino...................................          57   Vice President/General Manager, Services
Lisa A. Coffman......................................          37   Vice President, North American Operations
Armando E. Cuesta....................................          56   Vice President/General Manager, Latin America
Alan W. Ferguson.....................................          49   Managing Director, Europe Wireless
Pantelis P. Paradissis...............................          60   Vice President, Chief Technology Officer
Michael K. Pratt.....................................          43   Vice President/General Manager Access Systems
Richard L. Schwob....................................          51   Vice President/General Manager Network Components
Philip Y. Shih.......................................          40   Vice President/General Manager, Asia/Pacific

CORPORATE OFFICERS

    DUDLEY P. SHEFFLER has been President and CEO of the Company and a director of the Company since August 1995. He has served as President of the Company and its predecessor since 1981.

    W. MICHAEL CORKRAN has been President, North America and Asia/Pacific and has had responsibility for the worldwide coordination of wireline activities since July 1997. Prior to that, he was Vice President/ General Manager, Reliable Electric Division of the Company and its predecessor since 1993. From 1990 to 1993, Mr. Corkran served as Director of Marketing for the Reliable Electric Division and, prior thereto, held various management positions at Reliance Electric Corporation since 1976.

    PATRICK L. WELKER has been President, Europe and Latin America and has had responsibility for worldwide coordination of wireless activities since July 1997. Prior to that, Mr. Welker was Vice President/

General Manager, Transmission Products of the Company and its predecessor since 1993. From 1991 to 1993, Mr. Welker was the Vice President and General Manager of the Engineered Systems Division of Reliance Comm/Tec Corporation and from 1990 to 1991, he served as General Manager of Reliance Comm/Tec Canada.

    SCOTT A. FINE has been Vice President, Finance since December 1997. Mr. Fine joined the Company in 1996 as Vice President, Strategic Planning & Business Development after having been in the Investment Banking Division at Goldman, Sachs & Co. for the previous eleven years. Prior thereto, Mr. Fine was associated with McKinsey & Company, Inc., a worldwide strategic consulting firm.

    VALERIE A. GENTILE has been Vice President, General Counsel and Secretary since December 1997. Prior to that, Ms. Gentile worked for M.A. Hanna Company for over nine years, where her last position was Senior Associate Counsel.

    DAVID G. PHELPS has been Vice President, Human Resources for the Company and its predecessor since 1986. Prior to assuming his current position, Mr. Phelps was Director, Human Resources for Transmission Products at Reliance Comm/Tec.

    JOHN L. WILSON has been Vice President and Controller of the Company since August 1995. From 1993 to August 1995, Mr. Wilson was the Controller of the Company and its predecessor and prior thereto, from 1989 to 1993, he served as Controller of the Lorain Products Division of Reliance Comm/Tec. Mr. Wilson held management positions in audit with Exxon Corporation for ten years before joining Reliance Electric Company.

    RONALD W. BAKER has been the Treasurer of the Company since August 1995. Prior thereto and since 1978, he held various positions in accounting and treasury with the Company, its predecessor and Reliance Electric Company.

DIRECTORS

    JAMES H. GREENE, JR. has been a director of the Company since June 1995 and is a member of the limited liability company which serves as the general partner of KKR and a general partner of KKR Associates. He is also a director of Accuride Corporation, Bruno's, Inc., Owens-Illinois, Inc., Owens-Illinois Group, Inc., Randall's Food Markets, Inc., Safeway Inc. and Union Texas Petroleum Holdings, Inc.

    HENRY R. KRAVIS has been a director of the Company since August 1995. He is a managing member of the limited liability company which serves as the general partner of KKR and a general partner of KKR Associates. He is also a director of Accuride Corporation, Amphenol Corporation, Borden, Inc., Bruno's, Inc., Evenflo & Spalding Holdings Corporation, The Gillette Company, IDEX Corporation, KinderCare Learning Centers, Inc., KSL Recreation Group, Inc., Merit Behavioral Care Corporation, Newsquest Capital plc, Owens-Illinois, Inc., Owens-Illinois Group, Inc., PRIMEDIA, Inc., Safeway Inc., Sotheby's Holdings, Inc., Union Texas Petroleum Holdings, Inc. and World Color Press, Inc.

    ALEXANDER NAVAB, JR. has been a director of the Company since June 1995. He has been an executive of KKR and a limited partner of KKR Associates since 1993. From 1991 to 1993, Mr. Navab was an associate at James D. Wolfensohn, Inc. He is also a director of Borden, Inc., KSL Recreation Group, Inc., Newsquest Capital plc and World Color Press, Inc.

    GEORGE R. ROBERTS has been a director of the Company since August 1995. He is a managing member of the limited liability company which serves as the general partner of KKR and a general partner of KKR Associates. He is also a director of Accuride Corporation, Amphenol Corporation, Borden, Inc., Bruno's, Inc., Evenflo & Spalding Holdings Corporation, IDEX Corporation, KinderCare Learning Centers, Inc., KSL Recreation Group, Inc., Merit Behavioral Care Corporation, Owens-Illinois, Inc., Owens-Illinois

Group, Inc., PRIMEDIA, Inc., Randall's Food Markets, Inc., Safeway Inc., Union Texas Petroleum Holdings, Inc. and World Color Press, Inc.

    BARRY HOUGHTON, MBE has been a Director of the Company since February 1997. From 1994 through July 1997, he was Chairman of Rainford. From 1971, when he founded Rainford, to 1994 he was Managing Director of Rainford.

    MESSRS. Kravis and Roberts are first cousins.

    The Board of Directors intends to appoint two additional directors who are not affiliated with the Company or KKR promptly following the sale of shares pursuant to the Offering. The additional directors have not yet been identified.

OPERATING OFFICERS

    NICHOLAS A. CAMINO has been Vice President/General Manager, Services since 1989. Prior thereto he held various positions in project management, applications engineering and systems marketing at Reliance Electric Company and Reliance Comm/Tec.

    LISA A. COFFMAN was appointed Vice President, North American Operations in August 1997. Prior to that, Ms. Coffman worked for Motorola, Inc. for 15 years in various manufacturing positions. Most recently, Ms. Coffman had responsibility for Manufacturing Operations for Motorola's Boynton Beach Paging Facility, which services the North America and Latin America markets.

    ARMANDO E. CUESTA has been Vice President and General Manager, Latin America since November 1997. Prior to that he was President of ECI Telecom Americas, a wholly owned subsidiary of ECI Telecom LTD, since July 1996. From 1992 to July 1996, Mr. Cuesta was Senior Vice President--Americas Operations for Telematics International Inc., a wholly owned subsidiary of ECI Telecom LTD.

    ALAN W. FERGUSON has been Managing Director, Europe Wireless since July 1997. Prior to that, he was Group Managing Director of Rainford since October 1994. Prior to that, he held a number of senior managerial positions with GEC-Plessey Telecommunications. Mr. Ferguson joined RELTEC with the acquisition of Rainford in 1996.

    PANTELIS P. PARADISSIS has been Vice President and Chief Technology Officer of the Company since January 1997. Prior to that, he was Vice President/General Manager, Lorain Products Division of Reliance Comm/Tec since 1989. Mr. Paradissis joined Lorain Products in 1961 and has held a variety of engineering and marketing positions since then with Reliance Comm/Tec and its predecessor.

    MICHAEL K. PRATT has been Vice President/General Manager Access Systems since July 1997. Prior to that Mr. Pratt was Vice President, Access Products within the Transmission Products business unit since July 1996. Prior to joining the Company in July 1996, Mr. Pratt held various positions with DSC Communications Corporation.

    RICHARD L. SCHWOB has been Vice President/General Manager Network Components since January 1997. Prior to that he was Vice President, Sales for the Company and its predecessor since 1988. From 1987 to 1988, Mr. Schwob served as the Director of Marketing of Reliance Comm/Tec and from 1969 to 1984, he held various positions at Reliance Comm/Tec and its predecessor in sales and marketing.

    PHILIP Y. SHIH has been Vice President/General Manager, Asia/Pacific for the Company since January 1997 after joining the Company in August, 1996 as Vice President/General Manager-China. Prior to that he worked for AT&T Bell Laboratories for ten years and Chief Representative, AT&T West China Region with his most recent position being General Manager, AT&T Chengdu Telecommunications Company.

COMMITTEES OF THE BOARD OF DIRECTORS

    Following the Offering, the Board of Directors will have three standing committees: an Audit Committee, a Compensation Committee and an Executive Committee. Messrs. Sheffler, Greene and Navab comprise the Executive Committee of the Board of Directors. Currently, the Audit Committee consists of Messrs. Greene and Navab. The Company intends to appoint to the Audit Committee only persons who qualify as an "independent" director for purposes of the rules and regulations of the NYSE. The Audit Committee will select and engage, on behalf of the Company, the independent public accountants to audit the Company's annual financial statements, and will review and approve the planned scope of the annual audit. The Compensation Committee will establish remuneration levels for certain officers of the Company and will perform such functions as provided under the Company's employee benefit programs and executive compensation programs. Currently, Messrs. Greene and Navab serve as members of the Compensation Committee.

COMPENSATION OF DIRECTORS

    Directors who are also employees of the Company receive no remuneration for serving as directors. Each director who is not an employee of the Company receives an annual retainer of $25,000. The Company maintains a deferred compensation plan, effective January 1, 1996, for non-employee directors of the Company (the "Directors' Deferred Compensation Plan"). Such directors may defer all or a portion of their compensation to a deferred compensation account under the Directors' Deferred Compensation Plan. Deferred compensation accounts are credited with interest at the prime rate, and amounts in deferred compensation accounts become distributable on the date that the director ceases to be a director or such earlier time approved by the Board of Directors. All directors will be reimbursed for reasonable expenses incurred to attend director and committee meetings.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION MATTERS

    The Company's Certificate of Incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"), a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Under the DGCL, liability of a director may not be limited (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases and (iv) for any transaction from which the director derives an improper personal benefit. The effect of the provisions of the Company's Certificate of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior), except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Company's Bylaws provide that the Company shall indemnify its directors, officers, employees and agents against losses incurred by any such person by reason of the fact that such person was acting in such capacity.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE. The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief

Executive Officer and each of the four other most highly compensated executive officers of the Company (the "Named Executive Officers") during the year ended December 31, 1997:

                           SUMMARY COMPENSATION TABLE

                                                    ANNUAL COMPENSATION             LONG-TERM
                                           -------------------------------------  COMPENSATION
                                                                   OTHER ANNUAL   -------------     ALL OTHER
NAME AND PRINCIPAL POSITION                  SALARY      BONUS     COMPENSATION   LTIP PAYOUTS   COMPENSATION(1)
-----------------------------------------  ----------  ----------  -------------  -------------  ----------------
Dudley P. Sheffler.......................  $  400,000  $  360,000   $   --         $   --           $   13,226
  President and Chief
  Executive Officer
W. Michael Corkran.......................     200,000     130,000       --             --               --
  President, North America
  and Asia/Pacific
Patrick L. Welker........................     200,000     130,000       --             --                2,574
  President, Europe and Latin
  America
Alan W. Ferguson(2)......................     189,750      94,875       --             --               18,975
  Managing Director,
  Europe
Richard L. Schwob........................     179,000      89,500       --             --                2,496
  Vice President and
  General Manager

------------------------

(1) Includes (a) payments equal to lost Company savings plan matching contributions resulting from Code limitations (to Mr. Sheffler, Mr. Welker, and Mr. Schwob) and (b) a contribution to Mr. Ferguson's Personal Pension Plan in the UK.

(2) Mr. Ferguson joined RELTEC with the acquisition of Rainford by RELTEC effective September 1, 1996. In 1997, Mr. Ferguson's annual salary was L115,000, his Bonus was L57,500 and the contribution to his Personal Pension Plan was 10% of his annual salary, or L11,500, all of which were converted to U.S. dollars at a conversion rate of $1.65 per L1.00.

    STOCK OPTIONS GRANTED IN 1997. The following table sets forth information concerning individual grants of stock options made by the Company during the year ended December 31, 1997 to each of the Named Executive Officers.

                                 OPTION GRANTS

                                                                                            POTENTIAL REALIZABLE
                                                    INDIVIDUAL GRANTS                              VALUE
                                  ------------------------------------------------------  AT ASSUMED ANNUAL RATES
                                   NUMBER OF     PERCENT OF                                    OF STOCK PRICE
                                  SECURITIES    TOTAL OPTIONS                                 APPRECIATION FOR
                                  UNDERLYING     GRANTED TO     EXERCISE OR                     OPTION TERM
                                    OPTIONS     EMPLOYEES IN    BASE PRICE   EXPIRATION   ------------------------
NAME                                GRANTED      FISCAL YEAR     PER SHARE      DATE          5%          10%
--------------------------------  -----------  ---------------  -----------  -----------  ----------  ------------
Dudley P. Sheffler..............      60,000            6.9%     $   12.50      4/15/07   $  471,671  $  1,195,307
  President and Chief
  Executive Officer
W. Michael Corkran..............      55,000            6.3          12.50      4/15/07      432,365     1,095,698
  President, North America
  and Asia/Pacific
Patrick L. Welker...............      21,200            2.4          12.50      4/15/07      166,657       422,342
  President, Europe and               20,000            2.3          12.50      7/31/07      157,224       398,436
  Latin America
Alan W. Ferguson................      20,000            2.3          12.50      4/15/04      157,224       398,436
  Managing Director,
  Europe
Richard L. Schwob...............      21,200            2.4          12.50      4/15/07      166,657       422,342
  Vice President and
  General Manager

    AGGREGATED OPTION EXERCISES. None of the Named Executive Officers exercised options in 1997.

BENEFIT PLANS

RETIREMENT PLANS

    GENERAL

    The Company maintains a number of "tax qualified" retirement plans, including a 401(k) savings plan, that are each generally available to a broad classification of its employees. In addition, the Company also maintains a frozen defined benefit pension plan (the "Pension Plan") for eligible salaried employees (including the Named Executive Officers) and those hourly employees not covered by another defined benefit pension plan maintained by the Company who were participants in a certain predecessor defined benefit plan in effect as of the RELTEC Acquisition. Benefits under the Pension Plan are generally determined on the basis of average compensation and years of service. Effective December 31, 1997, benefit accruals under the Pension Plan were frozen. Compensation taken into account under the Pension Plan generally includes salary and bonus and other compensation disclosed in the Summary Compensation Table. The normal retirement age under the Pension Plan is 65; however, retirement before age 65 can be elected under certain conditions. Pension amounts will be reduced to reflect retirement prior to age 65.

    SUPPLEMENTAL RETIREMENT PLAN FOR KEY EMPLOYEES

    The Company also maintains a Supplemental Retirement Plan for Key Employees (the "Supplemental Plan"), an unfunded "non-qualified" plan that covers employees (including the Named Executive Officers) who participate in the Pension Plan and the Deferred Compensation Plan described below or whose benefits under the Pension Plan are limited due to restrictions imposed by federal tax laws. Benefits under the Supplemental Plan are based on years of service (including years of service not taken into account under the Pension
Plan) and total annual compensation as reported in the Summary

Compensation Table and, for participants in the Deferred Compensation Plan, a specified percentage of average awards under such plan multiplied by years of service.

    SPECIAL RETIREMENT PROGRAM FOR ELECTED OFFICERS

    The Company also maintains a deferred compensation plan (the "Special Retirement Program") for principal officers of the Company who participated in a similar predecessor plan of Reliance Electric Company. A principal officer must have served as such for at least two years and, upon retirement, must have at least ten years of service with the Company to be eligible to participate in the Special Retirement Program. Eligibility to participate in the Special Retirement Program is subject to the approval of the Board of Directors of the Company in the event of retirement prior to the normal retirement date. An individual will not be eligible to participate in the Special Retirement Program in the event of retirement prior to reaching age 55.

    The maximum retirement allowance provided under the Special Retirement Program upon a participant's retirement will be 50% of the average of the three best years of total compensation, less pension attributable to the Company contributions under the Company Pension Plan, the Supplemental Retirement Plan and any retirement plan of a prior employer following retirement from the Company, and less 50% of primary Social Security benefit. The maximum retirement allowance of 50% will be payable to the person holding, on retirement, the office of Chief Executive Officer of the Company, and to any other participant with 15 years of service with the Company upon retirement. If a participant, other than the Chief Executive Officer of the Company, has less than 15 years of service upon retirement, the retirement allowance will be reduced by .2777% for each month of service less than 180 months. Under the Special Retirement Program, the group life and medical insurance coverage in effect for a participant at the time of early retirement will be continued until normal retirement.

    DEFERRED COMPENSATION PLAN

    The Company also maintains an unfunded "non-qualified" deferred compensation plan (the "Deferred Compensation Plan") for elected officers and other key employees of the Company and its subsidiaries and affiliates, pursuant to which the Company may elect to award deferred compensation to any of such officers and employees each calendar year. In addition, because federal law places limitations on contributions to the 401(k) retirement savings plan, the Company contributes to the Deferred Compensation Plan for each participant the amount of matching employer contributions to which the participant would be entitled under the 401(k) savings plan but for such limitations. Deferred compensation accounts under the Deferred Compensation Plan are credited quarterly with interest at the rate specified by the Board from time to time (currently at the prime rate). The amounts credited to an employee's deferred compensation account will become distributable at age 65 or earlier with the approval of the Board of Directors of the Company. In addition, in the event of a "change of control" (as defined under the Deferred Compensation Plan), payment of all accounts shall be accelerated and payable in a lump sum within 30 days after such event.

1995 EQUITY PLAN

    The Company has adopted a Stock Purchase and Option Plan for its employees effective as of August 1, 1995, as amended and restated effective as of July 18, 1996 (the "1995 Equity Plan"). The principal purposes of the 1995 Equity Plan are to provide incentives for officers and employees of the Company through grants of non-qualified stock options ("NQSOs") and restricted stock (collectively, "Grants") to motivate their personal and active interest in the Company's development and financial success, and to induce them to remain in the Company's employment.

    Under the 1995 Equity Plan, not more than 5,000,000 shares of Common Stock are authorized for issuance upon exercise of NQSOs or upon vesting of restricted stock awards. NQSOs are options to purchase shares of Common Stock that are not "incentive stock options" within the meaning of Section 422 of the Code. Restricted stock is Common Stock that is subject to restrictions or conditions on the participant's right to transfer or sell such stock. Furthermore, the maximum number of shares that may be subject to Grants under the 1995 Equity Plan to any individual cannot exceed 1,000,000.

    ADMINISTRATION

    The Compensation Committee of the Company's Board of Directors administers the 1995 Equity Plan. It is the current intent of the Compensation Committee not to make any Grants under the 1995 Equity Plan following the Offering.

    Subject to the terms and conditions of the 1995 Equity Plan, the Compensation Committee has the authority to select the employees, if any, to whom Grants are to be made, to determine the number of shares to be subject thereto and the terms and conditions thereof, and to make all other determinations and to take all other actions necessary to advisable for the administration of the 1995 Equity Plan. The Compensation Committee is also authorized to adopt, amend and rescind rules relating to the administration of the 1995 Equity Plan.

    ELIGIBILITY

    Restricted stock and NQSOs under the 1995 Equity Plan may be granted to individuals who are employees of the Company (or any current or future subsidiaries of the Company) selected by the Compensation Committee for participation in the 1995 Equity Plan. No Grants may be made under the 1995 Equity Plan to non-employee directors of the Company or its subsidiaries, except that, in connection with the Rainford Acquisition, the Compensation Committee was authorized to make Grants of NQSOs to non-employee directors as rollover options in return for cancellation of certain options issued by Rainford.

    GRANTS UNDER THE 1995 EQUITY PLAN

    The 1995 Equity Plan provides that the Compensation Committee may grant or issue restricted stock or NQSOs, or any combination thereof, to any eligible employee. Each such Grant will be set forth in a separate agreement with the person receiving the Grant and will indicate the type, terms and conditions of the Grant.

    NON-QUALIFIED STOCK OPTIONS ("NQSOS") will provide for the right to purchase Common Stock at a specified price per share that may be less than (but in most cases not below 50%) the fair market value of a share of Common Stock on the date of grant, and usually will become exercisable (at the discretion of the Compensation Committee) in one or more installments after the grant date, subject to the participant's continued employment with the Company and/or subject to the satisfaction of individual or Company performance targets established by the Compensation Committee. Exercise of NQSOs also may be predicated on the purchase of restricted stock by the participant pursuant to a Grant. NQSOs issued under the 1995 Equity Plan have a maximum exercise period of ten years from the date of grant.

    RESTRICTED STOCK may be sold to participants at various prices per share (but not less than 50% of the fair market value of a share of Common Stock on the date such shares are offered) and made subject to such restrictions as may be determined by the Compensation Committee. Restricted stock typically may be repurchased by the Company at the original purchase price in the event of termination of the participant's employment with the Company other than by reason of death, disability or retirement at age 65 or in the event of certain impermissible transfers of Common Stock. In general, restricted stock may not be sold, or otherwise transferred or hypothecated, until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will receive dividends prior to the time when the restrictions lapse.

1998 EQUITY PLAN

    Prior to the Offering, the 1998 Equity Participation Plan of RELTEC Corporation (the "Equity Plan") was approved by the Board of Directors and stockholders of the Company. The principal purpose of the Equity Plan is to provide incentives for officers, employees and consultants of the Company through granting of options, restricted stock and other awards (collectively, "Awards"), thereby stimulating their personal and active interest in the Company's development and financial success, and inducing them to remain in the Company's employment. The Equity Plan is also intended to assist the Company in attracting and retaining qualified non-employee directors ("Non-Employee Directors") by providing for the automatic grant of options to Non-Employee Directors.

    Under the Equity Plan, not more than 4,200,000 shares of Common Stock (or the equivalent in other equity securities) are authorized for issuance upon exercise of options, stock appreciation rights ("SARs"), and other Awards, or upon vesting of restricted or deferred stock awards. Furthermore, the maximum number of shares which may be subject to options, SARs, restricted stock or other Awards granted under the Equity Plan to any individual in any calendar year cannot exceed a certain maximum amount.

    The principal features of the Equity Plan are summarized below, but the summary is qualified in its entirety by reference to the Equity Plan, which is filed as an exhibit to the registration statement of which this Prospectus is a part.

    ADMINISTRATION

    Prior to the Company's initial registration of Common Stock under Section 12 of the Exchange Act, the Compensation Committee of the Board will administer the Equity Plan. Following such registration, the entire Board or a committee thereof that consists solely of two or more members of the Board, each of whom is both a "non-employee director" for purposes of Rule 16b-3 under the Exchange Act ("Rule 16b-3") and an "outside director" for the purposes of Section 162(m) of the Code, will administer the Equity Plan with respect to grants to employees or consultants of the Company and the full Board will administer the Equity Plan with respect to options granted to Non-Employee Directors.

    Subject to the terms and conditions of the Equity Plan, the Committee has the authority to select the employees and consultants, if any, to whom Awards are to be made, to determine the number of shares to be subject thereto and the terms and conditions thereof, and to make all other determinations and to take all other actions necessary or advisable for the administration of the Equity Plan with respect to grants or awards made to employees or consultants. The Committee (and the Board of Directors) is also authorized to adopt, amend and rescind rules relating to the administration of the Equity Plan. Notwithstanding the foregoing, the Board of Directors shall conduct the general administration of the Equity Plan with respect to Options granted to Non-Employee Directors.

    ELIGIBILITY

    Options, SARs, restricted stock and other Awards under the Equity Plan may be granted to individuals who are employees or consultants of the Company (or any current or future subsidiaries) selected by the Committee for participation in the Equity Plan. In addition, the Equity Plan provides for automatic grants of non-qualified stock options to Non-Employee Directors.

    NON-EMPLOYEE DIRECTORS

    The Equity Plan provides for (i) automatic grants of non-qualified stock options to purchase a set number of shares of Common Stock to each Non-Employee Director at the time of election to the Board of Directors, and (ii) automatic grants of non-qualified stock options to purchase a set number of shares of Common Stock to each Non-Employee Director upon each successive anniversary of such election upon which the Non-Employee Director remains a member of the Board. Each such grant shall be set forth in a written agreement between the Company and the Non-Employee Director indicating the terms and conditions of the option. The exercise price of such options shall be the fair market value of a share of Common Stock on the date of grant. Each option shall become exercisable in cumulative annual installments of one-fourth each on each of the first four anniversaries of the date of the grant so long as the Non-Employee Director continues to serve as a director of the Company; provided, however, to the extent permitted by Rule 16b-3, the Board of Directors may accelerate the exercisability of options upon the occurrence of certain specified extraordinary corporate transactions or events, and provided further that upon the occurrence of a "Change in Control" of the Company (as defined in the Equity Plan) all outstanding options shall become immediately exercisable. No portion of an option granted to any Non-Employee Director shall be exercisable after the tenth anniversary of the date of grant or more than 120 days after the termination of the Non-Employee Director's services as director of the Company.

    AWARDS UNDER THE EQUITY PLAN

    The Equity Plan provides that the Committee may grant or issue stock options, SARs, restricted stock, deferred stock, dividend equivalents, performance awards, stock payments, and other stock related benefits, or any combination thereof to any eligible employee or consultant. Each such Award will be set forth in a separate agreement with the person receiving the Award and will indicate the type, terms and conditions of the Award.

    NONQUALIFIED STOCK OPTIONS ("NQSOS") will provide for the right to purchase Common Stock at a specified price which, except with respect to NQSOs intended to qualify as performance-based compensation under Section 162(m) of the Code, may be less than fair market value on the date of grant (but not less than par value), and usually will become exercisable (in the discretion of the Committee) in one or more installments after the grant date, subject to the participant's continued employment with the Company and/or subject to the satisfaction of individual or Company performance targets established by the Committee. NQSOs may be granted for any term specified by the Committee. Notwithstanding the foregoing, NQSOs granted to Non-Employee Directors shall be subject to the terms described above. See "--Non-Employee Directors."

    INCENTIVE STOCK OPTIONS ("ISOS") will be designed to comply with certain restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price not less than the fair market value of a share of Common Stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the Optionee's termination of employment, and must be exercised within ten years after the date of grant; but may be subsequently modified to disqualify them from treatment as ISOs. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of the Company, the Equity Plan provides that the exercise price must be at least 110% of the fair market value of a share of Common Stock on the date of grant and the ISO must expire upon the fifth anniversary of the date of its grant.

    RESTRICTED STOCK may be sold to participants at various prices (but not below par value) and made subject to such restrictions as may be determined by the Committee. Restricted stock, typically, may be repurchased by the Company at the original purchase price if the conditions or restrictions are not met. In general, restricted stock may not be sold, or otherwise transferred or hypothecated, until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will receive dividends prior to the time when the restrictions lapse.

    DEFERRED STOCK may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based on continued employment or on performance criteria established by the Committee. Like restricted stock, deferred stock may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

    STOCK APPRECIATION RIGHTS may be granted in connection with stock options or other Awards, or separately. SARs granted by the Committee in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of the Company's Common Stock over the exercise price of the related option or other Awards, but alternatively may be based upon criteria such as book value. Except as required by Section 162(m) of the Code with respect to any SAR intended to qualify as performance-based compensation as described in Section 162(m) of the Code, there are no restrictions specified in the Equity Plan on the amount of gain realizable from the exercise of SARs, although restrictions may be imposed by the Committee in the SAR agreements. The Committee may elect to pay SARs in cash or in Common Stock or in a combination of both.

    DIVIDEND EQUIVALENTS represent the value of the dividends per share paid by the Company, calculated with reference to the number of shares covered by the stock options, SARs or other Awards held by the participant.

    PERFORMANCE AWARDS may be granted by the Committee on an individual or group basis. Generally, these Awards will be based upon specific performance targets and may be paid in cash or in Common Stock or in a combination of both. Performance Awards may include "phantom" stock Awards that provide for payments based upon increases in the price of the Company's Common Stock over a predetermined period. Performance Awards may also include bonuses which may be granted by the Committee on an individual or group basis and which may be payable in cash or in Common Stock or in a combination of both.

    STOCK PAYMENTS may be authorized by the Committee in the form of shares of Common Stock or an option or other right to purchase Common Stock as part of a deferred compensation arrangement or otherwise in lieu of or in addition to all or any part of compensation, including bonuses, that would otherwise be payable in cash to the employee or consultant.

SECURITIES LAWS AND FEDERAL INCOME TAXES

    SECURITIES LAWS. The 1995 Equity Plan and the Equity Plan (the "Equity Plans") are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including, without limitation, Rule 16b-3. To the extent permitted by applicable law, the Equity Plans and options or other Awards granted thereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

    GENERAL FEDERAL TAX CONSEQUENCES. Under current federal laws, in general, recipients of awards and grants of nonqualified stock options, stock appreciation rights, restricted stock, deferred stock, dividend equivalents, performance awards, and stock payments under the Equity Plans are taxable under
Section 83 of the Code upon their receipt of Common Stock or cash with respect to such awards or grants and, subject to Section 162(m) of the Code, the Company will be entitled to an income tax deduction with respect to the amounts taxable to such recipients. Under Sections 421 and 422 of the Code, recipients of ISOs are generally not taxable on their receipt of Common Stock upon their exercises of ISOs if the ISOs and option stock are held for certain minimum holding periods and, in such event, the Company is not entitled to income tax deductions with respect to such exercises.

    SECTION 162(M) LIMITATION. In general, under Section 162(m) of the Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1 million in any one year. However, under Code Section 162(m), the deduction limit does not apply to certain "performance-based compensation" established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options and SARs will satisfy the "performance-based compensation" exception if the awards are made by a qualifying compensation committee, the plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (I.E., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Under a Code Section 162(m) transition rule for compensation plans of corporations which are privately held and which become publicly held in an initial public offering, the Equity Plans will not be subject to Code Section 162(m) until the "Transition Date" which is defined as the earliest of (i) the material modification of the Equity Plans; (ii) the issuance of all Common Stock and other compensation that has been allocated under the Equity Plans; or (iii) the first meeting of stockholders at which directors are to be elected that occurs after December 31, 2001. After the Transition Date, rights and awards granted under the Equity Plans, other than options and SARs, will not qualify as "performance-based compensation" for purposes of Code Section 162(m) unless such rights and awards are granted or vest upon preestablished objective performance goals, the material terms of which are disclosed to and approved by the stockholders of the Company.

    The Company has attempted to structure the Equity Plans in such a manner that, after the Transition Date, subject to obtaining stockholder approval of the Equity Plans, the remuneration attributable to stock options and SARs which meet the other requirements of Code Section 162(m) will not be subject to the $1,000,000 limitation. The Company has not, however, requested a ruling from the IRS or an opinion of counsel regarding this issue.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The KKR Partnerships beneficially own    % of the Company's outstanding
shares of Common Stock on a fully diluted basis, and after giving effect to the
Offering will own    % on a fully diluted basis. As a result the KKR
Partnerships will have the power to elect all of the Company's directors, appoint new management and approve any action requiring the approval of the holders of Common Stock. KKR Associates is the general partner of the KKR Partnerships. The general partners of KKR Associates are Messrs. Henry R. Kravis, George R. Roberts, Paul E. Raether, Michael W. Michelson, James H. Greene, Jr., Michael T. Tokarz, Clifton S. Robbins, Edward A. Gilhuly, Perry Golkin, Scott M. Stuart and Robert I. MacDonnell. Messrs. Kravis, Roberts and Greene are also directors of the Company, as is Alexander Navab, Jr., who is an executive of KKR and a limited partner of KKR Associates. Each of the general partners of KKR Associates is also a member of KKR & Co., L.L.C., which serves as the general partner of KKR.

    From time to time, KKR has received customary investment banking fees for services rendered to the Company in connection with divestitures, acquisitions and certain other transactions. As part of these fees, KKR received a fee of $7.5 million in cash from the Company for negotiating the RELTEC Acquisition and arranging the financing therefor, plus the reimbursement of its expenses in connection therewith. The Company paid KKR a $2.0 million fee for consulting services related to the Rainford Acquisition. In the future, KKR will continue to receive customary fees for services rendered to the Company in connection with acquisitions, divestitures and certain other transactions. In addition, KKR has agreed to render management, consulting and financial services to the Company for an annual fee of $750,000, payable quarterly. During the nine months ended September 30, 1997, the year ended December 31, 1996 and the five months ended December 31, 1995, the Company paid $0.5 million, $0.8 million and $0.4 million, respectively, to KKR for such services and for reimbursement of expenses.

    In connection with the RELTEC Acquisition, the KKR Partnerships entered into Securities Purchase Agreements pursuant to which they acquired 28,000,000 shares of Common Stock and one of the KKR Partnerships, CMT Associates L.P. ("CMT Associates"), acquired a Subordinated Promissory Note in the principal amount of $135,000,000 (the "Bridge Loan"). The Bridge Loan was guaranteed by the Company's sole wholly-owned direct subsidiary. The Securities Purchase Agreements contain provisions (i) restricting the KKR Partnerships' ability to sell shares of Common Stock for up to 90 days after the effective date of certain registration statements, (ii) requiring the Company to reimburse the KKR Partnerships for all costs and expenses arising in connection with the administration, enforcement and preservation of rights under the Securities Purchase Agreements, including, without limitation, all expenses incurred by the KKR Partnerships in connection with the maintenance of their books and records, preparation of tax returns and delivery of tax information to their partners and all travel and other out-of-pocket expenses of KKR Associates in connection with the operation and business of the KKR Partnerships and their ownership of the Common Stock and Bridge Loan and (iii) indemnifying the KKR Partnerships and all of their partners from liabilities, damages and expenses relating to or arising out of the KKR Partnerships' ownership of the Common Stock and Bridge Loan or litigation to which such persons are made a party in their capacity as an owner of such securities.

    Also in connection with the RELTEC Acquisition, the KKR Partnerships entered into the Registration Rights Agreement, dated August 1, 1995, (the "Registration Rights Agreement") with the Company. Pursuant to such agreement the KKR Partnerships have the right, under certain circumstances and subject to certain conditions, to require the Company to register under the Securities Act shares of Common Stock held by them. In addition, the Registration Rights Agreement also provides the KKR Partnerships with certain piggyback registration rights. The Registration Rights Agreement provides, among other things, that the Company will pay all expenses in connection with the first six demand registrations requested by the KKR Partnerships and in connection with any registration in which the KKR Partnerships participates through piggyback registration rights granted under such agreement.

    In connection with the issuance of shares of Common Stock to employees of the Company pursuant to the Company's 1995 Stock Purchase and Option Plan, such employees granted CMT Associates certain "drag along" rights and CMT Associates granted such employee certain "tag along" rights.

    On September 7, 1995, CMT Associates exchanged $35 million of the principal amount of the Bridge Loan into 7,000,000 shares of Common Stock pursuant to the terms of the Bridge Loan. On September 11, 1995, the Company repaid $25 million of the principal amount of the Bridge Loan with proceeds for borrowings under its then existing bank credit agreement. In August 1996, CMT Associates exchanged the remaining $75 million principal amount for 6,434,783 shares of Common Stock, plus 1,000 shares of Series A Preferred Stock that was subsequently sold to a third party. On April 1, 1997, CMT Associates purchased an additional 4,000,000 shares of Common Stock for $50,000,000, which proceeds were used to repay indebtedness.

    In connection with the Rainford Acquisition, 2,951,044 shares of Common Stock were issued in exchange for certain shares of Rainford Common Stock held for the benefit of Barry Houghton, a director of the Company, and his family (the "Settlements") pursuant to certain settlement agreements. The Settlements and the Company entered into a Put/Call Agreement in August 1996. That agreement provides that if Barry Houghton ceases for any reason to be employed by the Company or any of its subsidiaries, the Company shall have the right to purchase some or all of the shares of Common Stock held by the Settlements at fair market value on the date of his termination. Subject to certain limitations, upon Barry Houghton ceasing for any reason to be employed by the Company or any of its subsidiaries the Settlements shall be entitled to sell to the Company, and the Company shall be required to purchase, up to 10% of the shares of Common Stock held by the Settlements at fair market value on the date of his termination. For purpose of the agreement, if the Common Stock is listed on an exchange, then fair market value shall mean the average of the closing sales price for the Common Stock for the twenty trading days prior to the date of his termination. The Settlements also entered into a Stockholders' Agreement with the Company, the KKR Partnerships and certain other shareholders of Rainford. In the Stockholders' Agreement the Settlements granted the KKR Partnerships certain "drag along" rights and the KKR Partnerships granted the Settlements certain "tag along" rights. In addition, the Settlements have granted the Company a right of first refusal with respect to certain transfers of the Common Stock held by the Settlements and the Company granted the Settlements certain piggyback registration rights.

    In connection with the purchase of Common Stock pursuant to the 1995 Equity Plan, the Company made loans to certain employees. The only loans to executive officers were to Susan Clark, formerly General Counsel and Secretary and currently Vice President/Administration, Latin America, and to Valerie Gentile, Vice President and General Counsel. The principal amount of the loans are paid in five equal annual payments and interest on the unpaid principal accrues at a floating interest rate. The loans are secured by a pledge of the Common Stock held by such persons. At December 31, 1997, the outstanding principal balance for Ms. Clark's and Ms. Gentile's loans were $54,683 and $218,750, respectively.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth information with respect to the beneficial ownership of the Company's Common Stock as of December 31, 1997 by (i) each person who is known by the Company to beneficially own more than 5% of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the executive officers of the Company and (iv) all directors and executive officers as a group. Unless otherwise indicated, the address of each person named in the table below is RELTEC Corporation, 5900 Landerbrook Drive, Suite 300, Cleveland, OH 44124-4019.

                                                                   PERCENT OF TOTAL
                                                                ----------------------
                                                  SHARES        PERCENT      PERCENT
                                               BENEFICIALLY      BEFORE       AFTER
    NAME AND ADDRESS OF BENEFICIAL OWNER         OWNED(1)       OFFERING   OFFERING(2)
---------------------------------------------  ------------     --------   -----------
KKR Associates, L.P.(3)......................   45,434,783        90.8%
  Henry R. Kravis............................           --          --
  George R. Roberts..........................           --          --
  James H. Greene, Jr........................           --          --
Barry Houghton MBE(4)........................    2,985,044         6.0
Dudley P. Sheffler(5)........................      282,000           *
Patrick L. Welker(6).........................      103,640           *
W. Michael Corkran(7)........................       83,000           *
Alexander Navab, Jr.(8)......................           --           *
All officers and directors as a group (5
  persons, excluding Messrs. Greene, Kravis
  and Roberts)(9)............................    3,453,684         6.9

------------------------
*   Less than 1%.

(1) For purposes of this table, a person is deemed as of any date to have "beneficial ownership" of any security that such person has a right to acquire within 60 days after such date. Shares that each identified stockholder has the right to acquire within 60 days of the date of the table set forth above are deemed to be outstanding in calculating the percentage ownership of such stockholder, but are not deemed outstanding as to any other person.

(2) Assumes (i) no exercise of the over-allotment option by the Underwriters and
    (ii) no purchase of shares in the Offering by the respective Beneficial
    Owner.

(3) Shares of Common Stock shown as owned by KKR Associates are owned of record by CMT Associates, L.P. and KKR Partners II, L.P. of which KKR Associates is the sole general partner and as to which it possesses sole voting and investment power. Messrs. Kravis, Roberts and Greene (who are directors of the Company) and Messrs. Paul E. Raether, Michael W. Michelson, Michael T. Tokarz, Clifton S. Robbins, Edward D. Gilhuly, Perry Golkin, Scott M. Stuart and Robert I. MacDonnell, as general partners of KKR Associates, may be deemed to share beneficial ownership of any shares beneficially owned by KKR Associates, but disclaim any such beneficial ownership. The address of KKR Associates is 9 West 57th Street, New York, New York 10019.

(4) Includes an aggregate of 34,000 options that are exercisable within 60 days of the date hereof held by Mr. Houghton and 2,951,044 shares held in trust in respect of which Mr. Houghton is the beneficial owner.

(5) Includes an aggregate of 132,000 options that are exercisable within 60 days of the date hereof.

(6) Includes an aggregate of 50,640 options that are exercisable within 60 days of the date hereof.

(7) Includes an aggregate of 43,000 options that are exercisable within 60 days of the date hereof.

(8) Mr. Navab is an executive of KKR and a limited partner of KKR Associates. Mr. Navab disclaims that he is the beneficial owner of any shares beneficially owned by KKR Associates.

(9) Includes an aggregate of 259,640 options that are exercisable within 60 days of the date hereof.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

    In September 1996, the Company entered into the $450.0 million New Credit Facility which matures on September 30, 2003. The New Credit Facility consists of a $350.0 million domestic revolving facility ("DRF") and a $100.0 million multi-currency revolving facility ("MCRF"). DRF loans are denominated in U.S. dollars and maintained at the Base Rate or the Euro Rate plus percentage margins as specified in the New Credit Facility. MCRF loans are denominated in U.S. dollars, pounds sterling, deutsche marks and/or yen and are maintained at the Base Rate or the Euro Rate plus percentage margins as specified in the New Credit Facility. The New Credit Facility contains provisions to reduce the interest rates and commitment fees if certain leverage ratios are achieved. At September 30, 1997, the weighted average interest rate on the New Credit Facility was 6.86%. The New Credit Facility contains provisions for a $30.0 million (or a pound sterling equivalent) short-term credit line as well as letters of credit. At September 30, 1997 the New Credit Facility has a facility fee of 0.25% per annum on the unused commitment and a letter of credit facility fee of 0.25% per annum on outstanding letters of credit with provisions to reduce both rates if certain leverage ratios are achieved. At September 30, 1997, the aggregate availability under the New Credit Facility was $212.3 million.

    The New Credit Facility contains covenants and provisions that restrict, among other things, the Company's ability to change its business, declare dividends, grant liens, incur additional indebtedness, exceed a leverage ratio meet or exceed a minimum interest coverage ratio and make certain capital expenditures. The Company was in compliance with these covenants as of September 30, 1997. The New Credit Facility is secured by the capital stock of RELTEC's subsidiaries and guaranteed by certain subsidiaries.

    Pursuant to the terms of the New Credit Facility, the available commitment under the New Credit Facility will be reduced from $450.0 million on September 30, 1999 by $35.0 million, and by $35.0 million per year on each September 30 thereafter until balance matures on September 30, 2003. Principal payments are not otherwise required unless the New Credit Facility is required to be reduced for certain changes in the Company's business activities as defined in the Credit Agreement.

    In May 1997, the Company entered into promissory notes with several banks for $40 million of unsecured and uncommitted Money Market Lines of Credit in addition to the New Credit Facility. As of September 30, 1997, $24.0 million was outstanding at a weighted average interest rate of 7.06%.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

    The Certificate of Incorporation of the Company authorizes 100,000,000 shares of Common Stock, par value $0.01 per share ("Common Stock"), and 20,000,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock"), of which 1,000 shares are designated as Series A Redeemable Preferred Stock ("Series A Preferred Stock"). As of December 31, 1997, the outstanding capital stock of the Company consisted of 50,038,608 shares of Common Stock held by 223 stockholders of record and 1,000 shares of Series A Preferred Stock held by one stockholder of record. The following summaries of certain provisions of the Common Stock and Preferred Stock do not purport to be complete and are subject to, and qualified in their entirety by, the provisions of the Certificate of Incorporation and Bylaws of the Company, which are included as exhibits to the Registration Statement of which this Prospectus forms a part, and by applicable law.

COMMON STOCK

    Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders of the Company, and do not have cumulative voting rights. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for that purpose, subject to preferences that may be applicable to any outstanding Preferred Stock and any other provisions of the Company's Certificate of Incorporation. The Company currently intends to retain any future earnings for use in its business and does not anticipate paying any cash dividends in the foreseeable future. The declaration and payment in the future of any cash dividends will be at the election of the Company's Board of Directors and will depend upon the earnings, capital requirements and financial position of the Company, future loan covenants, general economic conditions and other pertinent factors. Holders of Common Stock have no preemptive or other rights to subscribe for additional shares. No shares of Common Stock are subject to redemption or a sinking fund. In the event of any liquidation, dissolution or winding up of the Company, after payment of the debts and other liabilities of the Company, and subject to the rights of holders of shares of Preferred Stock, holders of Common Stock are entitled to share pro rata in any distribution to the stockholders. All of the outstanding shares of Common Stock are, and the shares offered hereby will be, fully paid and nonassessable. See "Risk Factors--Company Subject to Control of the KKR Partnerships," "Dividend Policy," "Dilution" and "Shares Eligible for Future Sale."

PREFERRED STOCK

    The Board of Directors has the authority, without action by the stockholders, to designate and issue Preferred Stock in one or more series and to designate the rights, preferences and privileges of each series, any or all of which may be greater that the rights of the Common Stock. It is not possible to state the actual effect of the issuance of any shares of Preferred Stock upon the rights of holders of the Common Stock until the Board of Directors determines the specific rights of the holders of such Preferred Stock. However, the effects might include, among other things, restricting dividends on the Common Stock, diluting the voting power of the Common Stock, impairing the liquidation rights of the Common Stock and delaying or preventing a change in control of the Company without further action by the stockholders.

    Holders of Series A Preferred Stock are entitled to receive cumulative dividends, accruable without interest, at the annual rate of $105.00 per share for the year ended December 31, 1996, 1997 and 1998; $115.00 per share for the year ended December 31, 1999; $125.00 for the year ended December 31, 2000; and $130.00 for each annual period thereafter until redeemed by the Corporation. The Company and the holders of Series A Preferred Stock have certain optional redemption rights which, if exercised, may result in a purchase of Series A Preferred Stock at the redemption price of $1,000 per share, plus an amount equal to any and all accumulated dividends accrued and unpaid thereon. In the event of a liquidation, dissolution or winding up of the company, the holders of shares of Series A Preferred Stock shall be entitled to an amount equal to $1,000 per share, plus an amount equal to any and all accumulated dividends accrued and unpaid thereon, subject to the rights of holders of senior securities. In the event of a merger or consolidation where the Company is not the surviving corporation, the Series A Preferred Stock will be exchanged or changed into an equal number of shares of preferred stock of such other person or entity with terms substantially identical to those of the Series A Preferred Stock.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

    The Company is a Delaware corporation subject to Section 203 of the General Corporation Law of the State of Delaware ("Section 203"). Section 203 provides in general that a stockholder acquiring more than 15% of the outstanding voting stock of a corporation subject to Section 203 (an "Interested Stockholder") but less than 85% of such stock may not engage in certain Business Combinations (as defined in Section 203) with the corporation for a period of three years subsequent to the date on which the stockholder became an Interested Stockholder unless (i) prior to such date the corporation's board of directors approved either the Business Combination or the transaction in which the stockholder became an Interested Stockholder or (ii) the Business Combination is approved by the corporation's board of directors and authorized by a vote of at least
66 2/3% of the outstanding voting stock of the corporation not owned by the Interested Stockholder. A "Business Combination" includes mergers, asset sales and other transactions resulting in financial benefit to a stockholder. Section 203 could prohibit or delay mergers or other takeover or change of control attempts with respect to the Company and, accordingly, may discourage attempts that might result in a premium over the market price for the shares held by stockholders.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Common Stock is           .

                        SHARES ELIGIBLE FOR FUTURE SALE

GENERAL

    Prior to completion of the Offering, there has been no public market for the Common Stock of the Company. Sales of substantial amounts of Common Stock in the public market, or the perception that such sales may occur, could adversely affect the market price of the Common Stock.

    Upon the consummation of the Offering, the Company will have       shares of
Common Stock issued and outstanding. All of the       shares of Common Stock to
be sold in the Offering (and any shares sold upon exercise of the U.S. Underwriters' over-allotment option) will be freely tradable without restrictions or further registration under the Securities Act, except for any shares purchased by an "affiliate" of the Company (as that term is defined in Rule 144 under the Securities Act ("Rule 144")), which will be subject to the resale limitations of Rule 144. The remaining shares of Common Stock outstanding are "restricted securities" as that term is defined in Rule 144 and are also subject to certain restrictions on disposition. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. Sales of restricted securities in the public market, or the availability of such shares for sale, could have an adverse effect on the price of the Common Stock. See "Risk Factors--Absence of Public Market and Possible Volatility of Stock Price," "Risk Factors--Immediate Dilution", "Risk Factors--Shares Eligible for Future Sale" and "Dilution."

REGISTRATION RIGHTS

    On August 1, 1995, the Company entered into the Registration Rights Agreement with the KKR Partnerships giving the KKR Partnerships demand rights, subject to certain limitations, to cause the Company to file a registration statement under the Securities Act covering resales of 28,000,000 shares of Common Stock held by them, and to cause such registration statement to become effective. The Registration Rights Agreement also grants "piggyback" registration rights permitting the KKR Partnerships to include their registrable securities in a registration of securities by the Company, subject to certain conditions and limitations. The Company is obligated to pay the expenses of such registrations.

    In addition, pursuant to certain stockholder agreements, the Company has granted "piggyback" registration rights to (i) substantially all of its employees that have purchased shares of Common Stock and/or that have been awarded options to purchase shares of Common Stock, (ii) certain shareholders that purchased shares of Common Stock in connection with the Rainford Acquisition and (iii) certain institutional investors. Such registration rights are exercisable only upon registration by the Company of shares of Common Stock held by the KKR Partnerships. The holders of such registration rights are entitled to notice of any proposal to register shares held by the KKR Partnerships and to include their shares in such registration, subject to certain restrictions, including the right of an underwriter participating in the offering to limit the number of shares included in such registration. The Company is obligated to pay the expenses of such piggyback registrations.

RULE 144

    In general, under Rule 144, as currently in effect, a person (or persons whose shares are required to be aggregated) who has beneficially owned shares of Common Stock for at least one year, including a person who may be deemed an "affiliate" of the Company, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of shares of the class of stock sold or the average weekly reported trading volume of the class of stock being sold during the four calendar weeks preceding such sale. A person who is not deemed an "affiliate" of the Company at any time during the three months preceding a sale and who has beneficially owned shares for at least two years is entitled to sell such shares under Rule 144 without regard to the volume limitations described above. As defined in Rule 144, an "affiliate" of an issuer is a person that directly or indirectly through the use of one or more intermediaries controls, is controlled by, or is under common control with, such issuer. The foregoing summary of Rule 144 is not intended to be a complete description thereof.

    Each of the Company, the KKR Partnerships, the directors, executive officers and certain other stockholders of the Company has agreed that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the
Underwriters, it will not, during the period ending    days after the date of
this Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer, lend or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The restrictions described in this paragraph do not apply to (x) the sale of Shares to the Underwriters, (y) the issuance by the Company of shares of Common Stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this Prospectus of which the Underwriters have been advised in writing or (z) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares.

    The Company and its directors and officers and certain of the Company's
other present stockholders who hold in the aggregate       shares of Common
Stock have agreed that they will not, directly or indirectly, offer, sell, contract to sell or otherwise dispose of or transfer any shares of Common Stock of the Company, or any security convertible into, or exercisable or exchangeable
for, Common Stock for a period of    days after the date of this Prospectus,
without the prior written consent of Morgan Stanley & Co. Incorporated. See "Underwriters."

      CERTAIN UNITED STATES TAX CONSEQUENCES TO NON-UNITED STATES HOLDERS

GENERAL

    The following is a general discussion of certain United States federal income and estate tax consequences of the ownership and disposition of Common Stock by Non-U.S. Holders. As used in this discussion, the term "Non-U.S. Holder" means any person or entity that is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual, a non-resident fiduciary of a foreign estate or trust, or a foreign partnership. An individual may, subject to certain exception, be deemed to be a resident alien (as opposed to a non-resident alien) by virtue of being present in the United States on at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year). Resident aliens are subject to United States federal tax as if they were United States citizens and residents.

    This discussion does not address all aspects of United States federal income and estate taxes or consider any specific facts or circumstances that may apply to a particular Non-U.S. Holder. Nor does it deal with foreign, state and local consequences that may be relevant to Non-U.S. Holders. Furthermore, this discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations promulgated thereunder and public administrative and judicial interpretations thereof, all of which are subject to changes which could be applied retroactively. EACH PROSPECTIVE PURCHASER OF COMMON STOCK IS ADVISED TO CONSULT A TAX ADVISOR WITH RESPECT TO CURRENT AND POSSIBLE FUTURE TAX CONSEQUENCES OF ACQUIRING, HOLDING AND DISPOSING OF COMMON STOCK.

    Dividends paid to a Non-U.S. Holder of Common Stock will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the dividends are effectively connected with the conduct of a trade or business by the Non-

U.S. Holder within the United States. If the dividends are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States and, if a tax treaty applies, are attributable to a United States permanent establishment of the Non-U.S. Holder, the dividends will be subject to United States federal income tax on a net income basis at applicable graduated individual or corporate rates and will be exempt from the 30% withholding tax described above (assuming the necessary certification and disclosure requirements are met). Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

    Dividends paid to an address outside the United States are presumed to be paid to a resident of such country for purposes of the withholding discussed above (unless the payor has knowledge to the contrary), and, under currently applicable United States Treasury regulations, for purposes of determining the applicability of a tax treaty rate. Under recently promulgated United States Treasury regulations generally effective with respect to payments made after December 31, 1998, however, a Non-U.S. Holder of Common Stock who wishes to claim the benefit of an applicable treaty rate (and avoid backup withholding as discussed below) will be required to satisfy specified certification and other requirements, which will include filing a Form W-8 containing the Non-U.S. Holder's name, address and a certification that such Holder is eligible for the benefits of the treaty under its Limitations in Benefits Article.

    A Non-U.S. Holder of Common Stock who is eligible for a reduced rate of United States withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts currently withheld by filing an appropriate, timely claim for refund with the United States Internal Revenue Service (the "Service").

GAIN ON DISPOSITION OF COMMON STOCK

    A Non-U.S. Holder generally will not be subject to United States federal income tax on any gain recognized on a disposition of a share of Common Stock unless (i) subject to the exception discussed below, the Company is or has been a "United States real property holding corporation" (a "USRPHC") within the meaning of section 897(c)(2) of the Code at any time within the shorter of the five-year period preceding such disposition or such Non-U.S. Holder's holding period (the "Required Holding Period"), (ii) the gain is effectively connected with the conduct of a trade or business within the United States of the Non-U.S. Holder and, if a tax treaty applies, is attributable to a permanent establishment maintained by the Non-U.S. Holder, (iii) the Non-U.S. Holder is an individual who holds the share of Common Stock as capital asset and is present in the United States of 183 days or more in the taxable year of the disposition and either (a) such individual has a "tax home" (as defined for United States federal income tax purposes) in the United States or (b) the gain is attributable to an office or other fixed place of business maintained in the United States by such individual or (iv) the Non-U.S. Holder is subject to tax pursuant to the Code provisions applicable to certain United States expatriates. If an individual Non-U.S. Holder falls under clause (ii) or (iv) above, he or she will be taxed on his or her net gain derived from the sale under regular United States federal income tax rates. If the individual Non-U.S. Holder falls under clause (iii) above, he or she will be subject to a flat 30% tax on the gain derived from the sale which may be offset by United States source capital losses (notwithstanding the fact that he or she is not considered a resident of the United States). If a Non-U.S. Holder that is a foreign corporation falls under clause (ii) above, it will be taxed on its gain under regular graduated United States federal income tax rates and, in addition, will under certain circumstances be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable income tax treaty.

    A corporation is generally a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interest plus its other assets used or held for use in a trade or business. The Company believes that it is not currently a USRPHC. However, a Non-U.S. Holder would generally not be subject to tax or withholding in respect of such tax, on gain from a sale or other disposition of Common Stock by reason of the Company's

USRPHC status if the Common Stock is regularly traded on an established securities market ("regularly traded") during the calendar year in which such sale or disposition occurs, provided that such holder does not own, actually or constructively, Common Stock with a fair market value in excess of 5% of the fair market value of all Common Stock outstanding at any time during the Required Holding Period. The Company believes that the Common Stock will be treated as regularly traded.

    If the Company is or has been a USRPHC within the Required Holding Period, and if a Non-U.S. Holder owns in excess of 5% of the fair market value of Common Stock (as described in the preceding paragraph), such Non-U.S. Holder of Common Stock will be subject to United States federal income tax at regular graduated rates under certain rules ("FIRPTA tax") on gain recognized on a sale or other disposition of such Common Stock. In addition, if the Company is or has been a USRPHC within the Required Holding Period and if the Common Stock were not treated as regularly traded, a Non-U.S. Holder would be subject to withholding in respect of FIRPTA tax at a rate of 10% of the amount realized on a sale or other disposition of Common Stock and could be further subject to FIRPTA tax in excess of the amounts withheld. Any amount withheld pursuant to such withholding tax would be creditable against such Non-U.S. Holder's United States federal income tax liability. Non-U.S. Holders are urged to consult their tax advisors concerning the potential applicability of these provisions.

FEDERAL ESTATE TAXES

    An individual Non-U.S. Holder who (i) is not a citizen or resident of the United States (as specifically defined for United States estate tax purposes) at the time of his or her death and (ii) owns, or is treated as owning Common Stock at the time of his or her death, or has made certain lifetime transfers of an interest in Common Stock, will be required to include the value of such Common Stock in his or her gross estate for federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

UNITED STATES INFORMATION REPORTING AND BACKUP WITHHOLDING TAX

    The Company must report annually to the Service and to each Non-U.S. Holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends. These information reporting requirements apply regardless of whether withholding is required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty or other agreement with the tax authorities in that country.

    United States backup withholding tax (which, in general, is a withholding tax imposed at the rate of 31% on certain payments to persons that fail to furnish certain information under the United States information reporting requirements) generally will not apply to (a) the payment of dividends paid on Common Stock to a Non-U.S. Holder at an address outside the United States (unless the payor has knowledge that the payee is a United States person) or (b) the payment of the proceeds of the sale of Common Stock to or through the foreign office of a broker. In the case of the payment of proceeds from such a sale of Common Stock through a foreign office of a broker that is a United States person or a "U.S. related person", however, information reporting (but not backup withholding) is required with respect to the payment unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder (and has no actual knowledge to the contrary) and certain other requirements are met or the holder otherwise establishes an exemption. For this purpose, a "U.S. related person" is (i) a "controlled foreign corporation" for United States federal income tax purposes or (ii) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a United States trade or business. The payment of the proceeds of a sale of shares of Common Stock to or through a United States office of a broker is subject to information reporting and possible backup withholding unless the owner certifies its non-United States status under penalties of perjury or otherwise establishes an exemption. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder's United States federal income tax liability, provided that the required information is furnished to the Service.

    The Treasury Department recently promulgated final regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not significantly alter the substantive withholding and information reporting requirements but rather unify current certification procedures and forms and clarify reliance standards. In addition, the final regulations permit the shifting of primary responsibility for withholding to certain financial intermediaries acting on behalf of beneficial owners. The final regulations are generally effective for payments made after December 31, 1998, subject to certain transition rules, Non-U.S. Holders should consult their own tax advisors with respect to the impact, if any, of the final regulations.

                                  UNDERWRITERS

    Under the terms and subject to the conditions contained in an Underwriting Agreement dated the date hereof (the "Underwriting Agreement"), the U.S. Underwriters named below for whom Morgan Stanley & Co. Incorporated and Smith Barney Inc. are acting as U.S. Representatives, and the International Underwriters named below for whom Morgan Stanley & Co. International Limited and Smith Barney Inc. are acting as International Representatives, have severally agreed to purchase, and the Company has agreed to sell to them, severally, the respective number of shares of Common Stock set forth opposite the names of such Underwriters below:

                                                                                   NUMBER OF
                                      NAME                                           SHARES
--------------------------------------------------------------------------------  ------------
U.S. Underwriters:
  Morgan Stanley & Co. Incorporated.............................................
  Smith Barney Inc..............................................................
  Goldman, Sachs & Co...........................................................
  Deutsche Morgan Grenfell Inc..................................................
  Lehman Brothers Inc...........................................................
  J.P. Morgan Securities Inc....................................................
                                                                                  ------------
    Subtotal....................................................................
                                                                                  ------------
International Underwriters:
  Morgan Stanley & Co. International Limited....................................
  Smith Barney Inc..............................................................
  Goldman Sachs International...................................................
  Morgan Grenfell & Co. Limited.................................................
  Lehman Brothers International (Europe)........................................
  J.P. Morgan Securities Ltd....................................................
                                                                                  ------------
    Subtotal....................................................................
                                                                                  ------------
      Total.....................................................................
                                                                                  ------------
                                                                                  ------------

    The U.S. Underwriters and the International Underwriters, and the U.S. Representatives and the International Representatives, are collectively referred to as the "Underwriters" and the "Representatives", respectively. The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the shares of Common Stock offered hereby are subject to the approval of certain legal matters by their counsel and to certain other conditions. The Underwriters are obligated to take and pay for all of the shares of Common Stock offered hereby (other than those covered by the U.S. Underwriters' over-allotment option described below) if any such shares are taken.

    Pursuant to the Agreement between U.S. and International Underwriters, each U.S. Underwriter has represented and agreed that, with certain exceptions: (i) it is not purchasing any Shares (as defined herein) for the account of anyone other than a United States or Canadian Person (as defined herein) and (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any Shares or distribute any prospectus relating to the Shares outside of the United States or Canada or to anyone other than a United States or Canadian Person. Pursuant to the Agreement between U.S. and International Underwriters, each International Underwriter has represented and agreed that, with certain exceptions: (i) it is not purchasing any Shares for the account of any United States or Canadian Person and (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any Shares or distribute any prospectus relating to the Shares in the United States or Canada or to any United States or Canadian Person. With respect to any Underwriter that is a U.S. Underwriter and an International Underwriter, the foregoing representations and agreements (i) made by it in its capacity as a U.S. Underwriter apply only to it in its capacity as a U.S. Underwriter and (ii) made by it in its capacity as an International Underwriter apply only to it in its capacity as an International Underwriter. The foregoing limitations do not apply to stabilization transactions or to certain other transactions specified in the Agreement between U.S. and International Underwriters. As used herein, "United States or Canadian Person" means any national or resident of the United States or Canada, or any corporation, pension, profit-sharing or other trust or other entity organized under the laws of the United States or Canada or of any political subdivision thereof (other than a branch located outside the United States and Canada of any United States or Canadian Person), and includes any United States or Canadian branch of a person who is otherwise not a United States or Canadian Person. All shares of Common Stock to be purchased by the Underwriters under the Underwriting Agreement are referred to herein as the "Shares."

    Pursuant to the Agreement between U.S. and International Underwriters, sales may be made between the U.S. Underwriters and International Underwriters of any number of Shares as may be mutually agreed. The per share price of any Shares so sold shall be the public offering price set forth on the cover page hereof, in United States dollars, less an amount not greater than the per share amount of the concession to dealers set forth below.

    Pursuant to the Agreement between U.S. and International Underwriters, each U.S. Underwriter has represented that it has not offered or sold, and has agreed not to offer or sell, any Shares, directly or indirectly, in any province or territory of Canada or to, or for the benefit of, any resident of any province or territory of Canada in contravention of the securities laws thereof and has represented that any offer or sale of Shares in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer or sale is made. Each U.S. Underwriter has further agreed to send to any dealer who purchases from it any of the Shares a notice stating in substance that, by purchasing such Shares, such dealer represents and agrees that it has not offered or sold, and will not offer or sell, directly or indirectly, any of such Shares in any province or territory of Canada or to, or for the benefit of, any resident of any province or territory of Canada in contravention of the securities laws thereof and that any offer or sale of Shares in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer or sale is made, and that such dealer will deliver to any other dealer to whom it sells any of such Shares a notice containing substantially the same statement as is contained in this sentence.

    Pursuant to the Agreement between U.S. and International Underwriters, each International Underwriter has represented and agreed that (i) it has not offered or sold and, prior to the date six months after the closing date for the sale of the Shares to the International Underwriters, will not offer or sell, any Shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "U.K. Regulations"), (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the U.K. Regulations with respect to anything done by it in relation to the Shares in, from or otherwise involving the United Kingdom and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the offering of the Shares to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

    Pursuant to the Agreement between U.S. and International Underwriters, each International Underwriter has further represented that it has not offered or sold, and has agreed not to offer or sell, directly or indirectly, in Japan or to or for the account of any resident thereof, any of the Shares acquired in connection with the distribution contemplated hereby, except for offers or sales to Japanese International Underwriters or dealers and except pursuant to any exemption from the registration requirements of the Securities and Exchange Law and otherwise in compliance with applicable provisions of Japanese law. Each International Underwriter has further agreed to send to any dealer who purchases from it any of the Shares a notice stating in substance that, by purchasing such Shares, such dealer represents and agrees that it has not offered or sold, and will not offer or sell, any of such Shares, directly or indirectly, in Japan or to or for the account of any resident thereof except for offers or sales to Japanese International Underwriters or dealers and except pursuant to any exemption from the registration requirements of the Securities and Exchange Law and otherwise in compliance with applicable provisions of Japanese law, and that such dealer will send to any other dealer to whom it sells any of such Shares a notice containing substantially the same statement as is contained in this sentence.

    The Underwriters initially propose to offer part of the shares of Common Stock directly to the public at the public offering price set forth on the cover page hereof and part to certain dealers at a price that represents a concession
not in excess of $      a share under the public offering price. Any Underwriter
may allow, and such dealers may reallow, a concession not in excess of $      a
share to other Underwriters or to certain dealers. After the initial offering of the shares of Common Stock, the offering price and other selling terms may from time to time be varied by the Representatives.

    The Company has granted to the U.S. Underwriters an option, exercisable for 30 days from the date of this Prospectus, to purchase up to an aggregate of additional shares of Common Stock at the public offering price set forth on the cover page hereof, less underwriting discounts and commissions. The U.S. Underwriters may exercise such option solely for the purpose of covering over-allotments, if any, made in connection with the Offering. To the extent such option is exercised, each U.S. Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional shares of Common Stock as the number set forth next to such U.S. Underwriter's name in the preceding table bears to the total number of shares of Common Stock set forth next to the names of all U.S. Underwriters in the preceding table.

    The Underwriters have informed the Company that they do not intend sales to discretionary accounts to exceed five percent of the total number of shares of Common Stock offered by them.

    The Company will apply for listing of the Common Stock on the NYSE under the symbol "RLT."

    Each of the Company, the KKR Partnerships, the directors, executive officers and certain other stockholders of the Company has agreed that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the
Underwriters, it will not, during the period ending    days after the date of
this Prospectus, (i) offer, issue, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer, lend or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The restrictions described in this paragraph do not apply to (x) the sale of Shares to the Underwriters, (y) the issuance by the Company of shares of Common Stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this Prospectus of which the Underwriters have been advised in writing or (z) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares.

    At the request of the Company, the Underwriters have reserved for sale, at
the initial offering price, up to       shares of Common Stock offered hereby
for directors, officers, employees, business associates, and related persons of the Company. The number of shares of Common Stock available for sale to the general public will be reduced to the extent such persons purchase such reserved shares. Any reserved shares which are not so purchased will be offered by the Underwriters to the general public on the same basis as the other shares offered hereby.

    In order to facilitate the offering of the Common Stock, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock. Specifically, the Underwriters may overallot in connection with the offering, creating a short position in the Common Stock for their own account. In addition, to cover overallotments or to stabilize the price of the Common Stock, the Underwriters may bid for, and purchase, shares of Common Stock in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an Underwriter or a dealer for distributing the Common Stock in the offering, if the syndicate repurchases previously distributed Common Stock in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Common Stock above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

    From time to time, certain of the Underwriters and their affiliates have provided, and may continue to provide, investment banking services to the Company.

    The Company and the Underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

    PRICING OF THE OFFERING

    Prior to this Offering, there has been no public market for the Common Stock. The initial public offering price will be determined by negotiations between the Company and the U.S. Representatives. Among the factors to be considered in determining the initial public offering price will be the future prospects of the Company and its industry in general, sales, earnings and certain other financial operating information of the Company in recent periods, and the price-earnings ratios, price-sales ratios, market prices of securities and certain financial and operating information of companies engaged in activities similar to those of the Company. The estimated initial public offering price range set forth on the cover page of this Preliminary Prospectus is subject to change as a result of market conditions and other factors.

                                 LEGAL MATTERS

    The validity of the Common Stock offered hereby will be passed upon for the Company by Latham & Watkins, New York, New York and for the Underwriters by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York. Certain partners of Latham & Watkins, members of their respective families, related persons and others have an indirect interest, through limited partnerships, in less than 1% of the Common Stock. Such persons do not have the power to vote or dispose of such shares of Common Stock. Simpson Thacher & Bartlett renders legal services to KKR on a regular basis.

                                    EXPERTS

    The consolidated financial statements of RELTEC Corporation as of December 31, 1996 and 1995 and for the year ended December 31, 1996 and the five month period ended December 31, 1995 and the combined financial statements of RELTEC Corporation (Predecessor A) for the seven month period ended July 31, 1995, included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, which report expresses an unqualified opinion and includes an explanatory paragraph referring to a change in method of accounting for inventory. The combined statements of operations and cash flows of RELTEC Corporation (Predecessor B) for the year ended December 31, 1994 included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, which report expresses an unqualified opinion and includes an explanatory paragraph referring to a change in method of accounting for postemployment benefits. The above financial statements have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

    The financial statements of Rainford Group plc as of March 31, 1995 and 1996, and for the years then ended included in this Prospectus have been audited by Grant Thornton, independent auditors, as stated in their report appearing herein. These financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             AVAILABLE INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement"), under the Securities Act and the rules and regulations thereunder, for the registration of the Common Stock offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contracts or other document referred to herein are not necessarily complete and, where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made. The Registration Statement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, the Registration Statement is publicly available through the Commission's site on the Internet's World Wide Web, located at http:// www.sec.gov. Following the Offering, the Company's future public filings are expected to be available for inspection at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

                                    GLOSSARY

Access Network....................  The network which connects users' telephone equipment to the telephone exchange.

ADSL..............................  "Asymmetric Digital Subscriber Line." High speed technology that enables the transfer of data over
                                    existing copper lines allowing more bandwidth downstream
                                    than upstream.

Analog............................  A method of representing a physical variable such as speech using a signal which varies continuously in
                                    direct proportion to the variable being represented.

Backplane.........................  A circuit board that interconnects a variety of components to form a system.

Bandwidth.........................  The range of frequencies that carry a signal on a transmission medium. The "wider" the bandwidth, the
                                    greater the volume of information that can be
                                    transmitted.

Baseband..........................  The transmission of signals over limited distances whereby the signals are placed directly on the
                                    transmission line without any modulation.

Base Station......................  The radio transmitter/receiver and associated equipment at a fixed location which, in conjunction with other
                                    network components, comprises a wireless network.

CATV..............................  Cable television.

CLEC..............................  "Competitive Local Exchange Carrier." A category of telephone service provider (carrier) that offers
                                    services in a local exchange that compete with the
                                    incumbent local telephone company.

CO................................  "Central Office." A term commonly used to describe the location of the switching equipment in the local
                                    exchange.

COT...............................  "Central Office Terminal." The component of the DLC system that resides in the central office.

Digital...........................  A method of representing a physical variable such as speech using numbers such that the numbers vary
                                    discretely in relation to the variable being
                                    represented.

DLC...............................  "Digital Loop Carrier." A system that resides in the local loop which extends the physical reach of the CO
                                    switch and enables the provisioning of new access lines.

E-I...............................  An ITU transmission standard which delivers digital services at a rate of 2.048 Mbps.

Ethernet..........................  Network protocol widely used in local area networks to connect devices over coaxial cable or twisted pair wire.

FTTC..............................  "Fiber-to-the-Curb." A network architecture that pushes fiber optic cable closer to the customer premises,
                                    allowing for delivery of higher bandwidth voice, data
                                    and video services.

HDT...............................  "Host Digital Terminal." The portion of the DLC system that resides in the local loop.

ISDN..............................  "Integrated Services Digital Network." A digital transmission standard designed to deliver voice and data
                                    services.

ISO-9001..........................  ISO is the International Standards Organization
                                    responsible for drafting quality procedures. 9001 is the
                                    quality procedure for manufacturing.

ITU...............................  "International Telecommunications Union." The
                                    international standards setting body for the
                                    telecommunications industry.

IXC...............................  "Interexchange Carrier." A provider of telecommunications services that connect exchanges. Also
                                    called a long distance carrier.

kbps..............................  "Kilobits per second." A measure of the information-carrying capacity (i.e. bandwidth) of a
                                    circuit.

LAN...............................  "Local Area Network." A private data communications network linking a variety of network devices that are
                                    located in close proximity.

LEC...............................  "Local Exchange Carrier." Any telephone service provider offering local exchange services.

Local Exchange....................  A switching exchange serving a group of lines that can be uniquely identified by an area code and the first
                                    three digits of a phone number.

Local Loop........................  The portion of the network which connects users'
                                    telephone equipment to the telephone exchange. Also
                                    referred to as the Access Network.

Mbps..............................  "Megabits per second." A measure of the information-carrying capacity of a circuit.

MDU...............................  "Multiple Dwelling Unit." Generally, an apartment or condominium building or complex.

MSO...............................  "Multiple System Operator." A term applied to cellular operators and cable television providers that hold
                                    franchises that allow them to provide their services in
                                    different cities.

NGDLC.............................  "Next Generation Digital Loop Carrier." A generation of
                                    DLCs which incorporates a fiber-optic connection between
                                    the HDT and the COT.

NIC...............................  "Network Interface Card." An add-in circuit board that enables a computer to connect to a LAN.

OEM...............................  "Original Equipment Manufacturer."

ONU...............................  "Optical Network Unit." A pedestal device located near the customer premise which receives the optical signal
                                    from the HDT and converts the signal back to a
                                    traditional electrical signal.

Pairgain..........................  Technology that increases the line capacity of traditional copper twisted pair.

Passband Modulation Electronics...  Electronic circuitry that enables the modulation of baseband signals to increase the information carrying
                                    capacity of a circuit over a given distance. Examples
                                    include xDSL and ISDN.

PCS...............................  "Personal Communications System." A two-way fully digital wireless telecommunications system operating in
                                    the 1.8 GHz-2.4 GHz frequency band in the U.S.

POTS..............................  "Plain Old Telephone Service." Basic telephone service with no enhanced features such as call waiting,
                                    conference calling or call forwarding.

PSTN..............................  "Public Switched Telephone Network." Domestic
                                    telecommunications network commonly accessed by
                                    telephones, PBXs and other devices.

PTT...............................  "Post Telegraph-Telephone." The incumbent traditional communications monopoly in a country. In many countries,
                                    it is or was a government-owned system.

RBOC..............................  "Regional Bell Operating Company." One of the companies created by the divestiture of the local exchange
                                    business by AT&T. These currently include Ameritech,
                                    Bell Atlantic, BellSouth, SBC Communications and U S
                                    WEST.

RF................................  "Radio Frequency." Range of electromagnetic frequencies above audio range and below visible light.

SDH...............................  "Synchronous Digital Hierarchy." International version of SONET standard for high speed fiber optic, digital
                                    transmission networks.

SONET.............................  "Synchronous Optical NETwork." Network architecture that allows fiber optic transmission of voice, video and data
                                    at very high speeds.

WAN...............................  "Wide Area Network." A data network that interconnects
                                    LANs.

xDSL..............................  Generic term to describe a variety of point-to-point network access technologies that allow voice, data and
                                    video to be transported over twisted pair copper wire in
                                    the local loop, at higher transmission speeds over given
                                    distances.

            INDEX TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

RELTEC CORPORATION AND PREDECESSOR A
Independent Auditors' Report.........................................................        F-2

Consolidated Balance Sheets as of December 31, 1995, and 1996 and September 30, 1997
(Unaudited)..........................................................................        F-3

Consolidated and Combined Statements of Operations for the seven months ended July
31, 1995 (Predecessor A), and five months ended December 31, 1995, and for the year ended December 31, 1996 and for the nine months ended September 30, 1996 (Unaudited)
and 1997 (Unaudited).................................................................        F-4

Consolidated and Combined Statements of Cash Flows for the seven months ended July
31, 1995 (Predecessor A), and five months ended December 31, 1995, and for the year ended December 31, 1996 and for the nine months ended September 30, 1996 (Unaudited)
and 1997 (Unaudited).................................................................        F-5

Consolidated Statements of Stockholders' Equity for the five months ended December
31, 1995 and for the year ended December 31, 1996, and for the nine months ended
September 30, 1997 (Unaudited) and Combined Statement of Parent Company Investment
(Predecessor A) for the seven months ended July 31, 1995.............................        F-6

Notes to the Consolidated and Combined Financial Statements..........................        F-7

RELTEC CORPORATION PREDECESSOR B
Independent Auditors' Report.........................................................       F-27

Combined Statement of Operations for the year ended December 31, 1994................       F-28

Combined Statement of Cash Flows for the year ended December 31, 1994................       F-29

Notes to Combined Financial Statements...............................................       F-30

RELTEC CORPORATION AND RAINFORD GROUP PLC
Unaudited Pro Forma Supplemental Condensed Consolidated Statement of Operations for
the year ended December 31, 1996.....................................................       F-37

RAINFORD GROUP PLC
Report of the auditors to the members of Rainford Group plc for the year ended March
31, 1996.............................................................................       F-38

Principal accounting policies........................................................       F-39

Group profit and loss account for the year ended March 31, 1996......................       F-41

Group balance sheet as of March 31, 1996.............................................       F-42

Company balance sheet as of March 31, 1996...........................................       F-43

Group cashflow statement for the year ended March 31, 1996...........................       F-44

Notes to the financial statements of Rainford Group plc..............................       F-45

RAINFORD GROUP PLC INTERIM FINANCIAL STATEMENTS
Group profit and loss accounts for the three months ended June 30, 1996 and 1995
(unaudited)..........................................................................       F-58

Group balance sheets at June 30, 1996 and March 31, 1996 (unaudited).................       F-59

Group cashflow statements for the three months ended June 30, 1996 and 1995
(unaudited)..........................................................................       F-60

Notes to the Group interim financial statements (unaudited)..........................       F-61

                          INDEPENDENT AUDITORS' REPORT

TO THE STOCKHOLDERS AND BOARD OF DIRECTORS
OF RELTEC CORPORATION

    We have audited the accompanying consolidated balance sheets of RELTEC Corporation and its subsidiaries (the "Company") as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1996 and the five month period ended December 31, 1995 and RELTEC Corporation's ("Predecessor A") combined statements of operations, parent company investment and cash flows for the seven month period ended July 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of RELTEC Corporation and its subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the year ended December 31, 1996 and the five month period ended December 31, 1995 and the combined results of operations and cash flows of RELTEC Corporation (Predecessor A) for the seven months ended July 31, 1995 in conformity with generally accepted accounting principles.

    As discussed in Note 5 to the consolidated financial statements, in 1997 the Company changed its method of accounting for inventories from the last-in, first-out (LIFO) method to the first-in, first-out (FIFO) method, and retroactively restated the 1996 and 1995 consolidated financial statements for the change.

Deloitte & Touche LLP
Cleveland, Ohio
January 6, 1998

                               RELTEC CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                        (IN MILLIONS, EXCEPT SHARE DATA)

                                                                                                              AS OF
                                                                              AS OF DECEMBER 31,          SEPTEMBER 30,
                                                                            1995             1996             1997
                                                                       ---------------  ---------------  ---------------
                                                                                                           (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents..........................................     $     4.4        $     8.7        $    19.2
  Accounts receivable, net...........................................          64.6            108.6            121.8
  Inventories........................................................          63.7             77.6             96.2
  Receivable from seller.............................................           7.4              5.0           --
  Deferred income taxes..............................................          15.1             23.6             26.2
  Other current assets...............................................          11.0              8.3             14.1
                                                                             ------           ------           ------
Total current assets.................................................         166.2            231.8            277.5
Property, plant and equipment:
  Land...............................................................           3.2              3.7              3.7
  Buildings and improvements.........................................          21.6             28.8             32.1
  Machinery and equipment............................................          70.3             90.7            108.6
                                                                             ------           ------           ------
Total................................................................          95.1            123.2            144.4
Less: accumulated depreciation.......................................           6.6             20.3             39.0
                                                                             ------           ------           ------
Property, plant and equipment, net...................................          88.5            102.9            105.4
Goodwill and intangible assets, net..................................         298.8            394.7            373.7
Other noncurrent assets..............................................          13.2             10.9             11.7
                                                                             ------           ------           ------
Total assets.........................................................     $   566.7        $   740.3        $   768.3
                                                                             ------           ------           ------
                                                                             ------           ------           ------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of debt.........................................     $     3.2        $    12.6        $    31.5
  Accounts payable...................................................          36.4             70.5             68.7
  Accrued compensation...............................................          17.0             22.1             23.6
  Other current liabilities..........................................          19.7             37.1             36.2
                                                                             ------           ------           ------
Total current liabilities............................................          76.3            142.3            160.0
Long-term debt.......................................................         293.9            276.1            222.3
Deferred income taxes................................................          16.0             15.0              8.4
Retirement and other benefits........................................          25.1             26.2             29.3
Other noncurrent liabilities.........................................           5.1              6.3              7.2
Preferred stock, $.01 par value, 1,000,000 shares authorized; 1,000 shares of Series A redeemable preferred stock issued and
  outstanding with $1,000 per share redemption value at December 31,
  1996 and September 30, 1997 (unaudited), respectively..............        --                  1.0              1.0
Commitments and contingencies (Note 17)
Stockholders' equity:
  Common stock, $.01 par value; 60,000,000 shares authorized,
    36,306,600, 45,926,779 and 49,938,187 (unaudited) shares issued
    and outstanding, respectively....................................           0.4              0.5              0.5
  Additional paid-in capital.........................................         180.3            292.8            343.2
  Accumulated deficit................................................         (30.4)           (28.6)            (8.3)
Currency translation adjustment......................................        --                  8.7              4.7
                                                                             ------           ------           ------
Total stockholders' equity...........................................         150.3            273.4            340.1
                                                                             ------           ------           ------
Total liabilities and stockholders' equity...........................     $   566.7        $   740.3        $   768.3
                                                                             ------           ------           ------
                                                                             ------           ------           ------

   The accompanying notes are an integral part of these financial statements.

                               RELTEC CORPORATION

               CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

                        (IN MILLIONS, EXCEPT SHARE DATA)

                                                                                                  NINE MONTHS ENDED,
                                           PREDECESSOR A                           YEAR ENDED       SEPTEMBER 30,
                                        SEVEN MONTHS ENDED    FIVE MONTHS ENDED   DECEMBER 31,   --------------------
                                           JULY 31, 1995      DECEMBER 31, 1995       1996         1996       1997
                                        -------------------  -------------------  -------------  ---------  ---------
                                                                                                     (UNAUDITED)
Net sales.............................       $   288.3            $   225.5         $   689.4    $   488.2  $   637.4
Cost of sales.........................           205.3                166.2             482.9        337.8      452.3
                                                ------               ------            ------    ---------  ---------
Gross profit..........................            83.0                 59.3             206.5        150.4      185.1
Operating expenses:
  Research and product engineering....            27.1                 18.3              46.5         34.6       40.3
  Selling and administrative..........            39.1                 27.6              75.7         55.1       61.9
  Goodwill and intangible
    amortization......................            11.6                  9.0              24.5         15.9       23.7
  Write-off of acquired in-process
    research and development..........            32.9                 35.3               8.9          8.9        0.7
  Other (income) expense..............          --                      0.9              (0.2)        (2.1)       0.8
                                                ------               ------            ------    ---------  ---------
Total operating expenses..............           110.7                 91.1             155.4        112.4      127.4
                                                ------               ------            ------    ---------  ---------
Operating income (loss)...............           (27.7)               (31.8)             51.1         38.0       57.7
Interest expense......................            19.0                 12.5              25.6         20.6       14.2
                                                ------               ------            ------    ---------  ---------
Income (loss) before income taxes and
  extraordinary charge................           (46.7)               (44.3)             25.5         17.4       43.5
Income tax provision (benefit)........           (14.1)               (13.9)             17.4         14.5       23.1
                                                ------               ------            ------    ---------  ---------
Income (loss) before extraordinary
  charge..............................           (32.6)               (30.4)              8.1          2.9       20.4
Extraordinary charge, net of tax
  benefit.............................          --                   --                   6.3          6.3     --
                                                ------               ------            ------    ---------  ---------
Net income (loss).....................       $   (32.6)           $   (30.4)        $     1.8    $    (3.4) $    20.4
                                                ------               ------            ------    ---------  ---------
                                                ------               ------            ------    ---------  ---------
Earnings per common share data (Note 1):
Earnings per common share.......................................................    $                       $
                                                                                       ------               ---------
                                                                                       ------               ---------
Weighted average number of common and common equivalent shares outstanding......
                                                                                       ------               ---------
                                                                                       ------               ---------

   The accompanying notes are an integral part of these financial statements.

                               RELTEC CORPORATION

               CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

                                 (IN MILLIONS)

                                                                                                           NINE MONTHS
                                                       PREDECESSOR A     FIVE MONTHS                          ENDED
                                                       SEVEN MONTHS         ENDED        YEAR ENDED       SEPTEMBER 30,
                                                           ENDED        DECEMBER 31,    DECEMBER 31,   --------------------
                                                       JULY 31, 1995        1995            1996         1996       1997
                                                      ---------------  ---------------  -------------  ---------  ---------
                                                                                                           (UNAUDITED)
Operating activities:
  Net income (loss).................................     $   (32.6)       $   (30.4)      $     1.8    $    (3.4) $    20.4
  Adjustments to net income (loss) to arrive at cash
    provided by (used for) operating activities:
    Depreciation and amortization...................          21.0             15.6            42.6         28.6       38.9
    Amortization of deferred financing fees.........        --                  0.7             1.2          1.2        0.1
    Write-off of acquired in-process research and
      development and inventory acquisition
      step-up.......................................          32.9             46.6            10.2          8.9        0.7
    Deferred income taxes...........................         (14.5)           (18.4)          (12.0)        (6.7)      (7.4)
    Extraordinary charge, net of tax benefit........        --               --                 6.3          6.3     --
    Changes in operating assets and liabilities
      excluding the effect of the Rainford
      Acquisition:
      Accounts receivable, net......................          (5.9)             1.1           (28.3)       (24.6)     (13.2)
      Inventories...................................          (0.1)            (6.6)           (5.5)        (1.8)     (15.8)
      Receivable from seller........................           3.7           --                 7.4          7.4        5.0
      Accounts payable..............................          (2.4)             7.7            23.6          9.7       (2.0)
      Other assets and liabilities..................          (8.7)             3.0            14.3         13.2       (0.3)
                                                            ------           ------     -------------  ---------  ---------
Net cash provided by (used for) operating
  activities........................................          (6.6)            19.3            61.6         38.8       26.4

Investing activities:
  Rainford Acquisition, net of $2.5 million cash
    acquired........................................        --               --               (95.0)       (93.8)    --
  Other acquisitions................................        --               --              --           --           (9.9)
  Other.............................................        --               --              --             (0.3)    --
  Purchases of property, plant and equipment........          (6.3)            (5.5)          (16.9)       (10.3)     (21.5)
                                                            ------           ------     -------------  ---------  ---------
Net cash used by investing activities...............          (6.3)            (5.5)         (111.9)      (104.4)     (31.4)

Financing activities:
  New Credit Facility net borrowings (repayment)....        --               --               275.4        292.6      (57.2)
  Money Market lines of credit......................        --               --              --           --           24.0
  Other debt net borrowings.........................        --               --                 0.6          0.9       (1.7)
  Senior Term Facilities (repayments) borrowings....        --                 25.0          (195.0)      (195.0)    --
  Old Revolving Facility net repayments.............        --                (13.4)          (27.1)       (27.1)    --
  Bridge Loan repayments............................        --                (25.0)         --           --         --
  Financing fees paid...............................        --               --                (1.6)      --         --
  Common stock issuances............................        --                  1.5             2.5          0.3       51.1
  Common stock repurchases..........................        --               --                (0.2)      --           (0.7)
  Net transfers from Parent Company.................          14.9           --              --           --         --
                                                            ------           ------     -------------  ---------  ---------
Net cash provided by (used for) financing
  activities........................................          14.9            (11.9)           54.6         71.7       15.5
Net increase in cash and cash equivalents...........           2.0              1.9             4.3          6.1       10.5
Cash and cash equivalents, beginning of period......           0.5              2.5             4.4          4.4        8.7
                                                            ------           ------     -------------  ---------  ---------
Cash and cash equivalents, end of period............     $     2.5        $     4.4       $     8.7    $    10.5  $    19.2
                                                            ------           ------     -------------  ---------  ---------
                                                            ------           ------     -------------  ---------  ---------

   The accompanying notes are an integral part of these financial statements.

                               RELTEC CORPORATION

        COMBINED STATEMENT OF PARENT COMPANY INVESTMENT (PREDECESSOR A)

                                 (IN MILLIONS)

                                                    COMMON STOCK       ADDITIONAL
                                                --------------------     PAID-IN      ACCUMULATED     CURRENCY
                                                       AMOUNT            CAPITAL      INVESTMENT     TRANSLATION     TOTAL
                                                --------------------  -------------  -------------  -------------  ---------
As of January 1, 1995.........................     --      $  --        $  --          $   155.2      $  --        $   155.2
Net loss......................................     --         --           --              (32.6)        --            (32.6)
Net Transfers to Parent Company...............     --         --           --              (22.6)        --            (22.6)
                                                ---------  ---------        -----         ------          -----    ---------
As of July 31, 1995...........................     --      $  --        $  --          $   100.0      $  --        $   100.0
                                                ---------  ---------        -----         ------          -----    ---------
                                                ---------  ---------        -----         ------          -----    ---------

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                        (IN MILLIONS, EXCEPT SHARE DATA)

                                                 COMMON STOCK         ADDITIONAL    ACCUMULATED
                                           -------------------------    PAID-IN     INVESTMENT      CURRENCY
                                              SHARES       AMOUNT       CAPITAL      (DEFICIT)     TRANSLATION     TOTAL
                                           ------------  -----------  -----------  -------------  -------------  ---------
As of August 1, 1995.....................    29,000,000   $     0.3    $   143.9     $  --          $  --        $   144.2
Common stock issuances...................     7,306,600         0.1         36.4        --             --             36.5
Net loss.................................       --           --           --             (30.4)        --            (30.4)
                                           ------------         ---   -----------       ------          -----    ---------
As of December 31, 1995..................    36,306,600         0.4        180.3         (30.4)        --            150.3

Common stock issuances...................     9,658,179         0.1        112.7        --             --            112.8
Common stock repurchases.................       (38,000)     --             (0.2)       --             --             (0.2)
Currency translation adjustment..........       --           --           --            --                8.7          8.7
Net income...............................       --           --           --               1.8         --              1.8
                                           ------------         ---   -----------       ------          -----    ---------
As of December 31, 1996..................    45,926,779         0.5        292.8         (28.6)           8.7        273.4
(Unaudited)
Common stock issuances...................     4,090,278      --             51.1        --             --             51.1
Common stock repurchases.................       (78,870)     --             (0.7)       --             --             (0.7)
Redeemable preferred stock dividends
  ($105 per share).......................       --           --           --              (0.1)        --             (0.1)
Currency translation adjustment..........       --           --           --            --               (4.0)        (4.0)
Net income...............................       --           --           --              20.4         --             20.4
                                           ------------         ---   -----------       ------          -----    ---------
As of September 30, 1997.................    49,938,187   $     0.5    $   343.2     $    (8.3)     $     4.7    $   340.1
                                           ------------         ---   -----------       ------          -----    ---------
                                           ------------         ---   -----------       ------          -----    ---------

   The accompanying notes are an integral part of these financial statements.

                               RELTEC CORPORATION

          NOTES TO THE CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
               (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
          NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

1. ORGANIZATION AND NATURE OF OPERATIONS

    RELTEC Corporation ("RELTEC" or the "Company") was formed in July 1995 by management and partnerships affiliated with Kohlberg Kravis Roberts & Co., L.P. to acquire Reliance Comm/Tec Corporation ("Reliance Comm/Tec") from the Reliance Electric Company ("Reliance"), a subsidiary of Rockwell International Corporation ("Rockwell") (the "RELTEC Acquisition"). Rockwell acquired Reliance effective January 1995 (the "Rockwell Acquisition"). For the seven month period ended July 31, 1995 the Company is referred to as Predecessor A. The Company was incorporated in July 1995 as K-Tec Holdings, Inc. In October 1995, the Company changed its name to RELTEC Holdings, Inc., and in January 1998, the Company changed its name to RELTEC Corporation.

    The Company is a provider of a broad range of systems, products and services to wireline and wireless service providers and telecommunications OEMs in North America and around the globe. Most of the Company's systems, products and services can be found in the access portion of the telecommunications network, also referred to as the "local loop."

    The RELTEC Acquisition totaled approximately $475.0 million excluding $18.0 million of related acquisition and financing costs. The purchase price was subsequently decreased by $7.1 million in 1995 to account for changes in the Company's working capital which occurred during the sale process. This amount plus accrued interest was received by the Company in February, 1996. During 1996, the purchase price was decreased by an additional $5.0 million as a result of the loss of certain business activities as specified in the purchase agreement. At December 31, 1996, this amount was recorded as a receivable from seller and a reduction of goodwill resulting from the RELTEC Acquisition.

    The accompanying condensed consolidated financial information as of and for the nine month periods ended September 30, 1996 and 1997 are unaudited, but in the opinion of management contain all adjustments, which are of a normal recurring nature, necessary to present fairly RELTEC's interim financial statements in accordance with GAAP. The Company believes that the disclosures made are adequate to make the information presented not misleading. The unaudited consolidated statement of operations for the nine months ended September 30, 1997 is not necessarily indicative of the results to be expected for the full year.

SIGNIFICANT ACCOUNTING POLICIES

    PRINCIPLES OF CONSOLIDATION AND COMBINATION

    The consolidated financial statements include the accounts of RELTEC Corporation and its subsidiaries.

    All significant intercompany balances and transactions have been eliminated. RELTEC's investments in 20% to 50% owned companies in which it has the ability to exercise significant influence over operating and financial policies are accounted for using the equity method.

    The combined financial statements of Predecessor A include the telecommunications equipment manufacturing and service businesses which were operated by Reliance and are presented on a basis which reflects Rockwell's acquisition of Reliance. The Rockwell Acquisition was accounted for as a purchase. As such, effective January 1995 a portion of Rockwell's purchase price has been allocated to Predecessor A's

                               RELTEC CORPORATION

          NOTES TO THE CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
               (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
    NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED) (CONTINUED)

1. ORGANIZATION AND NATURE OF OPERATIONS (CONTINUED) assets and liabilities. The combined financial statements of Predecessor A do not include any purchase price adjustments related to the Company's acquisition of Reliance Comm/Tec.

    The combined statement of operations includes allocations of certain Reliance corporate expenses (see Note 16). RELTEC's management believes the allocations are reasonable; however, these allocated expenses are not necessarily indicative of expenses that would have been incurred by RELTEC on a stand-alone basis.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    CASH AND CASH EQUIVALENTS

    Cash equivalents include all highly-liquid investments with an original purchased maturity of three months or less and are stated at cost, which approximates market value. At December 31, 1996, cash and cash equivalents include $1.7 million of cash restricted for use in the completion of a contract.

    INVENTORIES

    Inventories are valued at the lower of cost or market and are stated on a first-in, first-out (FIFO) cost basis. Predecessor A maintained inventories on the last-in, first-out (LIFO) cost basis.

    EARNINGS (LOSS) PER COMMON SHARE

    Earnings per share is computed using the weighted average number of common shares outstanding during the year, after consideration of the dilutive effect of stock options. In accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 83 ("SAB No. 83"), all common and common equivalent shares issued during the twelve month period prior to the date of RELTEC's initial filing of the Registration Statement have been included in the calculation as if they were outstanding for all periods. As permitted under SAB No. 83, the common equivalent shares, which consist of stock options, were determined using the treasury stock method and an assumed initial public
offering price of $         per share.

    SALES RECOGNITION

    Sales are generally recognized when goods are shipped or services are provided. Sales on long-term contracts (defined as significant contracts with terms of longer than six months) are recorded on a percentage-of-completion basis, measured by the cost-to-cost method.

                               RELTEC CORPORATION

          NOTES TO THE CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
               (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
    NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED) (CONTINUED)

1. ORGANIZATION AND NATURE OF OPERATIONS (CONTINUED)
    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment is stated at cost. For financial reporting purposes, depreciation is computed by the straight-line method over the estimated useful lives of the assets. The estimated useful lives are up to 45 years for buildings and improvements and 3 to 12 years for machinery and equipment. Depreciation is computed principally using accelerated methods for income tax reporting purposes. Depreciation expense was $15.2 million and $12.7 million for the nine months ended September 30, 1997 and 1996, respectively, $18.1 million for the year ended December 31, 1996, and $6.6 million and $9.4 million for the five months ended December 31, 1995 and the seven months ended July 31, 1995, respectively.

    Leasehold improvements are amortized over the shorter of the useful life or the remaining lease term. Significant renewals and betterments which substantially extend the useful life of the asset are capitalized. Upon sale or other disposition of assets, the cost and related accumulated depreciation or amortization are removed from the accounts and the resulting gain or loss, if any, is reflected in income. Maintenance, repairs and renewals of minor amounts are charged to expense as incurred.

    GOODWILL AND INTANGIBLE ASSETS

    The excess of cost over the fair value of net assets of businesses acquired (goodwill) is being amortized, using the straight-line method, over periods ranging from 15 to 25 years for RELTEC and 25 years for Predecessor A. Other intangible assets, primarily patents, are amortized using the straight-line method over the estimated useful lives, ranging up to four years for RELTEC and 3 to 7 years for Predecessor A.

    The Company periodically evaluates the recoverability of goodwill and other intangible assets by comparing the book value of such assets to expected future cash flows, on an undiscounted basis, over the remaining amortization period of the asset.

    PRODUCT WARRANTY

    Product warranty costs are accrued at the time of sale based on historical warranty experience and are adjusted as required to reflect subsequent experience.

    WORKERS' COMPENSATION, PRODUCT AND GENERAL LIABILITY COSTS

    The consolidated financial statements include RELTEC's estimated costs, including costs not reimbursable under insurance contracts, of settling workers' compensation, product and general liability claims. Accruals are determined from historical claims-incurred experience, using actuarial computations of the estimated ultimate settlement cost of such claims, including claims incurred but not yet reported.

    RESEARCH AND DEVELOPMENT COSTS

    Research and development costs are expensed as incurred. Research and development expense for the nine months ended September 30, 1997 and 1996 was $23.6 million and $21.1 million, respectively, for the

                               RELTEC CORPORATION

          NOTES TO THE CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
               (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
    NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED) (CONTINUED)

1. ORGANIZATION AND NATURE OF OPERATIONS (CONTINUED) year ended December 31, 1996 was $28.5 million, and for the five months ended December 31, 1995 and seven months ended July 31, 1995 was $10.6 million and $13.7 million, respectively.

    TRANSLATION OF FOREIGN CURRENCIES

    Assets and liabilities of non-U.S. subsidiaries are translated into U.S. dollars at the period-end exchange rate. Operating results are translated at the average exchange rate for the period. The related translation adjustments are accumulated in equity. Foreign currency gains (losses) resulting from transactions are included in the statements of operations. Transaction gains (losses) for the periods presented were not significant to RELTEC's results of operations.

    ACQUIRED IN-PROCESS RESEARCH AND DEVELOPMENT COSTS AND INVENTORY ACQUISITION
     STEP-UP

    In connection with the RELTEC Acquisition and Rockwell Acquisition of the Company and certain acquisitions by the Company, a portion of each purchase price was allocated to in-process research and development costs and inventory acquisition step-up. Subsequent to the acquisition dates, certain of these amounts were expensed. The Company believes that the write-off of acquired in-process research and development costs is appropriate because there is no alternative use for these research and development projects. For the nine months ended September 30, 1997 and 1996 such amounts were $0.7 million and $8.9 million, respectively. For the year ended December 31, 1996 and five months ended December 31, 1995 such amounts were $10.2 million and $46.6 million, respectively. Predecessor A's financial statements for the seven month period ended July 31, 1995 include a charge of $32.9 million for the write-off of acquired in-process research and development costs related to the Rockwell Acquisition.

    FAIR VALUES AND CONCENTRATION OF CREDIT RISK

    The recorded value of RELTEC's financial instruments, which includes accounts receivable and accounts payable, approximates market value. The carrying value of RELTEC's long-term debt is considered to approximate fair value based on the borrowing rates currently available for loans with similar terms and maturities.

    Receivables are from a diverse group of customers in the telecommunications industry and are generally unsecured. RELTEC maintains a reserve for potential losses.

    NEW ACCOUNTING PRONOUNCEMENTS

    In February 1997 the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 128--"Earnings Per Share" ("SFAS 128"). This statement establishes standards for computing and presenting earnings per share. SFAS 128 must be implemented by RELTEC in 1997. The Company has determined that the impact from the adoption of SFAS 128 on the consolidated financial statements is not material.

    In June 1997 the FASB issued Statement of Financial Accounting Standards No. 130--"Reporting Comprehensive Income" ("SFAS 130"). This Statement discusses how to report and display comprehensive income and its components in a full set of general-purpose financial statements. Also in June of 1997, the FASB issued Statement of Financial Accounting Standards No. 131--"Disclosures about

                               RELTEC CORPORATION

          NOTES TO THE CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
               (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
    NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED) (CONTINUED)

1. ORGANIZATION AND NATURE OF OPERATIONS (CONTINUED)
Segments of an Enterprise and Related Information" ("SFAS 131"). This Statement establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports issued to shareholders. SFAS 130 and SFAS 131 must be implemented by RELTEC in 1998. The Company does not anticipate a material impact on the consolidated financial statements from the adoption of the additional disclosure requirments of these accounting standards.

2. ACQUISITIONS

    The Company's acquisitions have been accounted for as purchases. Accordingly, for financial reporting purposes an allocation of the purchase price has been made using estimated fair market values of the assets acquired and liabilities assumed as of the acquisition date in accordance with Accounting Principles Board Opinion No. 16--"Business Combinations". The results of these acquisitions have been included in the accompanying consolidated financial statements since the respective dates of acquisition.

    FIRE NETWORKS, INC.

    In September, 1997, the Company acquired the assets of Fire Networks, Inc. ("Fire") for $1.0 million. Fire is a Dallas, Texas start-up company specializing in the design and manufacture of xDSL equipment which enables the simultaneous transmission of voice and data services over an existing copper telephone wire. In conjunction with this acquisition, approximately $0.7 million of the purchase price has been assigned to acquired in-process research and development. This amount was written-off subsequent to the purchase price allocation.

    BALLYNAHINCH MANUFACTURING OPERATIONS

    In June, 1997, the Company acquired the assets of the Ballynahinch manufacturing operation ("Bally"), located in County Down, Northern Ireland. The cost of this acquisition was $4.1 million, of which the final $0.2 million is payable in January 1998. Bally specializes in electrical manufacturing capabilities and complements the Company's other operations that provide integrated external mobile radio base station enclosures for wireless communications networks.

    RAINFORD GROUP PLC

    On September 3, 1996, the Company acquired substantially all of the outstanding shares of Rainford Group plc ("Rainford"), a European manufacturer of base station cabinet enclosure systems and supplier of electromagnetic protection equipment and systems to the telecommunications equipment industry for $134.3 million, including $6.7 million of acquisition fees (the "Rainford Acquisition"). The Rainford Acquisition was consummated with $97.5 million of cash, $34.4 million (2,991,388 shares) of RELTEC common stock and $2.4 million of Rainford stock options converted into RELTEC stock options. Approximately $101.2 million of the purchase price was assigned to goodwill, which is being amortized over 15 years, and $8.9 million of the purchase price was allocated to acquired in-process research and development and immediately written-off. As required by current accounting standards, no provision for deferred income taxes was established for the acquired in-process research and development.

                               RELTEC CORPORATION

          NOTES TO THE CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
               (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
    NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED) (CONTINUED)

2. ACQUISITIONS (CONTINUED)
    The following pro forma financial information has been prepared assuming that the RELTEC and Rainford Acquisitions (collectively, the "Acquisitions") occurred on January 1, 1995 and excludes the effects of the Rockwell Acquisition. One-time nonrecurring charges for the write-off of acquired in-process research and development costs, inventory acquisition step-up write-off and an extraordinary charge have also been excluded:

                                                                                NINE MONTHS ENDED
                                                         YEAR ENDED DECEMBER
                                                                 31,              SEPTEMBER 30,
                                                         --------------------  --------------------
                                                           1995       1996       1996       1997
                                                         ---------  ---------  ---------  ---------

                                                                       (IN MILLIONS)
Net sales..............................................  $   641.2  $   742.2  $   541.6  $   637.4
Operating income.......................................       17.5       49.8       36.7       57.7
Net income (loss)......................................      (18.9)       8.8        3.1       20.4

    The pro forma financial information is unaudited and not necessarily indicative of the operating results that would have occurred had the Acquisitions been consummated as of January 1, 1995, nor is it necessarily indicative of future operating results.

3. GEOGRAPHIC AND MARKET DATA

    The Company operates in a single industry segment, the global telecommunications equipment market. This segment includes integrated systems and components used for voice, video and data communications.

    For the year ended December 31, 1996, one customer represented approximately 16.2% of RELTEC's consolidated net sales. Export sales were approximately 11.5% of RELTEC's net sales for the year ended December 31, 1996. The pro forma financial information has been prepared assuming that the RELTEC Acquisition occurred on January 1, 1995 and excludes the effects of the Rockwell Acquisition. One-time nonrecurring charges for the write-off of acquired in-process research and development costs, inventory acquisition step-up write-off and an extraordinary charge have also been excluded. The pro forma financial information is unaudited and not necessarily indicative of the operating results that would have occurred had the RELTEC Acquisition been consummated as of January 1, 1995, nor is it necessarily indicative of future operating results.

                               RELTEC CORPORATION

          NOTES TO THE CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
               (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
    NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED) (CONTINUED)

3. GEOGRAPHIC AND MARKET DATA (CONTINUED)
    The following tables summarize financial information of the Company by markets served and geographic region:

                                  YEAR ENDED DECEMBER 31,
                                ---------------------------
                                  PRO FORMA
                                     1995           1996
                                --------------   ----------

                                       (IN MILLIONS)
Net Sales by Market:
Access Systems................        $ 98.5         $192.3
Integrated Wireless...........          77.7          140.4
Network Components and
  Service.....................         337.6          356.7
                                      ------     ----------
Total.........................        $513.8         $689.4
                                      ------     ----------
                                      ------     ----------

                                  YEAR ENDED DECEMBER 31,
                                ---------------------------
                                  PRO FORMA
                                     1995           1996
                                --------------   ----------

                                       (IN MILLIONS)
Net Sales:
U.S.:
Sales to customers............        $499.3         $621.0
Sales to affiliates...........          13.8            8.4
                                      ------     ----------
Europe:
Sales to customers............       --                38.4
Sales to affiliates...........       --              --
                                      ------     ----------
Other International:
Sales to customers............          14.5           30.0
Sales to affiliates...........           8.3           10.0
                                      ------     ----------
Eliminations..................         (22.1)         (18.4)
                                      ------     ----------
Total.........................        $513.8         $689.4
                                      ------     ----------
                                      ------     ----------

                               RELTEC CORPORATION

          NOTES TO THE CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
               (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
    NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED) (CONTINUED)

3. GEOGRAPHIC AND MARKET DATA (CONTINUED)
    Sales between geographic regions are generally priced to recover cost plus an appropriate markup for profit.

                                                                                 AS OF
                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1995       1996
                                                                          ---------  ---------

                                                                             (IN MILLIONS)
Identifiable Assets:
U.S.....................................................................  $   544.0  $   624.3
Europe..................................................................     --          174.5
Other International.....................................................       22.7       28.1
Eliminations............................................................     --          (86.6)
                                                                          ---------  ---------
Total...................................................................  $   566.7  $   740.3
                                                                          ---------  ---------
                                                                          ---------  ---------

                                                                                 YEAR ENDED
                                                                              DECEMBER 31, 1996
                                                                             -------------------
                                                                                (IN MILLIONS)
Operating Profit:
U.S........................................................................       $    46.5
Europe.....................................................................             0.1
Other International........................................................             4.5
Eliminations...............................................................              --
                                                                                      -----
Total......................................................................       $    51.1
                                                                                      -----
                                                                                      -----

4. EXTRAORDINARY CHARGE

    During 1996, the Company recorded an extraordinary charge of $6.3 million, net of a $3.3 million tax benefit, related to the accelerated amortization of deferred financing fees. The old credit facility entered into as part of the RELTEC Acquisition was extinguished and a new credit facility was established (refer to Note 9 for further discussion).

5. INVENTORIES

    Inventories consisted of the following:

                                                                     AS OF
                                                                  DECEMBER 31,           AS OF
                                                              --------------------  SEPTEMBER 30,
                                                                1995       1996          1997
                                                              ---------  ---------  ---------------
                                                                          (IN MILLIONS)
Raw materials...............................................  $    40.3  $    48.3     $    56.6
Work-in-process.............................................       10.6       10.8          18.8
Finished goods..............................................       12.8       18.5          20.8
                                                              ---------  ---------         -----
Total.......................................................  $    63.7  $    77.6     $    96.2
                                                              ---------  ---------         -----
                                                              ---------  ---------         -----

                               RELTEC CORPORATION

          NOTES TO THE CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
               (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
    NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED) (CONTINUED)

5. INVENTORIES (CONTINUED)
    In 1997, the Company changed its method of accounting for inventory from LIFO to FIFO, effective August 1, 1995. The Company believes that the FIFO method of accounting for inventories provides a more meaningful presentation of the Company's financial position and results of operations. As required by generally accepted accounting principles, the Company has retroactively restated the 1995 and 1996 consolidated financial statements for this change and reduced inventory by $11.3 million and $2.4 million at December 31, 1995 and 1996, respectively. The effect of the restatement on statements of operations is as follows:

                                                                    FIVE MONTHS
                                                                       ENDED        YEAR ENDED
                                                                   DECEMBER 31,    DECEMBER 31,
                                                                       1995            1996
                                                                   -------------  ---------------
                                                                           (IN MILLIONS)
As previously reported:
Income (loss) before extraordinary charge........................    $   (23.1)      $     9.2
Net income (loss)................................................    $   (23.1)      $     2.9
As restated:
Income (loss) before extraordinary charge........................    $   (30.4)      $     8.1
Net income (loss)................................................    $   (30.4)      $     1.8

6. GOODWILL, INTANGIBLE ASSETS AND OTHER NONCURRENT ASSETS

    Goodwill, intangible assets and other noncurrent assets consisted of the following:

                                                                    AS OF
                                                                 DECEMBER 31,          AS OF
                                                             --------------------  SEPTEMBER 30,
                                                               1995       1996         1997
                                                             ---------  ---------  -------------
                                                                        (IN MILLIONS)
Goodwill, net..............................................  $   262.2  $   353.9    $   339.2
Intangible assets, net.....................................       36.6       40.8         34.5
                                                             ---------  ---------       ------
Total goodwill and other intangible assets, net............  $   298.8  $   394.7    $   373.7
                                                             ---------  ---------       ------
                                                             ---------  ---------       ------
Deferred financing fees....................................  $    10.2  $     1.6    $     1.4
Construction funds in escrow...............................     --            5.2          0.6
Investments in affiliates..................................        1.9        2.7          7.6
Other......................................................        1.1        1.4          2.1
                                                             ---------  ---------       ------
Total other noncurrent assets..............................  $    13.2  $    10.9    $    11.7
                                                             ---------  ---------       ------
                                                             ---------  ---------       ------

    Deferred financing fees are amortized over the term of the related financing and are classified as interest expense in the accompanying consolidated statements of operations.

                               RELTEC CORPORATION

          NOTES TO THE CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
               (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
    NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED) (CONTINUED)

7. MISCELLANEOUS FINANCIAL INFORMATION

                                                                       AS OF
                                                                    DECEMBER 31,           AS OF
                                                                --------------------  SEPTEMBER 30,
                                                                  1995       1996          1997
                                                                ---------  ---------  ---------------
                                                                            (IN MILLIONS)
Allowance for doubtful accounts...............................  $     1.4  $     2.4     $     2.6
Goodwill--accumulated amortization............................        4.5       17.4          30.5
Intangible assets--accumulated amortization...................        4.5       16.1          26.6

8. OTHER CURRENT LIABILITIES

    Other current liabilities consisted of the following:

                                                                       AS OF
                                                                    DECEMBER 31,           AS OF
                                                                --------------------  SEPTEMBER 30,
                                                                  1995       1996          1997
                                                                ---------  ---------  ---------------
                                                                            (IN MILLIONS)
Interest payable..............................................  $     4.0  $     1.5     $     2.4
Accrued warranty..............................................        4.2        7.0           8.1
Income taxes payable..........................................     --            5.2           6.2
License termination...........................................     --           11.0        --
Other.........................................................       11.5       12.4          19.5
                                                                ---------  ---------         -----
Total.........................................................  $    19.7  $    37.1     $    36.2
                                                                ---------  ---------         -----
                                                                ---------  ---------         -----

    The license termination liability represents the settlement of a license agreement with a third party.

9. DEBT

    In connection with the RELTEC Acquisition, the Company entered into the $325.0 million Old Credit Facility (the "Old Credit Facility"), providing $195.0 million of term loans and $130.0 million of revolving credit and a $135.0 million bridge loan ("Bridge Loan") with a limited partnership in which KKR Associates, L.P. is the general partner (the "KKR Partnership") (see Note 16). In September 1995, the Company converted $35.0 million of the Bridge Loan into common equity and repaid $25.0 million of the Bridge Loan from proceeds of borrowings under the Old Credit Facility. During August, 1996, the KKR Partnership exchanged the Bridge Loan for $74.0 million of Common Stock and $1.0 million of redeemable Preferred Stock. The redeemable Preferred Stock was immediately sold to an unrelated third party.

    In September 1996, the Company extinguished outstanding amounts under the Old Credit Facility and refinanced its borrowings under a new $450.0 million credit facility with a new bank syndicate (the "New Credit Facility") which matures on September 30, 2003. The New Credit Facility consists of a $350.0 million domestic revolving facility ("DRF") and a $100.0 million multi-currency revolving facility ("MCRF"). DRF loans are denominated in U.S. Dollars and maintained at the Base Rate or the Euro Rate plus percentage margins as specified in the New Credit Facility. MCRF loans are denominated in U.S. dollars, pounds sterling, deutsche marks and yen and are maintained at the Base Rate or the Euro Rate plus percentage margins as specified in the New Credit Facility. The New Credit Facility contains

                               RELTEC CORPORATION

          NOTES TO THE CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
               (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
    NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED) (CONTINUED)

9. DEBT (CONTINUED)
provisions to reduce the interest rates and commitment fees if certain leverage ratios are achieved. At September 30, 1997, the weighted average interest rate on the New Credit Facility was 6.86%.

    The New Credit Facility contains provisions for a $30.0 million (or a pound sterling equivalent) short-term credit line as well as letters of credit. The aggregate facility borrowing availability is reduced for amounts outstanding under the short-term credit lines and letters of credit. Amounts outstanding under the short-term credit lines bear interest at the Base Rate plus percentage margins as specified in the Credit Agreement. At September 30, 1997 and December 31, 1996, the New Credit Facility has a facility fee of 0.25% per annum on the unused commitment and a letter of credit facility fee of 0.25% per annum on outstanding letters of credit with provisions to reduce both rates if certain leverage ratios are achieved. At September 30, 1997 and December 31, 1996, the aggregate availability under the New Credit Facility was $212.3 million and $157.9 million, respectively. Interest and commitment fees are payable quarterly. During 1996, interest accrued on the debt obligations at weighted average interest rates of 7.83% and 10.39% per annum, respectively.

    The New Credit Facility contains covenants and provisions that restrict, among other things, the Company's ability to change its business, declare dividends, grant liens, incur additional indebtedness, exceed a leverage ratio, meet or exceed a minimum interest coverage ratio and make certain capital expenditures. The Company was in compliance with these covenants at September 30, 1997 and December 31, 1996. The New Credit Facility is secured by the capital stock of RELTEC's subsidiaries and guaranteed by certain subsidiaries.

    Pursuant to the terms of the New Credit Facility, the available commitment under the New Credit Facility will be reduced from $450.0 million on September 30, 1999 by $35.0 million, and by $35.0 million per year on each September 30 thereafter until balance matures on September 30, 2003. Principal payments are not otherwise required unless the New Credit Facility is required to be reduced for certain changes in the Company's business activities as defined in the Credit Agreement.

    In October, 1996 the Company entered into an interest rate swap agreement to reduce its variable interest rate exposure on borrowings under the New Credit Facility. The swap fixes the interest rate at 6.11% on a notional amount of $100.0 million for two years. Interest is payable quarterly beginning January 28, 1997. Under the prevailing market rates at December 31, 1996 and September 30, 1997, the fair value of the swap agreement was a liability of $0.5 million and $0.3 million, respectively.

    In May 1997, the Company entered into promissory notes with several banks ("Money Market Lines of Credit") for $40.0 million of unsecured and uncommitted credit lines, outside the New Credit Facility. As of September 30, 1997, $24.0 million was outstanding at a weighted average interest rate of 7.06%. Borrowings under the Money Market Lines of Credit mature at specified dates less than one year after incurrence.

    The Company maintains a line of credit at a subsidiary to finance purchases of certain equipment. At December 31, 1996, the outstanding principal under this financing arrangement was $3.9 million at a weighted-average interest rate of 9.0% per annum. The Company also maintains two secured loans at a subsidiary totaling $0.4 million. Interest accrues on the loans at a weighted-average rate of 9.0% per annum.

                               RELTEC CORPORATION

          NOTES TO THE CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
               (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
    NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED) (CONTINUED)

9. DEBT (CONTINUED)
    At December 31, 1996, the Company is also contingently liable for $1.3 million of outstanding letters of credit issued prior to the RELTEC Acquisition.

                                                                    AS OF
                                                                 DECEMBER 31,          AS OF
                                                             --------------------  SEPTEMBER 30,
                                                               1995       1996         1997
                                                             ---------  ---------  -------------
                                                                        (IN MILLIONS)
New Credit Facility........................................  $  --      $   275.4    $   218.2
Money Market Lines of Credit...............................     --         --             24.0
Capital lease obligation...................................     --            9.0          9.0
Other debt.................................................     --            4.3          2.6
Old Credit Facility:
  Term Facilities..........................................      195.0     --           --
  Revolving Facility.......................................       27.1     --           --
Bridge Loan................................................       75.0     --           --
                                                             ---------  ---------       ------
Total debt.................................................      297.1      288.7        253.8
Current maturities.........................................        3.2       12.6         31.5
                                                             ---------  ---------       ------
Total long-term debt.......................................  $   293.9  $   276.1    $   222.3
                                                             ---------  ---------       ------
                                                             ---------  ---------       ------

    As of December 31, 1996, aggregate maturities of debt obligations in each of the next five years are as follows (in millions):

1997.................................................................      $12.6
1998.................................................................        1.7
1999.................................................................        0.6
2000.................................................................        0.1
2001.................................................................     --

    Predecessor A's financial statements for the period ended July 31, 1995 include interest expense to the parent company on an inter-company note which carried an interest rate of 4.3%.

    Interest paid was $14.1 million, $26.9 million and $7.8 million for the nine months ended September 30, 1997, the year ended December 31, 1996 and five months ended December 31, 1995, respectively.

10. LEASES

    RELTEC leases certain facilities and equipment under operating leases, many of which contain renewal options and escalation clauses. Total rental expense was $6.2 million and $5.4 million for the nine months ended September 30, 1997 and 1996, respectively, $6.6 million for the year ended December 31, 1996, and $3.1 million and $4.5 million for the five months ended December 31, 1995 and seven months ended July 31, 1995, respectively. Minimum future rental commitments under operating leases having non-cancelable lease terms in excess of one year aggregated $12.4 million as of December 31, 1996 and are payable as follows: 1997, $3.3 million; 1998, $1.7 million; 1999, $1.0 million; 2000, $0.9 million; 2001, $0.8 million; and thereafter, $4.7 million.

                               RELTEC CORPORATION

          NOTES TO THE CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
               (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
          NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

    During 1996, the Company entered into a capital lease agreement which requires variable lease payments based on a variable market rate. As of September 30, 1997 and December 31, 1996, the variable rate was 4.2% and 4.35%, respectively. As of September 30, 1997, obligations under this capital lease are $0.4 million annually through 2001 and $16.5 million thereafter.

11. REDEEMABLE PREFERRED STOCK

    During 1996, the Company issued 1,000 shares of Series A Redeemable Preferred Stock (the "Preferred Stock"). The Preferred Stock has annual dividend requirements of $105 per share for each of the years ending December 31, 1996, 1997 and 1998; $115 per share for the year ending December 31, 1999; $125 per share for the year ending December 31, 2000; and $130 per share for each year ending December 31 thereafter. Dividends are cumulative and payable quarterly beginning January 1, 1997. The Company can redeem the Preferred Stock at any time at a redemption price of $1,000 per share (the "Redemption Price"). The Preferred Stock can be redeemed by the holders at any time after July 1, 2003 or earlier in the event of a triggering occurrence, as defined in the Preferred Stock Certificate of Designation, at the Redemption Price plus accrued dividends. The Preferred Stock has no voting rights.

12. COMMON STOCK AND STOCK OPTION PLAN

    Holders of shares of common stock of RELTEC Corporation ("Common Stock") are entitled to one vote per share on matters to be voted on by the stockholders, and to receive dividends when and as declared by the Board of Directors. Holders of Common Stock are not entitled to preemptive rights and have no subscription, redemption or conversion privileges. The Common Stock does not have cumulative voting rights. The rights, preferences and privileges of holders of Common Stock are subject to the rights of the holders of shares of any series of preferred stock issued or that may be issued in the future. At September 30, 1997 and December 31, 1996, loans to employees for the purchase of Common Stock were $0.5 million and $0.6 million, respectively. These amounts have been presented as a reduction of stockholders' equity.

    On August 1, 1995, RELTEC Corporation adopted the 1995 Stock Purchase and Option Plan for Employees of RELTEC Corporation and Subsidiaries (the "Equity Plan") under which employees of RELTEC may be permitted to purchase common stock and/or be granted options to purchase shares of common stock of RELTEC. At December 31, 1996, 5,000,000 shares of common stock were reserved for issuance under the Equity Plan as amended and restated in 1996. As of December 31, 1996, 1,402,384 shares have been purchased. The options expire in periods ranging from seven to ten years from the date of grant. Approximately sixty percent of the options granted vest proratably over periods of up to five years ("Term Options"). Vesting of the remaining options is dependent on RELTEC achieving certain financial objectives, but in no event later than terms ranging from six years and eleven months to seven years and eleven months ("Performance Options").

                               RELTEC CORPORATION

          NOTES TO THE CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
               (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
          NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

12. COMMON STOCK AND STOCK OPTION PLAN (CONTINUED)
    A summary of the changes in the stock options granted under the Equity Plan is as follows:

                                                                             WEIGHTED AVERAGE
                                                                  OPTIONS     EXERCISE PRICE
                                                                 ----------  -----------------
Outstanding, August 1, 1995....................................      --             --
Granted........................................................   1,875,600      $    5.00
                                                                 ----------         ------
Outstanding, December 31, 1995.................................   1,875,600           5.00
Granted........................................................   1,211,021           9.56
Forfeited......................................................     (38,000)          5.00
                                                                 ----------         ------
Outstanding, December 31, 1996.................................   3,048,621      $    6.81
                                                                 ----------         ------
                                                                 ----------         ------

    At December 31, 1996, 413,639 options were exercisable with a weighted average exercise price of $4.52. The weighted average fair market values of options granted during 1996 and 1995 was $4.33 and $2.35, respectively. At December 31, 1996 the weighted average remaining contractual life of outstanding options was 8.1 years.

    The Company accounts for the Equity Plan under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," under which no compensation cost has been recognized. Had compensation cost for the Equity Plan been determined consistent with Financial Accounting Standards Board Statement No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), the Company's net income (loss) would have been reduced to the following pro forma amounts:

                                                          FIVE MONTHS ENDED        YEAR ENDED
                                                          DECEMBER 31, 1995     DECEMBER 31, 1996
                                                         -------------------  ---------------------
                                                                       (IN MILLIONS)
Income (loss) as reported..............................       $   (30.4)            $     1.8
Pro forma income (loss)................................           (30.6)                  1.2

    Under SFAS 123, the fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

                                                                1995 ISSUANCES   1996 ISSUANCES
                                                                ---------------  ---------------
Risk-free interest rate.......................................          6.35%            6.18%
Expected life (years).........................................          10.0              7.5
Expected dividends............................................     $  --            $  --

                               RELTEC CORPORATION

          NOTES TO THE CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
               (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
          NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

13. INCOME TAXES

    Income tax provision (benefit) includes:

                                                                                    NINE MONTHS
                                                   FIVE MONTHS                         ENDED
                                                      ENDED       YEAR ENDED       SEPTEMBER 30,
                                                  DECEMBER 31,   DECEMBER 31,   --------------------
                                                      1995           1996         1996       1997
                                                  -------------  -------------  ---------  ---------
                                                                    (IN MILLIONS)
Current taxes:
U.S. federal....................................    $     3.5      $    23.9    $    17.5  $    24.1
State and local.................................          0.5            3.8          2.8        4.2
Non-U.S.........................................          0.5            1.7          0.9        2.2
                                                       ------         ------    ---------  ---------
Total...........................................    $     4.5      $    29.4    $    21.2  $    30.5
                                                       ------         ------    ---------  ---------
Deferred taxes:
Federal and state                                   $   (18.2)     $   (10.8)   $    (6.6) $    (6.4)
Non-U.S.........................................         (0.2)          (1.2)        (0.1)      (1.0)
                                                       ------         ------    ---------  ---------
Total...........................................        (18.4)         (12.0)        (6.7)      (7.4)
                                                       ------         ------    ---------  ---------
Total tax provision (benefit)                       $   (13.9)     $    17.4    $    14.5  $    23.1
                                                       ------         ------    ---------  ---------
                                                       ------         ------    ---------  ---------

    Income taxes differ from amounts computed at the U.S. statutory rate due to:

                                                                                      NINE MONTHS
                                                   FIVE MONTHS                           ENDED
                                                      ENDED        YEAR ENDED        SEPTEMBER 30,
                                                  DECEMBER 31,    DECEMBER 31,    --------------------
                                                      1995            1996          1996       1997
                                                  -------------  ---------------  ---------  ---------
                                                                     (IN MILLIONS)
Expected tax provision (benefit) at statutory
  rates.........................................    $   (15.5)      $     8.9     $     6.1  $    15.2
Nondeductible amortization......................          1.5             7.6           5.9        4.6
State, local taxes and other....................          0.1             0.9           2.5        3.3
                                                       ------           -----     ---------  ---------
Total tax provision (benefit)...................    $   (13.9)      $    17.4     $    14.5  $    23.1
                                                       ------           -----     ---------  ---------
                                                       ------           -----     ---------  ---------

                               RELTEC CORPORATION

          NOTES TO THE CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
               (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
          NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

13. INCOME TAXES (CONTINUED)
    Temporary differences and loss carryforwards which gave rise to deferred tax assets and (liabilities) consisted of the following:

                                                                                 AS OF
                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1995       1996
                                                                          ---------  ---------

                                                                             (IN MILLIONS)
Deferred income tax assets (liabilities):
Pension, postretirement and postemployment benefits.....................  $     9.6  $    11.0
Self-insurance reserves.................................................        3.1        3.3
Capital lease obligation................................................     --            3.6
Inventory...............................................................        9.2       13.0
Tax loss carryforwards..................................................        2.1        1.7
Other accrued liabilities...............................................        3.5        9.7
Property and equipment..................................................      (15.4)     (17.1)
Intangible assets.......................................................      (13.0)     (14.5)
Construction funds in escrow............................................     --           (2.1)
                                                                          ---------  ---------
Net deferred taxes......................................................  $    (0.9) $     8.6
                                                                          ---------  ---------
                                                                          ---------  ---------

    For income tax reporting purposes, the Company has state net operating loss carryforwards that aggregate approximately $28.8 million. Such carryforwards have various expiration dates beginning in 1997.

    RELTEC has not provided for U.S. income and foreign withholding taxes on undistributed earnings of its non-U.S. subsidiaries because management intends to permanently reinvest those earnings. Undistributed earnings of non-U.S. subsidiaries were not significant at September 30, 1997 and December 31, 1996.

    Income taxes paid were $25.8 million and $14.6 million for the nine months ended September 31, 1997 and 1996, respectively, $20.5 million for the year ended December 31, 1996, and $6.5 million during the five months ended December 31, 1995.

    For Predecessor A, the results of RELTEC's domestic operations were included in the consolidated U.S. return of its parent. The actual tax benefit generated by RELTEC was settled through an intercompany account with the parent. On a stand-alone basis, RELTEC would not have recognized any income tax benefit in its statement of operations; as such, the benefit has been credited to the parent company investment. The actual amount credited to the parent company investment for the seven months ended July 31, 1995 was $1.0 million.

    For the seven month period ended July 31, 1995 the provision (benefit) for income taxes consisted of a current tax provision of $0.4 million and a deferred tax (benefit) of $(14.5) million. The current provision for income taxes relates to non-U.S. taxes. The deferred provision relates to the write-off of acquired in-process research and development costs.

14. PENSION PLANS

    RELTEC maintains pension plans which cover certain employees and provide for monthly pension payments to eligible employees upon retirement. Plans covering salaried employees provide benefits based

                               RELTEC CORPORATION

          NOTES TO THE CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
               (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
          NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

14. PENSION PLANS (CONTINUED)
on years of credited service and compensation. Pension benefits for certain hourly employees are based on years of service and specified benefits amounts. RELTEC's funding policy in the United States is to contribute amounts necessary to meet or exceed ERISA funding requirements, and elsewhere to fund amounts in accordance with local regulations. Pension plan assets consist primarily of United States government obligations, fixed income investments and equity securities whose values are subject to fluctuations of the securities market.

    As part of the RELTEC Acquisition, the Company's employee benefit plan obligations and related plan assets were determined on a stand-alone basis and recorded in the consolidated balance sheet as part of the allocation of the purchase price. A pension asset valuation and transfer from the seller's trust accounts into RELTEC's trust accounts was completed in August 1996.

    The following table reconciles the funded status of the Company's defined benefit plans:

                                                  AS OF                         AS OF
                                            DECEMBER 31, 1995             DECEMBER 31, 1996
                                       ----------------------------  ----------------------------
STATUS OF PLAN(S)                       OVER-FUNDED   UNDER-FUNDED    OVER-FUNDED   UNDER-FUNDED
-------------------------------------  -------------  -------------  -------------  -------------
                                                             (IN MILLIONS)
Accumulated benefit obligation,
  principally vested.................    $    15.9      $    22.3      $    16.1      $    26.6
Effect of projected salary
  increases..........................          0.1            4.9            0.5            5.5
                                             -----         ------          -----         ------
Projected benefit obligation.........         16.0           27.2           16.6           32.1
Fair value of plan assets............         17.4           15.5           18.6           22.2
                                             -----         ------          -----         ------
Plan assets greater/ (less) than
  projected benefit obligation.......          1.4          (11.7)           2.0           (9.9)
Unrecognized cumulative net gain.....         (0.5)          (0.7)          (1.0)          (2.3)
                                             -----         ------          -----         ------
Prepaid (accrued) pension costs......    $     0.9      $   (12.4)     $     1.0      $   (12.2)
                                             -----         ------          -----         ------
                                             -----         ------          -----         ------

    Net periodic pension costs included in the accompanying consolidated statements of operations consisted of the following:

                                                                  FIVE MONTHS        YEAR ENDED
                                                                     ENDED          DECEMBER 31,
                                                               DECEMBER 31, 1995        1996
                                                              -------------------  ---------------
                                                                         (IN MILLIONS)
Service cost--benefits earned...............................       $     1.7          $     4.1
Interest accrued on accumulated benefit obligation..........             1.3                3.2
Actual return on plan assets................................            (1.8)              (4.2)
Net amortization and deferrals..............................             0.6                1.2
                                                                       -----              -----
Net periodic pension cost...................................       $     1.8          $     4.3
                                                                       -----              -----
                                                                       -----              -----

    Net periodic pension cost included in Predecessor A's financial statements for the period ended July 31, 1995 was $2.1 million.

                               RELTEC CORPORATION

          NOTES TO THE CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
               (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
          NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

14. PENSION PLANS (CONTINUED)
    The above pension amounts were determined using the following assumptions:

                                                                                        AS OF
                                                                                     DECEMBER 31,
                                                                               ------------------------
                                                                                  1995         1996
                                                                                  -----        -----
Discount rate................................................................         7.5%         7.5%
Salary increase..............................................................         4.5%         4.5%
Asset return.................................................................         9.0%         9.0%

    The Company sponsors a defined contribution savings and investment plan covering substantially all U.S. RELTEC salaried employees. Employer contributions to the plan are 50% of employee contributions, up to 6% of each covered employee's salary. RELTEC's contributions were $2.4 million for the year ended December 31, 1996, and $0.9 million and $1.3 million for the five month period ended December 31, 1995 and the seven month ended July 31, 1995, respectively.

15. POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

    The Company provides postretirement benefits other than pensions, primarily health care and life insurance, for certain eligible U.S. retirees. Postretirement benefits are unfunded.

    Net periodic postretirement benefit costs consisted of the following:

                                                 SEVEN MONTHS         FIVE MONTHS         YEAR ENDED
                                                     ENDED               ENDED           DECEMBER 31,
                                                 JULY 31, 1995     DECEMBER 31, 1995         1996
                                                ---------------  ---------------------  ---------------
                                                                     (IN MILLIONS)
Service cost..................................     $     0.5           $     0.2           $     0.6
Interest cost.................................           0.9                 0.4                 0.9
                                                         ---                 ---                 ---
Net periodic postretirement benefit cost......     $     1.4           $     0.6           $     1.5
                                                         ---                 ---                 ---
                                                         ---                 ---                 ---

    The following table reconciles the funded status of the Company's postretirement benefit obligation:

                                                                                  AS OF
                                                                               DECEMBER 31,
                                                                           --------------------
                                                                             1995       1996
                                                                           ---------  ---------

                                                                              (IN MILLIONS)
Accumulated postretirement benefit obligation:
Retired participants.....................................................  $     2.6  $     2.5
Fully eligible active plan participants..................................        3.3        3.4
Other active plan participants...........................................        6.0        7.1
                                                                           ---------  ---------
Accrued postretirement benefit obligation................................  $    11.9  $    13.0
                                                                           ---------  ---------
                                                                           ---------  ---------

    The actuarial present value of the accumulated postretirement benefit obligation was determined using a discount rate of 7.5% at December 31, 1996. Health care cost inflation is assumed to be 8.5%, declining gradually to 5.5% in 2017 and thereafter. A 1.0% increase in the assumed health care cost rates would increase the service and interest cost components, in aggregate, by approximately $0.2 million and increase the accumulated postretirement benefit obligation by approximately $1.5 million.

                               RELTEC CORPORATION

          NOTES TO THE CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
               (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
          NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

16. RELATED PARTY TRANSACTIONS

    On April 1, 1997, the Company's largest stockholder, a limited partnership in which KKR Associates, L.P. is the general partner, invested an additional $50.0 million in RELTEC in exchange for 4,000,000 shares of common stock. The cash proceeds were used to repay borrowings under the New Credit Facility.

    At September 30, 1997, two limited partnerships in which KKR Associates, L.P. is a general partner owned 90.2% of the Company's outstanding Common Stock. The remaining 9.8% of outstanding Common Stock is owned by management investors, an employee savings plan and other third parties.

    Kohlberg Kravis Roberts & Co., L.P. ("KKR") provides certain management, consulting and financial services to the Company for an annual fee. Such services include, but are not necessarily limited to, advice and assistance concerning any and all aspects of the operation, planning and financing of the Company. During the nine months ending September 30, 1997, the year ending December 31, 1996 and the five months ended December 31, 1995, the Company paid $0.5 million, $0.8 million and $0.4 million, respectively, to KKR for management fees and reimbursement of expenses.

    During 1996, RELTEC paid $2.0 million to KKR for consulting services related to the Rainford Acquisition and $7.5 million in 1995 for services rendered in connection with the RELTEC Acquisition.

    Predecessor A's financial statements include charges for certain direct expenses which were administered centrally by Reliance including insurance, pensions and certain other items. Annual allocations were also made for common services provided by Reliance such as cash management and other treasury, legal, patent, tax, corporate accounting, audit and communication services. Administrative expense includes $3.9 million for the seven months ended July 31, 1995 for such allocated expenses. Settlement of RELTEC's related receivable/payable resulting from these transactions was done through an intercompany account which has been included in the parent company investment.

17. CONTINGENCIES

    Various lawsuits, claims and proceedings have been or may be instituted or asserted against the Company relating to the conduct of its business, including those pertaining to environmental, safety and health, employment and contract matters. Although the outcome of litigation cannot be predicted with certainty and some lawsuits, claims or proceedings may be disposed of unfavorably to the Company, management believes the disposition of matters which are pending or asserted will not have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

18. SUBSEQUENT EVENTS

    ACQUISITION OF CUSTOM DESIGN TELEPHONE DESIGN SYSTEMS, INC.

    In October, 1997, the Company acquired all of the capital stock of Custom Design Telephone Systems, Inc. ("CDTS") for approximately $27.0 million. Based in St. Louis, Missouri, CDTS is a provider of integrated telecommunications services. Of the $27.0 million purchase price, approximately $18.0 million was paid in cash on October 30, 1997. The remaining portion of the purchase price is contingently payable based on the achievement of certain financial targets.

    DEFINED BENEFIT PENSION PLANS

    Effective December 31, 1997, benefit accruals under the U.S. defined benefit pension plans were frozen. The effect on the funded status of the plans has not yet been finalized.

                               RELTEC CORPORATION

          NOTES TO THE CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
               (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
          NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

18. SUBSEQUENT EVENTS (CONTINUED)
1998 EQUITY PLAN

    Prior to the Offering, the 1998 Equity Participation Plan of RELTEC Corporation (the "Equity Plan") was approved by the Board of Directors and stockholders of the Company. The principal purpose of the Equity Plan is to provide incentives for officers, employees and consultants of the Company through granting of options, restricted stock and other awards (collectively, "Awards"), thereby stimulating their personal and active interest in the Company's development and financial success, and inducing them to remain in the Company's employment. The Equity Plan is also intended to assist the Company in attracting and retaining qualified non-employee directors ("Non-Employee Directors") by providing for the automatic grant of options to Non-Employee Directors.

    Under the Equity Plan, not more than 4,200,000 shares of Common Stock (or the equivalent in other equity securities) are authorized for issuance upon exercise of options, stock appreciation rights ("SARs"), and other Awards, or upon vesting of restricted or deferred stock awards.

                          INDEPENDENT AUDITORS' REPORT

TO THE STOCKHOLDERS AND BOARD OF DIRECTORS
OF RELTEC CORPORATION

    We have audited the accompanying combined statements of operations and cash flows of RELTEC Corporation (Predecessor B) (the "Company") for the year ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, such combined statements of operations and cash flows present fairly, in all material respects, the results of the Company's operations and its cash flows for the year ended December 31, 1994, in conformity with generally accepted accounting principles.

    As discussed in Note 1 to the combined financial statements, the Company changed its method of accounting for postemployment benefits to conform with Statement of Financial Accounting Standards No. 112.

Deloitte & Touche LLP
Cleveland, Ohio
February 15, 1996

(January 6, 1998 as to Note 2)

                       RELTEC CORPORATION--PREDECESSOR B

                        COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1994

                                 (IN MILLIONS)

Net sales...........................................................................  $   458.9
Cost of sales.......................................................................      322.3
                                                                                      ---------
Gross profit........................................................................      136.6
Operating expenses:
  Research and product engineering..................................................       42.4
  Selling and administrative........................................................       62.6
  Goodwill and intangible amortization..............................................       12.7
  Restructuring.....................................................................        0.8
                                                                                      ---------
Total operating expenses............................................................      118.5
                                                                                      ---------
Operating income....................................................................       18.1
Interest expense....................................................................       32.1
                                                                                      ---------
Loss before income taxes and cumulative effect of change in accounting..............      (14.0)
Provision for income taxes..........................................................        0.6
                                                                                      ---------
Net loss before cumulative effect of change in accounting...........................      (14.6)
Cumulative effect of change in accounting for postemployment benefits...............        1.3
                                                                                      ---------
Net loss............................................................................  $   (15.9)
                                                                                      ---------
                                                                                      ---------

    The accompanying notes are an integral part of these combined financial statements.

                       RELTEC CORPORATION--PREDECESSOR B

                        COMBINED STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1994

                                 (IN MILLIONS)

Operating activities:
  Net loss..........................................................................  $   (15.9)
  Adjustments to net loss to arrive at cash provided by operating activities:
  Depreciation and amortization.....................................................       23.3
  Cumulative effect of change in accounting.........................................        1.3
  Changes in operating assets and liabilities:
    Accounts receivable.............................................................       (7.3)
    Inventories.....................................................................       (3.6)
    Accounts payable................................................................        1.7
    Advances from customers.........................................................        4.8
    Other assets and liabilities....................................................        0.7
                                                                                      ---------
Net cash provided by operating activities...........................................        5.0

Investing activities:
  Purchases of property, plant and equipment........................................      (13.8)
  Proceeds from sale of equipment...................................................        0.2
  Additions to intangibles..........................................................       (2.4)
  Other.............................................................................        1.5
                                                                                      ---------
Net cash used by investing activities...............................................      (14.5)

Financing activities:
  Net transfers from parent company.................................................        8.9
                                                                                      ---------
  Decrease in cash and cash equivalents.............................................       (0.6)
  Cash and cash equivalents, beginning of period....................................        1.1
                                                                                      ---------
  Cash and cash equivalents, end of period..........................................  $     0.5
                                                                                      ---------
                                                                                      ---------

    The accompanying notes are an integral part of these combined financial statements.

                       RELTEC CORPORATION--PREDECESSOR B

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1994

1. ORGANIZATION AND NATURE OF OPERATIONS

    The Company is referred to as Predecessor B prior to January 1, 1995.

    RELTEC Corporation ("RELTEC" or the "Company") was formed in July 1995 by management and partnerships affiliated with Kohlberg Kravis Roberts & Co., L.P. to acquire Reliance Comm/Tec Corporation ("Reliance Comm/Tec") from the Reliance Electric Company ("Reliance"), a subsidiary of Rockwell International Corporation ("Rockwell") (the "RELTEC Acquisition"). Rockwell acquired Reliance effective January 1995 (the "Rockwell Acquisition"). For the seven month period ended July 31, 1995 the Company is referred to as Predecessor A. The Company was incorporated in July 1995 as K-Tec Holdings, Inc. In October 1995, the Company changed its name to RELTEC Holdings, Inc., and in January 1998, the Company changed its name to RELTEC Corporation.

    The Company is a provider of a broad range of systems, products and services to wireline and wireless service providers and telecommunications OEMs in North America and around the globe. Most of the Company's systems, products and services can be found in the access portion of the telecommunications network, also referred to as the "local loop."

SIGNIFICANT ACCOUNTING POLICIES

    PRINCIPLES OF COMBINATION

    The combined financial statements of Predecessor B include the telecommunications equipment manufacturing and service businesses which were operated by Reliance Electric Company ("Reliance") and are presented using Reliance's basis in the assets and liabilities. All significant intercompany accounts and transactions were eliminated in combination. Intercompany balances with Reliance were included in Parent Company Deficit. The combined statements of operations include allocations of certain Reliance corporate expenses (see
Note 8). RELTEC's management believes that the allocations are reasonable; however, these allocated expenses are not necessarily indicative of expenses that would have been incurred by RELTEC on a stand-alone basis.

    RELTEC's investments in 20% to 50% owned companies in which it has the ability to exercise significant influence over operating and financial policies are accounted for using the equity method.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    CASH AND CASH EQUIVALENTS

    Except for its non-U.S. operations, Predecessor B participates in a centralized cash management system with Reliance wherein receipts are deposited to corporate accounts, disbursements are centrally funded and borrowings are effected. Cash equivalents include all highly-liquid investments with an original purchased maturity of three months or less and are stated at cost, which approximates market value.

                       RELTEC CORPORATION--PREDECESSOR B

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                FOR THE YEAR ENDED DECEMBER 31, 1994 (CONTINUED)

1. ORGANIZATION AND NATURE OF OPERATIONS (CONTINUED)
    INVENTORIES

    Inventories are valued at the lower of cost or market. Cost is determined by the last-in, first-out (LIFO) method. Inventory costs include material, direct labor and manufacturing overhead, which primarily includes indirect labor, utilities, depreciation and property taxes.

    SALES RECOGNITION

    Sales are generally recognized when goods are shipped or services are provided. Sales on long-term contracts (defined as significant contracts with terms of longer than six months) are recorded on a percentage of completion basis, measured by the cost to cost method.

    DEPRECIATION EXPENSE

    For financial reporting purposes, depreciation is computed by the straight-line method over the estimated useful lives of the assets. The estimated useful lives are up to 45 years for buildings and improvements and 3 to 12 years for machinery and equipment. Depreciation is computed principally using accelerated methods for income tax reporting purposes. Depreciation expense was $10.7 million for the year ended December 31, 1994.

    Leasehold improvements are amortized over the shorter of the useful life or the remaining lease term. Significant renewals and betterments which substantially extend the useful life of the asset are capitalized. Upon sale or other disposition of assets, the cost and related accumulated depreciation or amortization are removed from the accounts and the resulting gain or loss, if any, is reflected in income. Maintenance, repairs and renewals of minor amount are charged to expense as incurred.

    GOODWILL AND INTANGIBLE ASSETS

    The excess of cost over the fair value of net assets of businesses acquired (goodwill) is being amortized using the straight-line method over 40 years. Other intangible assets, primarily patents, are being amortized using the straight-line method over the estimated useful lives, ranging from 1 to 16 years.

    Predecessor B periodically evaluates the recoverability of goodwill and other intangible assets by comparing the book value of such assets to expected future cash flows, on an undiscounted basis, over the remaining amortization period of the asset.

    PRODUCT WARRANTY

    Product warranty costs are accrued at the time of sale based on historical warranty experience and are adjusted as required to reflect subsequent experience.

    WORKERS' COMPENSATION, PRODUCT AND GENERAL LIABILITY COSTS

    The combined financial statements include Predecessor B's estimated costs, including costs not reimbursable under insurance contracts, of settling workers' compensation, product and general liability claims. Accruals are determined from historical claims-incurred experience, using actuarial computations of the estimated ultimate settlement cost of such claims, including claims incurred but not yet reported.

                       RELTEC CORPORATION--PREDECESSOR B

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                FOR THE YEAR ENDED DECEMBER 31, 1994 (CONTINUED)

1. ORGANIZATION AND NATURE OF OPERATIONS (CONTINUED)
    RESEARCH AND DEVELOPMENT COSTS

    Research and development costs are expensed as incurred. Research and development expense for the year ended December 31, 1994 was $25.4 million.

    TRANSLATION OF FOREIGN CURRENCIES

    Assets and liabilities of non-U.S. subsidiaries are translated into U.S. dollars at the period-end exchange rate. Operating results are translated at the average exchange rate for the period. The related translation adjustments are accumulated in the parent company deficit account. Foreign currency gains (losses) resulting from transactions and the translation of highly inflationary currencies are included in income. Exchange gains (losses) and translation gains (losses) for the year ended December 31, 1994 were not significant to Predecessor B's results of operations.

    INCOME TAXES

    The results of Predecessor B's domestic operations are included in the consolidated U.S. federal income tax return of its parent. The parent's policy is to allocate U.S. federal expense or benefit based upon the operating results of each of its respective subsidiaries. For purposes of these combined financial statements, payments to Predecessor B for tax losses generated annually are reported as a capital contribution.

    ACCOUNTING CHANGE

    Effective January 1, 1994, Predecessor B adopted Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits." This Statement requires the accrual of benefits to be paid to former employees after employment but before retirement. The cumulative effect of this accounting change was $1.3 million. These benefits relate primarily to short-term disability benefits provided to substantially all U.S. employees and certain salary continuation benefits.

    FAIR VALUES AND CONCENTRATION OF CREDIT RISK

    Predecessor B's sales are primarily to customers operating in the telecommunications market. Receivables are from a diverse group of customers in the telecommunications industry and such receivables are generally unsecured. Predecessor B maintains a reserve for potential losses. In 1994, one customer represented approximately 10.0% and export sales accounted for approximately 10.1% of Predecessor B's combined net sales.

                       RELTEC CORPORATION--PREDECESSOR B

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                FOR THE YEAR ENDED DECEMBER 31, 1994 (CONTINUED)

2. GEOGRAPHIC AND MARKET DATA

    Predecessor B operates in a single industry segment, the global telecommunications equipment market. This segment includes integrated systems and components used for voice, video and data communications. The following tables summarize financial information of Predecessor B by markets served and geographic region:

                                                                                    YEAR ENDED
                                                                                   DECEMBER 31,
                                                                                       1994
                                                                                   -------------
                                                                                   (IN MILLIONS)
Net Sales by Market:
Access Systems...................................................................    $    99.9
Integrated Wireless..............................................................         51.4
Network Components and Service...................................................        307.6
                                                                                        ------
Total............................................................................    $   458.9

                                                                                    YEAR ENDED
                                                                                   DECEMBER 31,
                                                                                       1994
                                                                                   -------------
                                                                                   (IN MILLIONS)
Net Sales:
U.S.:
Sales to customers...............................................................    $   437.1
Sales to affiliates..............................................................         12.4
                                                                                        ------
Other International:
Sales to customers...............................................................         21.8
Sales to affiliates..............................................................          8.4
                                                                                        ------
Eliminations.....................................................................        (20.8)
                                                                                        ------
Total............................................................................    $   458.9
                                                                                        ------
                                                                                        ------

    Sales between geographic regions are generally priced to recover cost plus an appropriate markup for profit.

3. INCOME TAXES

    The results of Predecessor B's domestic operations are included in the consolidated U.S. Federal income tax return of its parent. The actual tax benefit generated by Predecessor B is settled through the intercompany account with the parent. On a stand-alone basis, Predecessor B would not have recognized any income tax benefit in its statement of operations; as such, the benefit has been credited to the parent company deficit account. The actual amount credited to the parent company deficit account for the year ended December 31, 1994 was $10.4 million.

    For the year ended December 31, 1994 the current provision for income taxes consists of non-U.S. taxes.

    Predecessor B has not provided for U.S. income and foreign withholding taxes on undistributed earnings of its non-U.S. subsidiaries because management intends to permanently reinvest these earnings. Undistributed earnings of non-U.S. subsidiaries were approximately $2.6 million at December 31, 1994.

                       RELTEC CORPORATION--PREDECESSOR B

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                FOR THE YEAR ENDED DECEMBER 31, 1994 (CONTINUED)

4. INTER-COMPANY DEBT

    Intercompany debt consists of an unsecured inter-company note payable ("Note") with the parent. The Note bears interest at 4.3%.

5. PENSION PLANS

    Reliance has pension plans which cover certain Predecessor B employees and provide for monthly pension payments to eligible employees upon retirement. Plans covering salaried employees provide benefits based on years of credited service and compensation. Pension benefits for certain hourly employees are based on years of service and specified benefit amounts. Predecessor B's funding policy in the United States is to contribute amounts necessary to meet or exceed ERISA funding requirements, and elsewhere to fund amounts in accordance with local regulations. Pension plan assets consist primarily of U.S. government obligations, fixed income investments and equity securities whose values are subject to fluctuations of the securities market.

    Substantially all salaried domestic employees participate in the Reliance Electric Retirement Plan. Canadian salaried employees participate in the Reliance Electric Limited Canadian Pension Plan for the Salaried and Management Employees.

    Net periodic allocated pension cost under these plans was $3.6 million for the year ended December 31, 1994.

    In addition, Predecessor B has separate pension plans covering certain of its employees not covered under the multi-employer plans.

    Net periodic pension cost included in the combined financial statements for plans covering employees who are not part of the multi-employer plans consisted of the following:

                                                                                    YEAR ENDED
                                                                                   DECEMBER 31,
                                                                                       1994
                                                                                   -------------
                                                                                   (IN MILLIONS)
Service cost--benefits earned during the year....................................    $     0.5
Interest accrued on accumulated benefit obligation...............................          1.0
Actual return on plan assets.....................................................         (1.3)
Amortization.....................................................................          0.3
                                                                                         -----
Net periodic pension cost........................................................    $     0.5
                                                                                         -----
                                                                                         -----

    The above pension amounts were determined using the following assumptions:

Discount rate....................................................................          8.5%
Salary increase..................................................................          4.5%
Asset return.....................................................................          9.0%

    Reliance sponsors a defined contribution savings and investment plan covering substantially all domestic Predecessor B salaried employees. Employer contributions to the plan are 50% of employee

                       RELTEC CORPORATION--PREDECESSOR B

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                FOR THE YEAR ENDED DECEMBER 31, 1994 (CONTINUED)

5. PENSION PLANS (CONTINUED)
contributions, up to 6% of each covered employee's salary. Predecessor B's contributions were $2.2 million for the year ended December 31, 1994.

6. POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

    Predecessor B provides postretirement benefits other than pensions, primarily health care and life insurance, for certain eligible U.S. retirees. Postretirement benefits are unfunded.

    Net periodic postretirement benefit costs consists of the following:

                                                                                     YEAR ENDED
                                                                                    DECEMBER 31,
                                                                                        1994
                                                                                   ---------------
                                                                                    (IN MILLIONS)
Service cost.....................................................................     $     0.7
Interest cost....................................................................           1.3
Net amortization and deferral....................................................           0.2
                                                                                            ---
Net periodic postretirement benefit cost.........................................     $     2.2
                                                                                            ---
                                                                                            ---

    The actuarial present value of the accumulated postretirement benefit obligation was determined using a weighted average discount rate of 8.5% at December 31, 1994. Health care cost inflation is assumed to be 8.5% for 1995, declining gradually in 2001 to 5.5% in 2016. A 1% increase in the assumed health care cost rates would increase the service and interest cost components by approximately $0.2 million.

7. PARENT COMPANY DEFICIT

    A summary of the changes in the parent company deficit account is as follows:

                                                                                   YEAR ENDED
                                                                                    DECEMBER
                                                                                    31, 1994
                                                                                   -----------
                                                                                       (IN
                                                                                    MILLIONS)
Balance at beginning of period...................................................   $  (230.1)
Net loss.........................................................................       (15.9)
Net transfers to parent company..................................................       (25.2)
                                                                                   -----------
Balance at end of period.........................................................   $  (271.2)
                                                                                   -----------
                                                                                   -----------

    For the year ended December 31, 1994, the net change in the cumulative foreign currency translation adjustment was not significant.

8. TRANSACTIONS WITH PARENT COMPANY

    Predecessor B is charged for certain direct expenses administered centrally by Reliance including insurance, pensions and certain other items. Annual allocations are also made for common services provided by Reliance such as cash management and other treasury, legal, patent, tax, corporate accounting,

                       RELTEC CORPORATION--PREDECESSOR B

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                FOR THE YEAR ENDED DECEMBER 31, 1994 (CONTINUED)

8. TRANSACTIONS WITH PARENT COMPANY (CONTINUED) audit and communication services. Administrative expense includes $6.2 million for such allocated expenses.

    Settlement of Predecessor B's related receivable/payable resulting from these transactions is performed through an intercompany account which has been included in the parent company deficit account.

9. LEASES

    Predecessor B leases certain facilities and equipment under operating leases, many of which contain renewal options and escalation clauses. Total rental expense was $5.6 million for the year ended December 31, 1994. Minimum future rental commitments under operating leases having non-cancelable lease terms in excess of one year aggregated $9.6 million as of December 31, 1994 and are payable as follows: 1995, $2.3 million; 1996, $1.9 million; 1997, $1.5 million; 1998, $1.4 million; 1999, $0.5 million; and thereafter, $2.0 million.

10. COMMITMENTS AND CONTINGENCIES

    Various lawsuits, claims and proceedings have been or may be instituted or asserted against the Company relating to the conduct of its business, including those pertaining to environmental, safety and health, employment and contract matters. Although the outcome of litigation cannot be predicted with certainty and some lawsuits, claims or proceedings may be disposed of unfavorably to the Company, management believes the disposition of matters which are pending or asserted will not have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

                   RELTEC CORPORATION AND RAINFORD GROUP PLC

            UNAUDITED PRO FORMA SUPPLEMENTAL CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                        (IN MILLIONS, EXCEPT SHARE DATA)

    The following unaudited pro forma supplemental condensed consolidated statement of operations gives effect to the acquisition of Rainford Group plc ("Rainford") by RELTEC Corporation. This pro forma statement assumes the acquisition was effective January 1, 1996 and combines the statement of operations of RELTEC Corporation for the year ended December 31, 1996 and the statement of operations of Rainford for the period January 1, 1996 through September 3, 1996. The pro forma data reflects the acquisition of all of the capital stock of Rainford and the assumption of certain liabilities. The pro forma data does not reflect nonrecurring purchase accounting charges of $10.9 million resulting from the acquisition and certain other nonrecurring charges related to the acquisition totaling $12.1 million and does not purport to be indicative of the results that would actually have been reported if the acquisition had been effected at January 1, 1996 or which may be reported in the future. This statement should be read in conjunction with the accompanying explanatory notes and the respective historical financial statements and related notes of RELTEC and Rainford.

                                   RELTEC            RAINFORD                               PRO FORMA
                                 YEAR ENDED        EIGHT MONTHS                             YEAR ENDED
                                DECEMBER 31,           ENDED                               DECEMBER 31,
                                    1996       SEPTEMBER 3, 1996 (1)      ADJUSTMENTS          1996
                                ------------   ---------------------     -------------     ------------
                                                             (IN MILLIONS)
Net sales.....................     $689.4             $ 52.8               $--                $742.2
Cost of sales.................      482.9               49.4                 (4.2) (2)         528.1
                                   ------             ------               ------             ------
Gross profit..................      206.5                3.4                  4.2              214.1
Operating expenses:
  Research and product
    engineering...............       46.5                1.1                --                  47.6
  Selling and
    administrative............       75.7                4.0                --                  79.7
  Goodwill and intangible
    amortization..............       24.5           --                        7.0(3)            31.5
  Write-off of acquired
    in-process research and
    development...............        8.9           --                       (8.9) (2)        --
  Other (income) expense......       (0.2)              17.8(5)             (12.1) (2)           5.5
                                   ------             ------               ------             ------
Total operating expenses......      155.4               22.9                (14.0)             164.3
                                   ------             ------               ------             ------
Operating income (loss).......       51.1              (19.5)                18.2               49.8
Interest expense (income).....       25.6               (0.1)               --                  25.5
                                   ------             ------               ------             ------
Income before income taxes and
  extraordinary charge........       25.5              (19.4)                18.2               24.3
Income tax provision
  (benefit)...................       17.4               (4.7)                 2.8               15.5
                                   ------             ------               ------             ------
Income before extraordinary
  charge......................        8.1              (14.7)                15.4                8.8
Extraordinary charge, net of
  tax benefit.................        6.3           --                       (6.3) (4)        --
                                   ------             ------               ------             ------
Net income (loss).............     $  1.8             $(14.7)              $ 21.7             $  8.8
                                   ------             ------               ------             ------
                                   ------             ------               ------             ------
Pro forma earnings per common
  share data
Pro forma earnings per common
  share.......................                                                                $
                                                                                              ------
                                                                                              ------
Pro forma weighted average
  number of common and common
  equivalent shares
  outstanding.................
                                                                                              ------
                                                                                              ------

------------------------
(1) Represents the period January 1, 1996 to September 3, 1996 (date of acquisition).
(2) Represents adjustments to eliminate nonrecurring purchase accounting charges related to the write-off of inventory acquisition step-up, acquired in-process research and development costs and other nonrecurring charges related to the acquisition.
(3) Represents adjustments for incremental goodwill and intangible amortization expense related to the acquisition.
(4) Represents adjustments to eliminate costs associated with accelerated amortization of deferred financing fees.
(5) Includes charges of $5.6 million for the settlement of a significant contract.

                     REPORT OF THE AUDITORS TO THE MEMBERS
                             OF RAINFORD GROUP PLC

    We have audited the financial statements on pages F-41 to F-57 which have been prepared under the accounting policies on pages F-39 and F-40.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

    As described on page 9 of the 1996 Annual Report and Accounts the directors are responsible for the preparation of financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

BASIS OF OPINION

    We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the circumstances, consistently applied and adequately disclosed.

    We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION

    In our opinion the financial statements give a true and fair view of the state of affairs of the company and the group at 31 March 1996 and of the profit of the group for the year then ended and have been properly prepared in accordance with the Companies Act 1985.

Grant Thornton
Registered Auditors
Chartered Accountants
Manchester

26 July 1996

                         PRINCIPAL ACCOUNTING POLICIES

    A summary of the principal accounting policies, all of which have been applied consistently throughout the year and the preceding year, is set out below.

    BASIS OF ACCOUNTING

    The financial statements are prepared in accordance with applicable Accounting Standards and under the historical cost convention, as modified by the revaluation of certain fixed assets.

    BASIS OF CONSOLIDATION

    The consolidated financial statements includes those of the company and its subsidiary undertakings drawn up to 31 March 1996. Profits or losses on intra-group transactions are eliminated in full.

    Goodwill arising on consolidation is written off to reserves immediately on acquisition.

    INVESTMENT IN SUBSIDIARY UNDERTAKINGS

    Investments in subsidiary undertakings are valued at cost, less amounts written off.

    TURNOVER

    Turnover is the total amount receivable by the group in the ordinary course of business from outside customers for goods supplied as a principal and for services provided, excluding VAT and trade discounts. In the case of long term contracts, turnover reflects the contract activity during the year and represents the proportion of total contract value which costs incurred to date bear to total expected contract costs.

    DEPRECIATION

    Depreciation is calculated on the reducing balance or straight line method and aims to write down the cost or valuation, less estimated residual value, of all tangible fixed assets, other than freehold land, over their expected useful lives as follows:

Freehold buildings..................................  50 years period of
Leasehold alterations...............................  lease
Plant and machinery.................................  5 to 25 years
Motor vehicles......................................  6 years
Fixtures and fittings...............................  3 to 10 years

    STOCKS

    Stocks are stated at the lower of cost and net realisable value.

    LONG-TERM CONTRACTS

    The attributable profit on long-term contracts is recognised once their outcome can be assessed with reasonable certainty. The profit recognised reflects the proportion of work completed to date on the project.

    Costs associated with long term contracts are included in stock to the extent that they cannot be matched with contract work accounted for as turnover. Long term contract balances included in stocks are stated at cost, after provision has been made for any foreseeable losses and the deduction of applicable payments on account.

    Full provision is made for losses on all contracts in the year in which the loss is first foreseen.

    AMOUNTS RECOVERABLE ON CONTRACTS

    Amounts recoverable on contracts are included in current assets and are stated at cost plus attributable profit less any foreseeable losses less payments received on account.

    DEFERRED TAXATION

    Deferred tax is the tax attributable to timing differences between profits or losses as computed for tax purposes and results as stated in the financial statements.

    Deferred tax is provided for under the liability method to the extent that it is probable that a liability will crystallise. Unprovided deferred tax is disclosed as a contingent liability.

    LEASED ASSETS

    Where assets are financed by leasing agreements which give risks and rewards approximating to ownership ("finance leases") they are treated as if they had been purchased outright on credit. They are therefore initially recorded as a fixed asset and a liability at a sum equal to the fair value of the asset. Leasing payments on such assets are regarded as consisting of a capital element which reduces the outstanding liability and an interest charge.

    All other leases are regarded as operating leases and the total payments made under them are charged to the profit and loss account on a straight line basis over the lease term.

    RESEARCH AND DEVELOPMENT

    Research and development costs are written off in the year of expenditure.

    FOREIGN CURRENCIES

    Transactions in foreign currencies are translated at the exchange rate ruling at the date of the transaction. Monetary assets and liabilities in foreign currencies are translated at the rates of exchange ruling at the balance sheet date. Exchange differences are dealt with through the profit and loss account.

    CONTRIBUTIONS TO PENSION FUNDS

    The pension costs charged against profits, all of which relate to defined contribution schemes, represent the amount of contributions payable to the schemes in respect of the accounting period.

    EMPLOYEE BENEFIT TRUST

    Shares, including shares in the company, held by the trustees of the employee benefit trust are shown on the balance sheet at cost.

                         GROUP PROFIT AND LOSS ACCOUNT
                        FOR THE YEAR ENDED 31 MARCH 1996

                                                                                          NOTES
                                                                                          -----       1995       1996
                                                                                                    ---------  ---------
                                                                                                      L'000      L'000

TURNOVER.............................................................................           1      63,449     78,996

Cost of sales........................................................................                 (49,820)   (63,328)
                                                                                                    ---------  ---------

Gross profit.........................................................................                  13,629     15,668

Operating expenses...................................................................                  (7,853)    (9,773)
                                                                                                    ---------  ---------

OPERATING PROFIT.....................................................................                   5,776      5,895

Net interest.........................................................................           3        (430)       254
                                                                                                    ---------  ---------

PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION........................................           2       5,346      6,149

Tax on profit on ordinary activities.................................................           6      (1,790)    (2,040)
                                                                                                    ---------  ---------

PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION.........................................                   3,556      4,109

Dividends--equity and non-equity.....................................................           8        (123)    (2,221)
                                                                                                    ---------  ---------

PROFIT RETAINED......................................................................          18       3,433      1,888
                                                                                                    ---------  ---------

EARNINGS PER SHARE...................................................................           9       17.3p      17.3P

FULLY DILUTED EARNINGS PER SHARE.....................................................           9       15.9p      16.2P

There were no recognised gains or losses other than the profit for the financial year.

 The accompanying accounting policies and notes form an integral part of these financial statements.

                              GROUP BALANCE SHEET

                                AT 31 MARCH 1996

                                                                         NOTES       1995       1996
                                                                         -----     ---------  ---------
                                                                                     L'000      L'000
FIXED ASSETS:
Tangible assets.....................................................          10       5,762      7,273
Investments.........................................................          11          --         56
                                                                                   ---------  ---------
                                                                                       5,762      7,329
                                                                                   ---------  ---------
CURRENT ASSETS:
Stocks..............................................................          12       4,623      6,768
Debtors.............................................................          13      12,877     13,981
Cash at bank and in hand............................................                   5,995      8,637
                                                                                   ---------  ---------
                                                                                      23,495     29,386
CREDITORS: amounts falling due within one year......................          14     (17,077)   (17,989)
                                                                                   ---------  ---------
NET CURRENT ASSETS..................................................                   6,418     11,397
                                                                                   ---------  ---------
TOTAL ASSETS LESS CURRENT LIABILITIES...............................                  12,180     18,726
CREDITORS: amounts falling due after more than one year.............          15      (4,710)    (1,468)
                                                                                   ---------  ---------
                                                                                       7,470     17,258
                                                                                   ---------  ---------
                                                                                   ---------  ---------
CAPITAL AND RESERVES:
Called up share capital.............................................          17       2,167      1,192
Share premium account...............................................          18      --          8,875
Revaluation reserve.................................................          18          37         36
Other reserves......................................................          18         625        383
Capital redemption reserve..........................................          18         583        583
Profit and loss account.............................................          18       4,058      6,189
                                                                                   ---------  ---------
Shareholders' funds.................................................          19       7,470     17,258
                                                                                   ---------  ---------
                                                                                   ---------  ---------
Equity shareholders' funds..........................................                   6,303     17,258
Non-equity shareholders' funds......................................                   1,167     --
                                                                                   ---------  ---------
                                                                                       7,470     17,258
                                                                                   ---------  ---------
                                                                                   ---------  ---------

    The financial statements were approved by the board on 26 July 1996.

B Houghton
              Directors
J K Acornley

 The accompanying accounting policies and notes form an integral part of these financial statements.

                             COMPANY BALANCE SHEET
                                AT 31 MARCH 1996

                                                                                            NOTES       1995       1996
                                                                                            -----     ---------  ---------
                                                                                                        L'000      L'000
FIXED ASSETS
Investments............................................................................          11       1,750      1,806
                                                                                                      ---------  ---------
CURRENT ASSETS
Debtors................................................................................          13       1,091      1,547
Cash at bank and in hand...............................................................                   5,558      8,752
                                                                                                      ---------  ---------
                                                                                                          6,649     10,299
CREDITORS: amounts falling due within one year.........................................          14      (1,309)    (1,304)
                                                                                                      ---------  ---------
NET CURRENT ASSETS.....................................................................                   5,340      8,995
                                                                                                      ---------  ---------
TOTAL ASSETS LESS CURRENT LIABILITIES..................................................                   7,090     10,801
CREDITORS: amounts falling due after more than one year................................          15      (3,750)    --
                                                                                                      ---------  ---------
                                                                                                          3,340     10,801
                                                                                                      ---------  ---------
                                                                                                      ---------  ---------
CAPITAL AND RESERVES
Called up share capital................................................................          17       2,167      1,192
Share premium account..................................................................          18      --          8,875
Capital redemption reserve.............................................................          18         583        583
Profit and loss account................................................................          18         590        151
                                                                                                      ---------  ---------
SHAREHOLDERS' FUNDS....................................................................                   3,340     10,801
                                                                                                      ---------  ---------
                                                                                                      ---------  ---------
Equity shareholders' funds.............................................................                   2,173     10,801
Non-equity shareholders' funds.........................................................                   1,167         --
                                                                                                      ---------  ---------
                                                                                                          3,340     10,801
                                                                                                      ---------  ---------
                                                                                                      ---------  ---------

    The financial statements were approved by the board on 26 July 1996.

B Houghton
              Directors
J K Acornley

 The accompanying accounting policies and notes form an integral part of these financial statements.

                            GROUP CASHFLOW STATEMENT

                        FOR THE YEAR ENDED 31 MARCH 1996

                                                                                            NOTES       1995       1996
                                                                                            -----     ---------  ---------
                                                                                                        L'000      L'000
NET CASH INFLOW FROM OPERATING ACTIVITIES..............................................          20       6,118      4,411
                                                                                                      ---------  ---------
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest...............................................................................           3        (430)       254
Dividends paid.........................................................................                    (123)    (1,029)
                                                                                                      ---------  ---------
NET CASH OUTFLOW FROM RETURNS ON INVESTMENTS AND SERVICING OF FINANCE..................                    (553)      (775)
                                                                                                      ---------  ---------
TAXATION
UK corporation tax paid................................................................                    (306)    (2,016)
                                                                                                      ---------  ---------
INVESTING ACTIVITIES
Purchase of investments................................................................                  --            (56)
Disposal of associated undertakings....................................................                     201     --
Purchase of tangible fixed assets......................................................                    (416)    (1,683)
Disposal of tangible fixed assets......................................................                     128        374
                                                                                                      ---------  ---------
NET CASH OUTFLOW FROM INVESTING ACTIVITIES.............................................                     (87)    (1,365)
                                                                                                      ---------  ---------
NET CASH INFLOW BEFORE FINANCING.......................................................                   5,172        255
                                                                                                      ---------  ---------
FINANCING..............................................................................
Receipt of loans.......................................................................          21       5,000        107
Repayment of loans.....................................................................          21      (1,767)    (5,124)
Net proceeds from issue of share capital...............................................          21      --          9,067
Capital element of finance lease repayments............................................          21        (473)      (496)
Redemption of preferred shares.........................................................          21        (583)    (1,167)
                                                                                                      ---------  ---------
NET CASH INFLOW FROM FINANCING.........................................................                   2,177      2,387
                                                                                                      ---------  ---------
INCREASE IN CASH AND CASH EQUIVALENTS..................................................          22       7,349      2,642
                                                                                                      ---------  ---------
                                                                                                      ---------  ---------

 The accompanying accounting policies and notes form an integral part of these financial statements.

            NOTES TO THE FINANCIAL STATEMENTS OF RAINFORD GROUP PLC

1. SEGMENTAL INFORMATION

    The directors, as a result of a review of the business, have concluded that in view of the insignificance of the historical and ongoing business in what was the electromagnetic protection equipment business, that the disclosure of the segmental analysis between telecommunications equipment and electromagnetic protection equipment is no longer appropriate.

    An analysis of turnover by geographic market (destination) is given below:

                                                                1995       1996
                                                              ---------  ---------
                                                                L'000      L'000
UK..........................................................     52,350     64,177
Europe......................................................     10,978     12,887
Rest of World...............................................        121      1,932
                                                              ---------  ---------
                                                                 63,449     78,996
                                                              ---------  ---------
                                                              ---------  ---------

    All turnover originated within the UK.

2. PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

                                                                1995       1996
                                                              ---------  ---------
                                                                L'000      L'000
PROFIT ON ORDINARY ACTIVITIES IS STATED AFTER:
Auditors' remuneration
  audit fees................................................         43         38
  non-audit fees............................................         55         40
Depreciation
  owned.....................................................        555        729
  held under finance leases and HP contracts................        223        350
Grant release...............................................         (6)        --
Loss on sale of fixed assets................................         38         62
Operating lease rentals--land and buildings.................        408        398
Operating lease rentals--plant and machinery................         --         22
Research and development expenditure........................      1,545      2,057
                                                              ---------  ---------
                                                              ---------  ---------

    In respect of non-audit fees charged by the auditors, in addition to those disclosed above, fees of L132,000 are included in issue costs charged to the share premium account.

3. NET INTEREST

                                                                 1995         1996
                                                              -----------  -----------
                                                                 L'000        L'000
On bank loans, overdrafts and other loans:
  repayable within 5 years, otherwise than by instalments...         438           --
  repayable within 5 years, by instalments..................          64          223
  repayable wholly or partly in more than 5 years by
  instalments...............................................          16           --
Finance charges in respect of finance leases................          51           34
                                                              -----------  -----------
                                                                    (569)        (257)
Interest receivable.........................................         139          511
                                                              -----------  -----------
                                                                    (430)         254
                                                              -----------  -----------
                                                              -----------  -----------

4. EMPLOYMENT COSTS

                                                                 1995         1996
                                                              -----------  -----------
                                                                 L'000        L'000
Wages and salaries..........................................      10,531       12,861
Social security costs.......................................       1,014        1,183
Other pension costs.........................................         154          192
                                                              -----------  -----------
                                                                  11,699       14,236
                                                              -----------  -----------
                                                              -----------  -----------


                                                                NUMBER       NUMBER
                                                              -----------  -----------
Average number of employees.................................         637          741
                                                              -----------  -----------
                                                              -----------  -----------

    The group operates a number of defined contribution pension schemes for the benefit of employees. The assets of the schemes are administered by trustees in funds independent from those of the group.

    Share options have been granted to a number of senior employees in respect of 280,040 ordinary 5p shares under an employee share scheme which was approved by the Inland Revenue on 11 May 1993. The exercise price is 75p.

    An approved employee share option scheme was adopted on 6 April 1995. Share options have been granted to a number of senior employees in respect of 120,745 ordinary 5p shares. Exercise prices vary between L3.59 and L3.97.

    An approved employee Save As You Earn scheme was adopted on 6 April 1995. Share options have been granted to a number of employees in respect of 296,275 ordinary 5p shares. The exercise price is L2.80.

5. DIRECTORS' EMOLUMENTS

    The remuneration of all the directors of the company was as follows:

                                                         BASIC SALARY                 BONUS                    BENEFITS
                                                        -------------             -------------             -------------
                                                      1995         1996         1995         1996         1995         1996
                                                      -----        -----        -----        -----        -----        -----
                                                      L'000        L'000        L'000        L'000        L'000        L'000
B Houghton.......................................          64          140           --           --            7            9
A W Ferguson.....................................          46          100           23           --            3            6
J K Acornley.....................................          60           75           10           --            3            5
M W Fell.........................................          10           14           --           --           --           --
B H Wormsley.....................................          13           15           --           --           --           --
J Ziemniak.......................................          --           14           --           --           --           --
                                                          ---          ---          ---          ---          ---          ---
                                                          193          358           33           --           13           20
                                                          ---          ---          ---          ---          ---          ---
                                                          ---          ---          ---          ---          ---          ---

                                                            TOTAL                    PENSION
                                                        -------------             -------------
                                                      1995         1996         1995         1996
                                                      -----        -----        -----        -----
                                                      L'000        L'000        L'000        L'000
B Houghton.......................................          71          149           50           58
A W Ferguson.....................................          72          106            4           10
J K Acornley.....................................          73           80            9            8
M W Fell.........................................          10           14           --           --
B H Wormsley.....................................          13           15           --           --
J Ziemniak.......................................          --           14           --           --
                                                          ---          ---          ---          ---
                                                          239          378           63           76
                                                          ---          ---          ---          ---
                                                          ---          ---          ---          ---

    Share options have been granted to directors and the following are outstanding at 31 March 1996:

                                                        OPTION         J K           A W            B H
                                      DATE OF            PRICE      ACORNLEY      FERGUSON       WORMSLEY
SCHEME                                 GRANT              (P)         000'S         000'S          000'S
-----------------------------  ---------------------  -----------  -----------  -------------  -------------
Rainford Group Holdings Ltd
  1992 Executive Share Option
  Scheme.....................  4 November 1994                75           --           400             --
Rainford Group Holdings Ltd
  Unapproved Share Option
  Scheme.....................  19 December 1994               20          400            --             --
Rainford Group Holdings Ltd
  Unapproved Share Option
  Scheme                       19 December 1994.....          75           --           460            200
                                                                          ---           ---            ---
                                                                          400           860            200
                                                                          ---           ---            ---
                                                                          ---           ---            ---

    The Inland Revenue approved Executive Share Option Scheme was established on 17 March 1993. Options are exercisable on the third anniversary of date of grant, or in certain specific other circumstances.

    The unapproved scheme was established on 7 December 1994. Options are exercisable generally between one year from the date of admission of the company's shares to the Official List and the seventh anniversary of date of grant, subject to specific variations for individual directors.

    During the year the only movements in respect of options were that A W Ferguson exercised an option to purchase 140,000 shares at 75p per share and J K Acornley exercised an option to buy 500,000 shares at 20p per share. The market value of the shares at the date of purchase by the directors was L2.70 per share.

    The market price at 31 March 1996 was L2.60 per share. During the year the market value of the shares varied between L4.49 and L2.60.

    There have been no share options granted since 31 March 1996.

6. TAX ON PROFIT ON ORDINARY ACTIVITIES

    The taxation charge is based on the profit for the year and is made up as follows:

                                                                  1995       1996
                                                                ---------  ---------
                                                                  L'000      L'000
United Kingdom corporation tax @ 33%..........................      1,890      2,152
Deferred taxation.............................................        (55)        --
Adjustments in respect of prior years:
Corporation tax...............................................        (45)      (112)
                                                                ---------  ---------
                                                                    1,790      2,040
                                                                ---------  ---------
                                                                ---------  ---------

7. PROFIT FOR THE FINANCIAL YEAR

    The parent company has taken advantage of Section 230 of the Companies Act 1985 and has not included its own profit and loss account in these financial statements. The group profit for the year includes L1,782,000 which is dealt with in the financial statements of the company.

8. DIVIDENDS

                                                                  1995       1996
                                                                ---------  ---------
                                                                  L'000      L'000
NON-EQUITY
Redeemable preferred shares:
Interim dividend paid of nil (1995: 3.5p) per share...........         61         --
Final dividend paid of 0.25p (1995: 3.5p) per share...........         62          3
                                                                ---------  ---------
                                                                      123          3
                                                                ---------  ---------
                                                                ---------  ---------
EQUITY
Interim dividend paid of 2.0p (1995: nil) per share...........         --        476
Second interim dividend proposed of 5.0p (1995: nil) per
  share.......................................................         --      1,192
Dividend paid on Admission to the Barry Houghton 1988
  settlement of 55p per share.................................         --        550
                                                                ---------  ---------
                                                                       --      2,218
                                                                ---------  ---------
                                                                      123      2,221
                                                                ---------  ---------
                                                                ---------  ---------

9. EARNINGS PER SHARE

    The calculation of earnings per share is based on 23,695,869 (1995:
20,000,000) ordinary shares and earnings of L4,106,000 (1995: L3,463,000).
Earnings represent profit after taxation and preference dividend, but adjusted on the basis that redeemable preferred shares (the remainder of which were redeemed on Admission) had been redeemed at the beginning of each of the years, with a corresponding interest charge on the cost of the redemption substituted for the preference dividends declared in each of the years.

    The calculation of fully diluted earnings per share is based on 25,783,362 (1995: 21,954,720) ordinary shares, being the number of shares in issue immediately preceding the placing together with the shares to be issued on the exercise of all outstanding share options and earnings of L4,189,000 (1995:
L3,500,000).

Earnings are adjusted to reflect the redemption of the redeemable preferred shares as described above and also on the basis that the share options are exercised on the date of grant and the proceeds invested in 2 1/2 per cent Consolidated Stock.

10. TANGIBLE FIXED ASSETS

                                                    FREEHOLD      FIXTURES       PLANT
                                                    LAND AND         AND          AND         MOTOR       LEASEHOLD
THE GROUP                                TOTAL      BUILDINGS     FITTINGS     MACHINERY    VEHICLES     ALTERATIONS
-------------------------------------  ---------  -------------  -----------  -----------  -----------  -------------
                                         L'000        L'000         L'000        L'000        L'000         L'000
COST/VALUATION
At 1 April 1995......................      8,945        1,080         1,347        5,567          543           408
Additions at cost....................      3,026           43         1,050        1,363          289           281
Disposal.............................       (650)          --           (32)        (425)        (193)           --
                                       ---------        -----         -----        -----          ---           ---
At 31 March 1996.....................     11,321        1,123         2,365        6,505          639           689
                                       ---------        -----         -----        -----          ---           ---
                                       ---------        -----         -----        -----          ---           ---

DEPRECIATION
At 1 April 1995......................      3,183           20           715        2,249          143            56
Provided in the year.................      1,079           23           318          535          130            73
Disposals............................       (214)          --            (9)        (120)         (85)           --
                                       ---------        -----         -----        -----          ---           ---
At 31 March 1996.....................      4,048           43         1,024        2,664          188           129
                                       ---------        -----         -----        -----          ---           ---
                                       ---------        -----         -----        -----          ---           ---

NET BOOK AMOUNT
At 31 March 1996.....................      7,273        1,080         1,341        3,841          451           560
                                       ---------        -----         -----        -----          ---           ---
                                       ---------        -----         -----        -----          ---           ---
At 31 March 1995.....................      5,762        1,060           632        3,318          400           352
                                       ---------        -----         -----        -----          ---           ---
                                       ---------        -----         -----        -----          ---           ---

    Details of assets held under finance leases are as follows:

NET BOOK AMOUNT
AT 31 MARCH 1996.............      1,496          22          193        1,058          223            --
                               ---------       -----        -----        -----          ---           ---
                               ---------       -----        -----        -----          ---           ---
At 31 March 1995.............      1,091          22          179          778          110             2
                               ---------       -----        -----        -----          ---           ---
                               ---------       -----        -----        -----          ---           ---
Depreciation charge
for the year.................        350          --          112          179           59            --
                               ---------       -----        -----        -----          ---           ---
                               ---------       -----        -----        -----          ---           ---

    The figures stated above for cost or valuation include a valuation of freehold land and building as follows:

                                                                  1995       1996
                                                                ---------  ---------
                                                                  L'000      L'000
At 31 March 1994 valuation....................................      1,000      1,000
At cost.......................................................         80        123
                                                                ---------  ---------
                                                                    1,080      1,123
                                                                ---------  ---------
                                                                ---------  ---------

    No provision has been made in the deferred taxation account for the estimated corporation tax that would be payable on disposal at this valuation because, in the opinion of the directors, this asset is unlikely to be disposed of in the foreseeable future.

    If the freehold land and buildings had not been revalued, they would have been included on the historic cost basis at the following amounts:

                                                                                          L'000
Cost..................................................................................      1,086
Accumulated depreciation..............................................................        (42)
                                                                                        ---------
Net book amount at 31 March 1996......................................................      1,044
                                                                                        ---------
                                                                                        ---------
Net book amount at 31 March 1995......................................................      1,023
                                                                                        ---------
                                                                                        ---------

11. INVESTMENTS

THE GROUP                                                                        1995       1996
-----------------------------------------------------------------------------  ---------  ---------
                                                                                 L'000      L'000
Own shares...................................................................         --         56


THE COMPANY                                                                      1995       1996
-----------------------------------------------------------------------------  ---------  ---------
                                                                                 L'000      L'000
Shares in subsidiary undertaking.............................................      1,750      1,750
Own shares...................................................................         --         56
                                                                               ---------  ---------
                                                                                   1,750      1,806
                                                                               ---------  ---------
                                                                               ---------  ---------

    On 24 March 1995 the company formed an employee benefit trust, the Rainford Group plc Employee Benefit Trust (the "EBT"). The company agreed to lend to the trustees of the EBT the sum of L300,000 and the trustees of the EBT used the money loaned to purchase 111,111 existing ordinary shares of 5p from the Barry Houghton 1988 Settlement at L2.70 per share. On flotation of the company, 90,371 of shares were sold to employees at a discount of 25 per cent or 35 per cent, depending on length of service. At 31 March 1996 20,740 shares, at a cost of L56,000, are held by the EBT and are available for the future benefit of employees. Dividends receivable on shares held by the EBT are not waived. The market value of the shares at 31 March 1996 was L54,000. L167,000 of the loan was repaid using the monies received from the employees to purchase ordinary shares. The company has agreed, under the terms of the deed establishing the EBT, to indemnify the trustees against any costs, expenses or liabilities for which the trustees are liable, other than any such costs, expenses or liabilities which are attributable to fraud or wrongdoing of the trustees.

    At 31 March 1996, the principal subsidiaries were:

                                                       CLASS          PROPORTION HELD
                                  COUNTRY OF         OF SHARE    --------------------------
                                 REGISTRATION/        CAPITAL      BY PARENT      BY THE              NATURE OF
SUBSIDIARY UNDERTAKING           INCORPORATION         HELD         COMPANY        GROUP              BUSINESS
---------------------------  ---------------------  -----------  -------------  -----------  ---------------------------
Rainford Group (St. Helens)
  Limited..................  England and Wales        Ordinary           100%           --   See group principal
                                                                                             activities
Rainford Group Trustees
  Limited..................  England and Wales        Ordinary           100%           --   Operates employee benefit
                                                                                             trust
Rainford Group (Coventry)
  Limited                    England and Wales        Ordinary           100%           --   See group principal
                                                                                             activities

All of the subsidiary undertakings have been consolidated in the group financial statements.

12. STOCKS

THE GROUP                                                                        1995       1996
-----------------------------------------------------------------------------  ---------  ---------
                                                                                 L'000      L'000
Long term contract work in progress..........................................         --        729
Raw materials................................................................      1,484      1,936
Work in progress.............................................................      2,432      3,561
Finished goods...............................................................        707        542
                                                                               ---------  ---------
                                                                                   4,623      6,768
                                                                               ---------  ---------
                                                                               ---------  ---------

13. DEBTORS

                                                                                    THE GROUP            THE COMPANY
                                                                               --------------------  --------------------
                                                                                 1995       1996       1995       1996
                                                                               ---------  ---------  ---------  ---------
                                                                                 L'000      L'000      L'000      L'000
Trade debtors................................................................     11,787     12,417         --         --
Amounts due from subsidiary undertakings.....................................         --         --      1,002      1,234
Other debtors................................................................        307        309         --         --
Prepayments and accrued income...............................................        184        444         39         28
Amounts recoverable on contracts.............................................        569        665         --         --
Inter Company Dividend Receivable............................................         --         --         --        238
Taxation.....................................................................         30         --         50         47
Advance Corporation Tax recoverable..........................................         --        146         --         --
                                                                               ---------  ---------  ---------  ---------
                                                                                  12,877     13,981      1,091      1,547
                                                                               ---------  ---------  ---------  ---------
                                                                               ---------  ---------  ---------  ---------

14. CREDITORS : AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                                    THE GROUP            THE COMPANY
                                                                               --------------------  --------------------
                                                                                 1995       1996       1995       1996
                                                                               ---------  ---------  ---------  ---------
                                                                                 L'000      L'000      L'000      L'000
Instalments due on secured term loans (see note 15)..........................      1,375        125      1,250         --
Instalments due on unsecured term loans (see note 15)........................         --         36         --         --
Payments received on account.................................................      1,089         --         --         --
Trade creditors..............................................................      9,602     12,456         --         57
Taxation.....................................................................      1,912      2,052         15         --
Social security and other taxes..............................................        813        564         --         --
Other creditors..............................................................        214        114         --         --
Accruals.....................................................................      1,623        715         44         55
Dividends payable............................................................         --      1,192         --      1,192
Amounts due under finance leases.............................................        449        735         --         --
                                                                               ---------  ---------  ---------  ---------
                                                                                  17,077     17,989      1,309      1,304
                                                                               ---------  ---------  ---------  ---------
                                                                               ---------  ---------  ---------  ---------

15. CREDITORS : AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                                                    THE GROUP            THE COMPANY
                                                                               --------------------  --------------------
                                                                                 1995       1996       1995       1996
                                                                               ---------  ---------  ---------  ---------
                                                                                 L'000      L'000      L'000      L'000
Secured term loans:
Repayable between 1 and 2 years..............................................      1,375        125      1,250         --
Repayable between 2 and 5 years..............................................      2,695        110      2,500         --
Repayable after 5 years......................................................         40         --         --         --
                                                                               ---------  ---------  ---------  ---------
                                                                                   4,110        235      3,750         --
Unsecured term loans:
Repayable between 1 and 2 years..............................................         --         36         --         --
Repayable between 2 and 5 years..............................................         --         36         --         --
                                                                               ---------  ---------  ---------  ---------
                                                                                      --         72         --         --
Amounts due under finance leases:
Repayable between 1 and 2 years..............................................        369        574         --         --
Repayable between 2 and 5 years..............................................        231        587         --         --
                                                                               ---------  ---------  ---------  ---------
                                                                                     600      1,161         --         --
                                                                               ---------  ---------  ---------  ---------
                                                                                   4,710      1,468      3,750         --
                                                                               ---------  ---------  ---------  ---------
                                                                               ---------  ---------  ---------  ---------

THE GROUP

    The secured loans of L360,000, including L125,000 due within one year, are secured by fixed charges on the group's freehold land and buildings and by a floating charge on all other assets of the group.

    The loans are repayable as follows:

Secured loan No. 1         --  Two annual instalments of L90,000 from 30 April 1996. Interest is payable at 2% above base rate.
Secured loan No. 2         --  Four annual instalments of L35,000 from 30 September 1996 and a final instalment of L40,000 payable on 30 September 2000. Interest is payable at 2.5% above base rate.
Unsecured loan             --  Thirty six equal monthly instalments of L3,000. Interest is payable at a fixed rate of 8.9%.

16. DEFERRED TAXATION

THE GROUP

    The total potential liability for deferred taxation, none of which is provided in the financial statements, is set out below, and represents a contingent liability at the balance sheet date.

                                                                             POTENTIAL LIABILITY
                                                                           ------------------------
                                                                              1995
                                                                              -----        1996
                                                                              L'000        -----
                                                                                           L'000
Accelerated capital allowances...........................................         441          493
Other timing differences.................................................         (79)         (62)
                                                                                  ---          ---
                                                                                  362          431
                                                                                  ---          ---
                                                                                  ---          ---

17. SHARE CAPITAL

                                                                                     1995       1996
                                                                                   ---------  ---------
                                                                                     L'000      L'000
AUTHORISED
861,000 ordinary shares of L1 each...............................................        861         --
36,000,000 ordinary shares of 5p each............................................         --      1,800
1,750,000 redeemable preferred shares of L1 each.................................      1,750         --
250,000 cumulative convertible participating preferred ordinary shares of L1
 each............................................................................        250         --
                                                                                   ---------  ---------
                                                                                       2,861      1,800
                                                                                   ---------  ---------
                                                                                   ---------  ---------


                                                                                     1995       1996
                                                                                   ---------  ---------
                                                                                     L'000      L'000
ISSUED AND FULLY PAID
750,000 ordinary shares of L1 each...............................................        750         --
23,843,704 ordinary shares of 5p each............................................         --      1,192
1,166,667 redeemable preferred shares of L1 each.................................      1,167         --
250,000 cumulative convertible participating preferred ordinary shares of L1
 each............................................................................        250         --
                                                                                   ---------  ---------
                                                                                       2,167      1,192
                                                                                   ---------  ---------
                                                                                   ---------  ---------

    By resolutions of the company passed on 6 April 1995 and expressed to be conditional upon admission to the Official List, it was resolved that:

         i) each of the cumulative convertible participating preferred ordinary shares of L1 each be reclasssified as ordinary shares of L1 each and the ordinary share capital of the company be sub-divided into 22,220,000 ordinary shares of 5p each of which 20,140,000 were issued, including 140,000 ordinary shares issued on the exercise of share options;

         ii) following the redemption of the remaining 1,166,667 redeemable preferred shares, each of the redeemable preferred shares be reclassified and sub-divided into ordinary shares of 5p each; and

        iii) 21,220,000 of the ordinary shares in the capital of the company which have not been taken up or agreed to be taken up at the date the resolutions became unconditional were cancelled so that the authorised share capital of the company was reduced to L1,800,000 divided into 36,000,000 ordinary shares of 5p each.

    On 7 April 1995 the ordinary shares of the company, following the above resolutions, were admitted to the Official List. 3,703,704 new ordinary shares were placed with investors, raising L10.1 million. Issue costs amounted to L1.0 million.

    Details of directors and employees shares options are given in notes 4 and
5. Under the unapproved share scheme a share option over 20,000 shares of 5p each has been granted to a consultant of the company at 75p per share.

18. RESERVES

THE GROUP

                                                             CAPITAL                                    PROFIT AND      SHARE
                                                           REDEMPTION        OTHER       REVALUATION       LOSS        PREMIUM
                                                             RESERVE       RESERVES        RESERVE        ACCOUNT      ACCOUNT
                                                         ---------------  -----------  ---------------  -----------  -----------
                                                              L'000          L'000          L'000          L'000        L'000
At 1 April 1995........................................           583            625             37          4,058           --
Retained profit........................................            --             --             --          1,888           --
Issue of new shares....................................            --             --             --             --        8,875
Realised during the year...............................            --           (242)            (1)           243           --
                                                                                                 --
                                                                  ---            ---                         -----        -----
At 31 March 1996.......................................           583            383             36          6,189        8,875
                                                                                                 --
                                                                                                 --
                                                                  ---            ---                         -----        -----
                                                                  ---            ---                         -----        -----

    The balances on the capital redemption reserve, the revaluation reserve, the share premium account and other reserves may not be distributed legally.

    The cumulative amount of goodwill written off to reserves is L46,000 (1995:
L46,000).

THE COMPANY

                                                                 CAPITAL       PROFIT AND       SHARE
                                                               REDEMPTION         LOSS         PREMIUM
                                                                 RESERVE         ACCOUNT       ACCOUNT
                                                             ---------------  -------------  -----------
                                                                  L'000           L'000         L'000
At 1 April 1995............................................           583             590            --
Issue of new shares........................................            --              --         8,875
Loss sustained.............................................            --            (439)           --
                                                                      ---             ---         -----
At 31 March 1996...........................................           583             151         8,875
                                                                      ---             ---         -----
                                                                      ---             ---         -----

    The balances on the capital redemption reserve and the share premium account may not be distributed legally.

19. RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                                 1995       1996
                                                               ---------  ---------
                                                                 L'000      L'000
Profit for the year..........................................      3,556      4,109
Dividends....................................................       (123)    (2,221)
Issue of new shares..........................................     --          9,067
Redemption of preferred shares...............................       (583)    (1,167)
                                                               ---------  ---------
Net increase in shareholders' funds..........................      2,850      9,788
Opening shareholders' funds..................................      4,620      7,470
                                                               ---------  ---------
Closing shareholders' funds..................................      7,470     17,258
                                                               ---------  ---------
                                                               ---------  ---------

20. NET CASH INFLOW FROM OPERATING ACTIVITIES

                                                                1995       1996
                                                              ---------  ---------
                                                                L'000      L'000
Operating profit............................................      5,776      5,895
Depreciation................................................        778      1,079
Loss on sale of tangible fixed assets.......................         38         62
Increase in stock...........................................     (1,197)    (2,145)
Increase in debtors.........................................     (6,468)      (988)
Increase in creditors.......................................      7,197        508
Deferred grants.............................................         (6)        --
                                                              ---------  ---------
                                                                  6,118      4,411
                                                              ---------  ---------
                                                              ---------  ---------

21. ANALYSIS OF CHANGES IN FINANCING

                                                                                         OBLIGATIONS
                                                                                            UNDER
                                                       SHARE       SHARE                   FINANCE
                                                      CAPITAL     PREMIUM      LOANS       LEASES
                                                     ---------  -----------  ---------  -------------
                                                       L'000       L'000       L'000        L'000
As at 1 April 1994.................................      2,750          --       2,252          513
Receipt of loans...................................         --          --       5,000           --
Inception of finance leases........................         --          --          --        1,009
Repayment of loans and finance leases..............         --          --      (1,767)        (473)
Redemption of preferred shares.....................       (583)         --          --           --
                                                     ---------  -----------  ---------        -----
As at 31 March 1995................................      2,167          --       5,485        1,049
Receipt of loans...................................         --          --         107           --
Inception of finance leases........................         --          --          --        1,343
Repayment of loans and finance leases..............         --          --      (5,124)        (496)
Issue of new shares................................        192       9,912          --           --
Issue costs........................................         --      (1,037)         --           --
Redemption of preferred shares.....................     (1,167)         --          --           --
                                                     ---------  -----------  ---------        -----
As at 31 March 1996................................      1,192       8,875         468        1,896
                                                     ---------  -----------  ---------        -----
                                                     ---------  -----------  ---------        -----

22. ANALYSIS OF CHANGES IN CASH AND CASH EQUIVALENTS

                                                                  CASH AT
                                                                 BANK AND
                                                                  IN HAND     OVERDRAFT     TOTAL
                                                                -----------  -----------  ---------
                                                                   L'000        L'000       L'000
As at 1 April 1994............................................           3       (1,357)     (1,354)
Net increase..................................................       5,992        1,357       7,349
                                                                     -----   -----------  ---------
As at 31 March 1995...........................................       5,995           --       5,995
Net increase..................................................       2,642           --       2,642
                                                                     -----   -----------  ---------
As at 31 March 1996...........................................       8,637           --       8,637
                                                                     -----   -----------  ---------
                                                                             -----------  ---------

23. CAPITAL COMMITMENTS

THE GROUP

    There were L714,000 of capital commitments contracted for but not provided for at 31 March 1996 (1995: L145,000).

THE COMPANY

    There were no capital commitments in respect of the company.

24. LEASING COMMITMENTS

THE GROUP

    Operating lease payments, in respect of land and buildings, amounting to L406,000 (1995: L410,000) are due within one year. The leases to which these amounts relate expire in five years or more.

THE COMPANY

    There were no leasing commitments in respect of the company.

25. CONTINGENT LIABILITIES

THE GROUP

    At 31 March 1996 the group had contingent liabilities in respect of:

        (i) deferred taxation (notes 10 and 16);

        (ii) outstanding performance bonds in the ordinary course of business in favour of its customers which will become payable if Rainford Group (St. Helens) Limited does not fulfill certain contractual obligations. These bonds total L93,474 (1995: L252,000); and

       (iii) contractual guarantees in favour of third parties totalling L2,275,743 (1995: L1,840,000), which are secured on certain cash balances.

THE COMPANY

    The Company had contingent liabilities in respect of items (ii) and (iii) above.

26. POST BALANCE SHEET EVENTS

    On 18 July 1996 the company entered into an agreement with A/S Dantherm of Denmark, under which both of the parties will invest in a newly formed company, based in Spartanburgh, South Carolina, to manufacture and supply thermal management and air conditioning systems within North America. Details of the agreement are disclosed in the directors' report.

                     RAINFORD INTERIM FINANCIAL STATEMENTS

                         GROUP PROFIT AND LOSS ACCOUNTS
               FOR THE THREE MONTHS ENDED JUNE 30, 1995 AND 1996

                                                                                               UNAUDITED      UNAUDITED
                                                                                             THREE MONTHS   THREE MONTHS
                                                                                              TO JUNE 30,    TO JUNE 30,
                                                                                                 1995           1996
                                                                                             -------------  -------------
                                                                                   NOTE          L'000          L'000
                                                                                   -----
TURNOVER
--continuing activities.......................................................                    18,736         10,067
OPERATING (LOSS)/PROFIT
--continuing activities.......................................................                     1,059           (489)
Reorganization costs..........................................................                       (46)            (7)
Loss on disposal of assets....................................................                        --             (8)
Net interest received/(paid)..................................................                        50             10
                                                                                                  ------         ------
(LOSS)/PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION..........................                     1,063           (494)

Refund/(tax) on (loss)/profit on ordinary activities..........................           1          (349)           163
(LOSS)/PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION...........................                       714           (331)
Dividends--non equity.........................................................                        (3)            --
        --equity..............................................................                        --             --
                                                                                                  ------         ------
(LOSS)/PROFIT RETAINED........................................................                       711           (331)
                                                                                                  ------         ------
                                                                                                  ------         ------

                              GROUP BALANCE SHEETS
                      AT MARCH 31, 1996 AND JUNE 30, 1996

                                                                                              AUDITED     UNAUDITED
                                                                                             MARCH 31,    JUNE 30,
                                                                                               1996         1996
                                                                                            -----------  -----------
                                                                                               L'000        L'000
FIXED ASSETS
Tangible assets...........................................................................       7,273        7,396
Investments...............................................................................          56           --
                                                                                            -----------  -----------
                                                                                                 7,329        7,396
CURRENT ASSETS
Stocks....................................................................................       6,768        6,360
Debtors...................................................................................      13,981       15,193
Cash at bank and in hand..................................................................       8,637        4,510
                                                                                            -----------  -----------
                                                                                                29,386       26,063
CREDITORS: amounts falling due within one year............................................     (17,989)     (14,456)
                                                                                            -----------  -----------
NET CURRENT ASSETS........................................................................      11,397       11,607
TOTAL ASSETS LESS CURRENT LIABILITIES.....................................................      18,726       19,003
CREDITORS: amounts falling due after more than one year...................................      (1,468)      (2,076)
                                                                                            -----------  -----------
                                                                                                17,258       16,927
                                                                                            -----------  -----------
                                                                                            -----------  -----------
CAPITAL AND RESERVES
Called up share capital...................................................................       1,192        1,192
Share premium account.....................................................................       8,875        8,875
Revaluation reserve.......................................................................          36           35
Other reserves............................................................................         383          370
Capital redemption reserve................................................................         583          583
Profit and loss account...................................................................       6,189        5,872
                                                                                            -----------  -----------
SHAREHOLDERS' FUNDS.......................................................................      17,258       16,927
                                                                                            -----------  -----------
                                                                                            -----------  -----------
Equity shareholders' funds................................................................      17,258       16,927
Non-equity shareholders' funds............................................................          --           --
                                                                                            -----------  -----------
                                                                                                17,258       16,927
                                                                                            -----------  -----------
                                                                                            -----------  -----------

                           GROUP CASHFLOW STATEMENTS
               FOR THE THREE MONTHS ENDED JUNE 30, 1995 AND 1996

                                                                                         UNAUDITED      UNAUDITED
                                                                                       THREE MONTHS   THREE MONTHS
                                                                                        TO JUNE 30,    TO JUNE 30,
                                                                                           1995           1996
                                                                                       -------------  -------------
                                                                                           L'000          L'000
NET CASH OUTFLOW FROM OPERATING ACTIVITIES...........................................       (2,647)        (3,058)
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest.............................................................................           50             13
Dividends paid.......................................................................           (3)            --
                                                                                            ------         ------
NET CASH INFLOW FROM RETURNS ON INVESTMENTS AND SERVICING OF FINANCE.................           47             13
TAXATION
UK corporation tax paid (including advance corporation tax)..........................          (15)          (343)
INVESTING ACTIVITIES
Purchase of own shares on behalf of employee benefit trust...........................          (56)            --
Purchase of tangible fixed assets....................................................         (406)          (472)
Disposal of tangible fixed assets....................................................           74             22
                                                                                            ------         ------
NET CASH OUTFLOW FROM INVESTING ACTIVITIES...........................................         (388)          (450)
                                                                                            ------         ------
NET CASH OUTFLOW BEFORE FINANCING....................................................       (3,003)        (3,838)
FINANCING
Repayment of loans...................................................................       (5,090)           (90)
Net proceeds from issuance of share capital..........................................        9,067             --
Redemption of preferred shares.......................................................       (1,167)            --
Capital element of finance lease repayments..........................................          (58)          (199)
                                                                                            ------         ------
NET CASH OUTFLOW FROM FINANCING......................................................        2,752           (289)
                                                                                            ------         ------
DECREASE IN CASH AND CASH EQUIVALENTS................................................         (251)        (4,127)
                                                                                            ------         ------
                                                                                            ------         ------

          NOTES TO THE GROUP INTERIM FINANCIAL STATEMENTS (UNAUDITED)

1. TAXATION

    The charge for taxation for the three months to June 30, 1996 is based on the estimated effective rate for the year as a whole.

2. EARNINGS PER SHARE

    The basic earnings per share figure is based on the loss of L331,000 divided by the weighted average number of shares in issue, being 23,843,704 shares. Earnings represent profit after taxation. The fully diluted earnings per share is based on the loss of L331,000 divided by 26,020,764 shares, being the weighted average number of shares in issue, together with the shares to be issued on the exercise of all outstanding share options.

3. INTERIM REPORT AND RESULTS

    The interim report and results are unaudited and do not constitute full accounts within the meaning of Section 240 of the Companies Act of 1985. The unaudited interim financial statements should be read in conjunction with the Rainford's audited group accounts for the year ended March 31, 1996. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year.

                                                                     [ALTERNATE]
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS (SUBJECT TO COMPLETION)

ISSUED JANUARY 14, 1998

                                          SHARES

                               RELTEC CORPORATION

                                  COMMON STOCK
                               -----------------

OF THE          SHARES OF COMMON STOCK OFFERED,          SHARES ARE BEING
OFFERED INITIALLY OUTSIDE THE UNITED STATES AND CANADA BY THE INTERNATIONAL
  UNDERWRITERS AND          SHARES ARE BEING OFFERED INITIALLY IN THE UNITED
  STATES AND CANADA BY THE U.S. UNDERWRITERS. SEE "UNDERWRITERS." ALL OF THE
    SHARES OF COMMON STOCK OFFERED HEREBY ARE BEING SOLD BY THE COMPANY.
     PRIOR TO THIS OFFERING, THERE HAS BEEN NO PUBLIC MARKET FOR THE COMMON STOCK OF THE COMPANY. IT IS CURRENTLY ESTIMATED THAT THE INITIAL
       PUBLIC OFFERING PRICE PER SHARE WILL BE BETWEEN $   AND $   . SEE
       "UNDERWRITERS" FOR       A DISCUSSION OF THE FACTORS TO BE
          CONSIDERED IN DETERMINING THE INITIAL PUBLIC OFFERING PRICE.
                            ------------------------

APPLICATION WILL BE MADE TO LIST THE COMMON STOCK ON THE NEW YORK STOCK EXCHANGE
                            UNDER THE SYMBOL "RLT."
                            ------------------------

          SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR INFORMATION THAT

                 SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
                               -----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              -------------------

                               PRICE $   A SHARE
                              -------------------

                                                                       UNDERWRITING
                                                  PRICE TO             DISCOUNTS AND           PROCEEDS TO
                                                   PUBLIC             COMMISSIONS (1)          COMPANY (2)
                                            ---------------------  ---------------------  ---------------------
PER SHARE.................................            $                      $                      $
TOTAL (3).................................            $                      $                      $

------------------------
(1) THE COMPANY HAS AGREED TO INDEMNIFY THE UNDERWRITERS AGAINST CERTAIN LIABILITIES, INCLUDING LIABILITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
(2) BEFORE DEDUCTING EXPENSES PAYABLE BY THE COMPANY ESTIMATED AT $      .
(3) THE COMPANY HAS GRANTED THE U.S. UNDERWRITERS AN OPTION, EXERCISABLE WITHIN 30 DAYS OF THE DATE HEREOF, TO PURCHASE UP TO AN AGGREGATE OF
    ADDITIONAL SHARES AT THE PRICE TO PUBLIC LESS UNDERWRITING DISCOUNTS AND COMMISSIONS FOR THE PURPOSE OF COVERING OVER-ALLOTMENTS, IF ANY. IF THE U.S. UNDERWRITERS EXERCISE SUCH OPTION IN FULL, THE TOTAL PRICE TO PUBLIC, UNDERWRITING DISCOUNTS AND COMMISSIONS AND PROCEEDS TO COMPANY WILL BE
    $          , $          AND $          , RESPECTIVELY. SEE "UNDERWRITERS."
                            ------------------------

    THE SHARES ARE OFFERED, SUBJECT TO PRIOR SALE, WHEN, AS AND IF ACCEPTED BY THE UNDERWRITERS NAMED HEREIN AND SUBJECT TO APPROVAL OF CERTAIN LEGAL MATTERS BY SIMPSON THACHER & BARTLETT, COUNSEL FOR THE UNDERWRITERS. IT IS EXPECTED THAT
DELIVERY OF THE SHARES WILL BE MADE ON OR ABOUT       , 1998 AT THE OFFICE OF
MORGAN STANLEY & CO. INCORPORATED, NEW YORK, NEW YORK, AGAINST PAYMENT THEREFOR IN IMMEDIATELY AVAILABLE FUNDS.
                              -------------------

MORGAN STANLEY DEAN WITTER                    SALOMON SMITH BARNEY INTERNATIONAL

GOLDMAN SACHS INTERNATIONAL
                 DEUTSCHE MORGAN GRENFELL
                                   LEHMAN BROTHERS
                                                   J.P. MORGAN SECURITIES LTD.

         , 1998

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of Common Stock registered hereby, all of which expenses, except for the Securities and Exchange Commission registration fee, the National Association of Securities Dealers, Inc. filing fee and the New York Stock Exchange listing application fee, are estimates:

DESCRIPTION                                                                                               AMOUNT
-------------------------------------------------------------------------------------------------------  ---------
Securities and Exchange Commission registration fee....................................................  $  47,200
National Association of Securities Dealers, Inc. filing fee............................................     16,500
New York Stock Exchange listing application fee........................................................      *
Legal fees and expenses................................................................................      *
Accounting fees and expenses...........................................................................      *
Printing and engraving fees and expenses...............................................................      *
Blue Sky fees and expenses.............................................................................      *
Transfer Agent fees and expenses.......................................................................      *
Miscellaneous expenses.................................................................................      *
                                                                                                         ---------
      Total............................................................................................      *
                                                                                                         ---------
                                                                                                         ---------

------------------------
*   To be completed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Company is a Delaware corporation. Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

    Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation's best interest and, for criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in any action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

    Article V of the Bylaws of the Company (filed as Exhibit 3.2) provides for indemnification of the officers and directors to the full extent permitted by applicable law.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

    Since August 1, 1995, the Company has sold unregistered securities in the amounts, at the times and for the aggregate amounts of consideration listed below. The securities were sold to purchasers directly by the Company, and such sales did not involve any underwriter. The Company considers these securities to have been offered and sold in transactions not involving any public offering and therefore, to be exempted from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Rule 701 and Regulation S thereunder.

    On August 1, 1995, the Company issued 29,000,000 shares of Common Stock to the KKR Partnerships and management investors under the Company's 1995 Stock Purchase and Option Plan For Employees of Reltec Holdings, Inc. and Subsidiaries (the "Employee Stock Plan") for aggregate consideration of $145,000,000. Of such shares, 92,000 shares have been retired by the Company.

    On September 7, 1995, the Company issued 7,000,000 shares of Common Stock to one of the KKR Partnerships for consideration of $35,000,000.

    On November 10, 1995, the Company issued 306,600 shares of Common Stock to management investors under its Employee Stock Plan for aggregate consideration of $1,533,000. Of such shares, 22,000 shares have been retired by the Company.

    Between January 25, 1996 and August 6, 1996, the Company issued 2,000 shares of Common Stock to one individual investor for consideration of $10,000 and 84,849 shares of Common Stock to one of the Company's employee benefit plans for aggregate consideration of $424,245. In addition, during the same period the Company issued 1,000 shares of Common Stock to replace a lost share certificate, which shares subsequently were retired by the Company.

    On August 30, 1996, the Company issued 6,434,783 shares of Common Stock to one of the KKR Partnerships for aggregate consideration of $32,173,915.

    On September 3, 1996, the Company issued 2,990,862 shares of Common Stock to non-U.S. management investors under its Employee Stock Plan for aggregate consideration of $34,394,913 pursuant to a sale exempt from registration pursuant to Regulation S under the Securities Act. Of such shares, 41 shares have been retired by the Company.

    In September 1996, the Company issued 1,000 shares of its Series A Redeemable Preferred Stock to one of the KKR Partnerships for consideration of $1,000,000.

    Between September 9, 1996 and March 27, 1997, the Company issued 155,527 shares of Common Stock to management investors under its Employee Stock Plan for aggregate consideration of $1,811,777. Of such shares, 17,829 shares have been retired by the Company. In addition, during the same period the Company issued 26,060 shares of Common Stock to one of the Company's employee benefit plans for aggregate consideration of $312,375.

    On April 1, 1997, the Company issued 4,000,000 shares to one of the KKR Partnerships for aggregate consideration of $50,000,000.

    Between May 12, 1997 and December 26, 1997, the Company issued 144,080 shares of Common Stock to management investors under its Employee Stock Plan for aggregate consideration of $1,801,000 and 25,717 shares of Common Stock to one of the Company's employee benefit plans for aggregate consideration of $321,462. In addition, during the same period the Company issued 2,000 shares of Common Stock to replace a lost share certificate retired by the Company.

ITEM 16. EXHIBITS.

    (a) EXHIBITS:

    The following exhibits are filed pursuant to Item 601 of Regulation S-K.

  EXHIBIT
    NO.                                                     DESCRIPTION
-----------  ---------------------------------------------------------------------------------------------------------

      *1.1   Form of Underwriting Agreement among RELTEC Corporation and the Underwriters named therein.

       3.1   Certificate of Incorporation of RELTEC Corporation.

       3.2   Bylaws of RELTEC Corporation.

      *4.1   Form of Common Stock Certificate.

       4.2   See Exhibits 3.1 and 3.2 of this Registration Statement for provisions of the Certificate of
             Incorporation and Bylaws of RELTEC Corporation defining the rights of holders of Common Stock.

      *5.1   Opinion of Latham & Watkins regarding the legality of the securities being issued.

      10.1   RELTEC Holdings, Inc. Deferred Compensation Plan (Effective August 1, 1995) for elected officers and other key employees.

      10.2   RELTEC Holdings, Inc. Directors' Deferred Compensation Plan (Effective January 1, 1996).

      10.3   Reliance Comm/Tec Corporation Special Retirement Program for Elected Offers (Effective August   , 1995).

      10.4   Reliance Comm/Tec Corporation Supplemental Retirement Plan for Key Employees (Effective August   , 1995).

      10.5   Amended and Restated 1995 Stock Purchase and Option Plan for Employees of RELTEC Holdings, Inc. and
             Subsidiaries.

     *10.6   1998 Equity Participation Plan of RELTEC Corporation.

      10.7   Amended and Restated Credit Agreement, dated as of September 20, 1996 (the "Amended and Restated Credit
             Agreement"), among RELTEC Holdings, Inc., RELTEC (UK) Limited, various lending institutions and The Chase
             Manhattan Bank, as Agent.

      10.8   Form of DRF ("domestic revolving facility") Note under the Amended and Restated Credit Agreement.

      10.9   Form of MCRF ("multi-currency revolving facility") Note under the Amended and Restated Credit Agreement.

     10.10   Form of Swingline Note under the Amended and Restated Credit Agreement.

     10.11   Amended and Restated Company Pledge Agreement, dated as of September 20, 1996, among RELTEC Holdings,
             Inc. and The Chase Manhattan Bank, as Agent.

     10.12   U.K. Pledge Agreement, dated as of September 20, 1996, among RELTEC (UK) Limited and The Chase Manhattan
             Bank, as Agent.

     10.13   Amended and Restated Subsidiary Pledge Agreement, dated as of September 20, 1996, among RELTEC
             Corporation, RELTEC Foreign Holdings, Inc. and The Chase Manhattan Bannk, as Agent.

     10.14   Amended and Restated Subsidiary Guarantee, dated as of September 20, 1996, among RELTEC Corporation,
             RELTEC Holdings, Inc. and The Chase Manhattan Bank, as Agent.

     *11.1   Statement regarding computation of per share earnings.

      21.1   Subsidiaries of RELTEC Corporation.

  EXHIBIT
    NO.                                                     DESCRIPTION
-----------  ---------------------------------------------------------------------------------------------------------
      23.1   Consent of Deloitte & Touche LLP regarding the financial statements of RELTEC Corporation.

      23.2   Consent of Grant Thornton LLP regarding the financial statements of Rainford Group plc.

     *23.3   Consent of Latham & Watkins (included in the opinion filed as Exhibit 5.1 hereto).

      24.1   Powers of Attorney (included on the signature page hereto).

      27.1   Financial Data Schedule.

------------------------
*   To be filed by amendment.

    As permitted by Item 601(b)(4) of Regulation S-K, the Company has not filed with this Registration Statement certain instruments defining the rights of holders of long-term debt of the Company, if any, because the total amount of securities authorized under any of such instruments does not exceed 10% of the total assets of the Company and its subsidiaries on a consolidated basis. The Company agrees to furnish a copy of any such agreements to the Securities and Exchange Commission upon request.

    (b) FINANCIAL STATEMENT SCHEDULES:

    Not applicable.

ITEM 17. UNDERTAKINGS.

    (a) The undersigned Registrant hereby undertakes to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (c) The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

        (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of New York, State of New York on January 14, 1998.

                                RELTEC CORPORATION

                                By:            /s/ Dudley P. Sheffler
                                     -----------------------------------------
                                              Name: Dudley P. Sheffler
                                     Title: President, Chief Executive Officer

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Dudley P. Sheffler, Scott A. Fine and Valerie A. Gentile as true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and any Registration Statement filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

    /s/ DUDLEY P. SHEFFLER
------------------------------  President, Chief Executive   January 14, 1998
      Dudley P. Sheffler          Officer and Director

   /s/ JAMES H. GREENE, JR.
------------------------------  Director                     January 14, 1998
     James H. Greene, Jr.

     /s/ HENRY R. KRAVIS
------------------------------  Director                     January 14, 1998
       Henry R. Kravis

   /s/ ALEXANDER NAVAB, JR.
------------------------------  Director                     January 14, 1998
     Alexander Navab, Jr.

    /s/ GEORGE R. ROBERTS
------------------------------  Director                     January 14, 1998
      George R. Roberts

   /s/ BARRY HOUGHTON, MBE
------------------------------  Director                     January 14, 1998
     Barry Houghton, MBE

      /s/ JOHN L. WILSON        Vice President--Controller
------------------------------    (principal accounting      January 14, 1998
        John L. Wilson            officer)

                                 EXHIBIT INDEX

  EXHIBIT
    NO.                                                     DESCRIPTION
-----------  ---------------------------------------------------------------------------------------------------------

      *1.1   Form of Underwriting Agreement among RELTEC Corporation and the Underwriters named therein.
       3.1   Certificate of Incorporation of RELTEC Corporation.
       3.2   Bylaws of RELTEC Corporation.
      *4.1   Form of Common Stock Certificate.
       4.2   See Exhibits 3.1 and 3.2 of this Registration Statement for provisions of the Certificate of
             Incorporation and Bylaws of RELTEC Corporation defining the rights of holders of Common Stock.
      *5.1   Opinion of Latham & Watkins regarding the legality of the securities being issued.
      10.1   RELTEC Holdings, Inc. Deferred Compensation Plan (Effective August 1, 1995) for elected officers and other key employees.
      10.2   RELTEC Holdings, Inc. Directors' Deferred Compensation Plan (Effective January 1, 1996).
      10.3   Reliance Comm/Tec Corporation Special Retirement Program for Elected Offers (Effective August   , 1995).
      10.4   Reliance Comm/Tec Corporation Supplemental Retirement Plan for Key Employees (Effective August   , 1995).
      10.5   Amended and Restated 1995 Stock Purchase and Option Plan for Employees of RELTEC Holdings, Inc. and
             Subsidiaries.
     *10.6   1998 Equity Participation Plan of RELTEC Corporation.
      10.7   Amended and Restated Credit Agreement, dated as of September 20, 1996 (the "Amended and Restated Credit
             Agreement"), among RELTEC Holdings, Inc., RELTEC (UK) Limited, various lending institutions and The Chase
             Manhattan Bank, as Agent.
      10.8   Form of DRF ("domestic revolving facility") Note under the Amended and Restated Credit Agreement.
      10.9   Form of MCRF ("multi-currency revolving facility") Note under the Amended and Restated Credit Agreement.
     10.10   Form of Swingline Note under the Amended and Restated Credit Agreement.
     10.11   Amended and Restated Company Pledge Agreement, dated as of September 20, 1996, among RELTEC Holdings,
             Inc. and The Chase Manhattan Bank, as Agent.
     10.12   U.K. Pledge Agreement, dated as of September 20, 1996, among RELTEC (UK) Limited and The Chase Manhattan
             Bank, as Agent.
     10.13   Amended and Restated Subsidiary Pledge Agreement, dated as of September 20, 1996, among RELTEC
             Corporation, RELTEC Foreign Holdings, Inc. and The Chase Manhattan Bannk, as Agent.
     10.14   Amended and Restated Subsidiary Guarantee, dated as of September 20, 1996, among RELTEC Corporation,
             RELTEC Holdings, Inc. and The Chase Manhattan Bank, as Agent.
     *11.1   Statement regarding computation of per share earnings.
      21.1   Subsidiaries of RELTEC Corporation.
      23.1   Consent of Deloitte & Touche LLP regarding the financial statements of RELTEC Corporation.
      23.2   Consent of Grant Thornton LLP regarding the financial statements of Rainford Group plc.
     *23.3   Consent of Latham & Watkins (included in the opinion filed as Exhibit 5.1 hereto).
      24.1   Powers of Attorney (included on the signature page hereto).
      27.1   Financial Data Schedule.

------------------------
*   To be filed by amendment.